                                                               EXECUTION VERSION



                         AGREEMENT AND PLAN OF MERGER*

                                 BY AND AMONG

                          NATIONAL DATA CORPORATION,

                                DUNKIRK, INC.,

                                      AND

                            SOURCE INFORMATICS INC.


                          DATED AS OF AUGUST 20, 1997










-----------------------
*CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM CERTAIN OF THE EXHIBITS TO THIS AGREEMENT AND PLAN OF MERGER. THIS CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 20, 1997, by and among NATIONAL DATA CORPORATION ("NDC"), a Delaware corporation; DUNKIRK, INC. ("Sub"), a Delaware corporation; and SOURCE INFORMATICS INC. ("Source"), a Delaware corporation.


                                   PREAMBLE
                                   --------

     The respective Boards of Directors of Source, Sub and NDC are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Source by NDC pursuant to the merger of Sub with and into Source. At the effective time of such merger, the outstanding shares of the capital stock of Source shall be converted (except as provided herein) into the right to receive cash or shares of the common stock of NDC. As a result, common stockholders of Source shall become stockholders of NDC and Source shall continue to conduct the business and operations of Source as a wholly-owned subsidiary of NDC. The transactions described in this Agreement are subject to the approvals of the stockholders of Source, expiration of the required waiting period under the HSR Act, the consummation of the Stock Purchase Agreement dated as of even date herewith by and among PMSI Database Holdings, Inc. ("Newco"), Pharmaceutical Marketing Services Inc. ("PMSI") and NDC (the "PMSI Agreement," together with the related agreements in connection therewith) and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     Certain terms used in this Agreement are defined in Section 12.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1  MERGER.  Subject to the terms and conditions of this Agreement, at
          ------
the Effective Time, Sub shall be merged with and into Source in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Sections 259 and 261 of the DGCL (the "Merger"). Source shall be the Surviving Corporation resulting from the Merger and shall become a wholly-owned Subsidiary of NDC and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Source, Sub and NDC and by NDC, as the sole stockholder of Sub.

     1.2  TIME AND PLACE OF CLOSING.  The closing of the transactions
          -------------------------
contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree (the "Closing Date"). The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3  EFFECTIVE TIME.  The Merger and other transactions contemplated by
          --------------
this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the stockholders of Source approve this Agreement to the extent such approval is required by applicable Law and (iii) the date on which the stockholders of PMSI approve the PMSI Agreement.



                                   ARTICLE 2
                               TERMS OF MERGER
                               ---------------

     2.1  CHARTER.  The Certificate of Incorporation of Source in effect
          -------
immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2  BYLAWS.  The Bylaws of Source in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3  DIRECTORS AND OFFICERS.  The directors of Sub in office
          ----------------------
immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Source in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     2.4  EFFECT OF STOCKHOLDER APPROVAL.
          ------------------------------

          (a) The adoption of this Agreement by the Stockholders shall constitute ratification of this Agreement, the appointment of the Stockholder Representative in accordance with Section 10.10 and authorization for the Stockholder Representative to execute and deliver the Escrow Agreement on behalf of the Stockholders. Upon such adoption, this Agreement shall constitute the legal, valid and binding obligations of each Stockholder. In addition, upon such adoption and upon execution and delivery of the Escrow Agreement by the Stockholder Representative, the Escrow Agreement shall constitute the legal, valid and binding obligations of each Stockholder.

          (b) The adoption of this Agreement by the holders of Source Preferred Stock shall constitute ratification of this Agreement. Upon such adoption, this Agreement shall constitute the legal, valid and binding obligation of each holder of Source Preferred Stock.


                                   ARTICLE 3
                         MANNER OF CONVERTING SHARES
                         ---------------------------

     3.1  CONVERSION OF SHARES.  Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of NDC, Source, Sub or the stockholders of any of the foregoing:

          (a) Each share of capital stock of NDC issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of Source Common Stock.

          (c) Each share of Source Common Stock (excluding shares held by any Source Entity or any NDC Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in Section 3.7) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive (i) the Common Cash Amount, if any, and that fraction of a share of NDC Common Stock equal to 1,099,716 shares (the "Payment Shares") divided by the total number of shares of Source Common Stock outstanding at the Closing Date (the "Common Base Exchange Ratio"); provided, however, that the Payment Shares shall be first reduced by the Option Shares (as defined in Section 3.1(c)(4) below), and (ii) that fraction of a share of NDC Common Stock equal to 455,840 shares (the "Stock Escrow") divided by the total number of shares of Source Common Stock outstanding at the Closing Date, subject to the provisions of Section 3.2, Article 10 and the Escrow Agreement (the "Common Escrow Exchange Ratio");

          (1) At the Closing Date, the "Common Cash Amount" shall be calculated by dividing $ 31,750,000, the aggregate cash consideration payable by NDC hereunder (the "Aggregate Cash Amount"), less the Preferred Stock Merger Consideration (as defined in Section 3.1(d)) and the Transaction Expenses (as defined in Section 3.1(c)(2) below), by the total number of shares of Source Common Stock outstanding at the Closing Date.

          (2) At the Closing Date, Source shall prepare and deliver to NDC a schedule substantially in the form of Schedule 1 attached hereto (the
                                             ----------
       "Expense Schedule"), indicating the expenses incurred but unpaid as of the Closing Date which are of the type disclosed on Schedule 1 and which
                                                           ----------
       are directly associated with the transaction contemplated by this Agreement, including, without limitation, all expenses incurred in connection with Source's termination of certain employment agreements and an executive pension plan pursuant to Section 7.1(d) hereof (the "Transaction Expenses") ; provided, however, if the sum of the Preferred Stock Merger Consideration and the Transaction Expenses exceed the Aggregate Cash Amount ("Excess Expense"), then the Payment Shares shall be reduced by that number of shares of NDC Common Stock equal to the quotient of (i) the Excess Expense divided by (ii) the Average Closing Price as of the Closing Date.

          (3) If, at the close of trading on the tenth trading day immediately preceding the Closing Date (the "Determination Date"), the Average Closing Price shall be greater than $50.50 (the "Upper Threshold Price"), the "Common Exchange Ratios" (defined to include the Common Base Exchange Ratio and the Common Escrow Exchange Ratio) shall each be adjusted to equal that fraction of a share of NDC Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Common Base Exchange Ratio or the Common Escrow Exchange Ratio, as the case may be, and the Upper Threshold Price by the Average Closing Price at the Determination Date; provided further, that, in the event that the Average Closing Price on the Determination Date shall be less than $37.25 (the "Lower Threshold Price" and, together with the Upper Threshold Price, the "Threshold Prices"), the Common Exchange Ratios may, at the sole discretion of NDC, and in accordance with the provisions of
       Section 11.1(h), each be adjusted to equal that fraction of a share of NDC Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Common Base Exchange Ratio or the Common Escrow Exchange Ratio, as the case may be, and the Lower Threshold Price by the Average Closing Price at the Determination Date.

          (4) At the Closing Date, Source shall have secured the cancellation of all outstanding options and warrants to purchase shares of Source Common Stock and shall provide to NDC a schedule of the number of shares of NDC Common Stock (the "Option Shares") payable to the holders of such options and warrants in consideration of such cancellation.

          (5) Pursuant to the NDC Rights Agreement, each share of NDC Common Stock issued in connection with the Merger upon conversion of Source Common Stock shall be accompanied by a NDC Right.

          (d) Each share of Source Preferred Stock (excluding shares held by any Source Entity or any NDC Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in
   Section 3.7) issued and outstanding
   immediately prior to the Effective Time shall cease to be outstanding and shall be converted and exchanged for the right to receive an amount equal to $11.33, subject to adjustment to equal that amount such holder's shares of Source Preferred Stock would otherwise receive if such holder were redeemed on the Closing Date pursuant to the Designation (such aggregate amount, as adjusted, the "Preferred Stock Merger Consideration").

     3.2  PRELIMINARY BALANCE SHEET.
          -------------------------

          (a) Source will cause to be prepared and delivered to NDC a balance sheet for Source, pro forma giving effect to the Divestiture, as of the most recent month ending more than ten days prior to the Closing Date (the "Preliminary Balance Sheet") and a certificate based on such Preliminary Balance Sheet setting forth Source's calculation of Working Capital, Current Assets and Current Liabilities as of such date ("Estimated Working Capital," "Estimated Current Assets" and "Estimated Current Liabilities," respectively). The Preliminary Balance Sheet shall (w) include the consolidated financial position of Source and the Source Subsidiaries, (x) fairly present the financial position of Source and the Source Subsidiaries as at the close of business on such date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the balance sheet dated March 31, 1997 (the "Source Balance Sheet") previously delivered to NDC, (y) include no material increase in long-term indebtedness, and include line items substantially consistent with those in the Source Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Source Balance Sheet. As used in this Agreement, "Working Capital" shall mean the amount equal to Current Assets less Current Liabilities; "Current Assets" shall mean the amount equal to the sum of cash, accounts receivable (net of any reserves), inventories, prepaid expenses, work-in-process, and any other current assets recognized by GAAP; and "Current Liabilities" shall mean the amount equal to the sum of accounts payable, accrued current liabilities of Source (other than the current portion of capitalized lease obligations), accrued sales commissions (but only as to revenues realized and included in the Source and Source Subsidiaries' statements of income prior to such date), Accrued Bonuses, accrued vacation pay, current portion of long-term indebtedness, pre-billed revenues and any other current liabilities recognized by GAAP, but excluding all Transaction Expenses.

          (b) NDC shall have five (5) business days from the receipt of the Preliminary Balance Sheet and the calculation of Estimated Working Capital, Estimated Current Assets and Estimated Current Liabilities delivered pursuant to
Section 3.2(a) to review such statement and calculations and following such review such shall be final and binding upon the parties hereto.

          (c) If Estimated Current Assets are less than the product of 0.9416 times Estimated Current Liabilities (such amount, the "Estimated Working Capital Adjustment") as of the date of the Preliminary Balance Sheet, the Escrow Shares payable by NDC pursuant to Section 3.1(c) shall be decreased by the number of shares of NDC Common Stock equal to the Estimated Working Capital Adjustment divided by the Average Closing Price as of the Closing Date; provided, however, in the event this reduction of the Escrow Shares exceeds 113,960 shares, the Payment Shares shall then be decreased similarly in an amount equal to such excess.

     3.3  CLOSING BALANCE SHEET.
          ---------------------

          (a) As promptly as practicable, but not later than 30 days after the Closing Date, NDC will cause to be prepared and delivered to the Stockholder Representative a balance sheet, giving effect to the Divestiture, for Source as of the Closing Date (the "Closing Balance Sheet") setting forth NDC's calculation of Working Capital, Current Assets and Current Liabilities as of the Closing Date ("Closing Working Capital," "Closing Current Assets" and "Closing Current Liabilities," respectively). The Closing Balance Sheet shall (w) include the consolidated financial position of Source and the Source Subsidiaries (x) fairly present the consolidated financial position of Source and the Source Subsidiaries as at the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Source Balance Sheet, (y) include no material increase in long term indebtedness, and include line items substantially consistent with those in the Source Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Source Balance Sheet.

          (b) The Closing Balance Sheet and the calculation of Closing Working Capital, Closing Current Assets and Closing Current Liabilities delivered pursuant to Section 3.3(a) shall be deemed final upon the earliest of (i) the date on which NDC and the Stockholder Representative jointly agree that such documents are final, (ii) the 30th day after delivery of such documents pursuant to Section 3.3(a), if the Stockholder Representative has not delivered a notice to expressing disagreement with such calculations and setting forth its calculation of such amount(s), and (iii) the date on which all disputes relating to such statements and calculations between the parties are resolved in accordance with Section 3.3(c). If the Stockholder Representative delivers a notice of disagreement pursuant to this Section 3.3(b) it shall specify those items or amounts as to which it disagrees, and it shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Working Capital delivered pursuant to Section 3.3(a) (except to the extent resolution of the items or amounts to which it expresses disagreement requires conforming changes to other items and amounts contained in the Closing Balance Sheet or the calculation of Closing Working Capital).

          (c) If the Stockholder Representative shall deliver a notice of disagreement pursuant to Section 3.3(b), the Stockholder Representative and NDC shall, during the 30 days following such delivery, use their reasonable efforts to reach agreement on the disputed items or amounts (the "Disputed Amounts"). If, during such period, the Stockholder Representative and NDC are unable to reach such agreement, they shall promptly thereafter cause Price Waterhouse LLP (or if said firm shall be unwilling to act thereunder, such other independent accountants of nationally recognized standing reasonably satisfactory to NDC and the Stockholder Representative), promptly to review this Agreement, the documents delivered pursuant to Section 3.3(a) and any other documents necessary to calculate the Disputed Amounts (including all work papers of the parties used in calculating the Disputed Amounts). In making such calculation, such independent accountants shall act as experts and not arbitrators and shall consider only the Disputed Amounts, solely in accordance with the terms of this Agreement. Such independent accountants shall deliver to the Stockholder Representative and NDC, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the Stockholders and NDC. The cost of such review and report shall be borne by (i) the Stockholders if the difference between Final Working Capital (defined in Section 3.4 below) shown in the independent accountant's calculation and the Stockholder Representative's calculation of Closing Working Capital delivered pursuant to Section 3.3(b) is greater than the difference between Final Working Capital shown in the independent accountant's calculation and NDC's calculation of Closing Working Capital delivered pursuant to Section 3.3(a), (ii) by NDC if the difference between Final Working Capital shown in the independent accountant's calculation and the NDC's calculation of Closing Working Capital delivered pursuant to Section 3.3(a) is greater than the difference between the Final Working Capital Ratio shown in the independent accountant's calculation and the Stockholder Representative's calculation of the Closing Working Capital Ratio delivered pursuant to Section 3.3(b), and (iii) otherwise equally by the Stockholders and NDC.

          (d) The Stockholder Representative and NDC agree that they will, and will cause their respective independent accountants and Source and its Subsidiaries to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Working Capital, Closing Current Assets and Closing Current Liabilities and in the conduct of the reviews referred to in this Section 3.3, including, without limitation, making available, to the extent necessary, relevant books, records, working papers, analyses and schedules, and permitting representatives of the parties to consult with the respective employees, auditors, actuaries, attorneys and agents of Source and its Subsidiaries.

     3.4  ADJUSTMENT OF PURCHASE PRICE.
          ----------------------------

     (a)  Subject to Section 3.4(c) below,

          (i)    If Final Current Assets are less than the product of
0.9416 times Final Current Liabilities (the amount of such shortfall referred to as, the "Final Working Capital Deficit"), the Stockholders shall pay to NDC the amount of the Final Working Capital Deficit as an adjustment to the Purchase Price, out of the Stock Escrow in the manner provided in the Escrow Agreement.

          (ii)   If Final Current Assets are greater than the product of
0.9416 times Final Current Liabilities (the amount of such surplus referred to as, the "Final Working Capital Surplus"), NDC shall pay to the escrow agent, to be held in accordance with the Escrow Agreement, that number of shares of NDC Common Stock equal to the quotient of the Final Working Capital Surplus divided by the Average Closing Price as of the date Final Working Capital is determined.

          (iii) "Final Working Capital" means Closing Working Capital (i) as shown in NDC's calculation delivered pursuant to Section 3.3(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.3(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by NDC and the Stockholder Representative pursuant to Section 3.3(b) or (B) in the absence of such agreement, as shown in the independent accountant's calculation delivered pursuant to Section 3.3(c); provided that, in no event shall Final Working Capital be

(i) more than the Stockholder Representative's calculation of Closing Working Capital delivered pursuant to Section 3.3(b), if any, or (ii) less than the lesser of NDC's calculation of Closing Working Capital delivered pursuant to
Section 3.3(a) or the Stockholder Representative's calculation of Closing Working Capital delivered pursuant to Section 3.3(b), if any.

     (b)  Subject to Section 3.4(c) below,

          (i) If Total Current Assets are less than the product of 0.9975 times Total Current Liabilities (the "Total Working Capital Deficit"), then the Stockholders shall pay to NDC the Current Asset Allocation Amount as a further adjustment to the Purchase Price, out of the Stock Escrow in the manner provided in the Escrow Agreement.

          (ii)   If Total Current Assets are greater than the product of
0.9975 times Total Current Liabilities (the "Total Working Capital Surplus"), then NDC shall pay to the Stockholders pursuant to the instructions of the Stockholder Representative, as a further adjustment to the Purchase Price, that number of shares of NDC Common Stock equal to the quotient of the Current Asset Allocation Amount divided by the Average Closing Price as of the date Final Working Capital is determined.

          (iii) As used herein, "Total Current Assets" shall mean the amount equal to the sum of Final Current Assets in this Agreement and Final Current Assets calculated pursuant to the PMSI Agreement; "Total Current Liabilities" shall mean the amount equal to the sum of Final Current Liabilities in this Agreement and Final Current Liabilities calculated pursuant to the PMSI Agreement; "Current Asset Allocation Amount" shall mean the amount equal to the product of (A) the quotient of Final Current Assets in this Agreement divided by Total Combined Assets multiplied by (B) the Total Working Capital Deficit or Total Working Capital Surplus, as the case may be; and "Total Combined Assets" shall mean the sum of Final Current Assets under this Agreement and Final Current Assets calculated under the PMSI Agreement.

     (c) For purposes of any adjustments to the Purchase Price made pursuant to this Section, the parties shall take into account any adjustment made to the Purchase Price at Closing pursuant to Section 3.2(c) hereof.

     3.5  ANTI-DILUTION PROVISIONS.  In the event NDC changes the number of
          ------------------------
shares of NDC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Common Exchange Ratios shall be proportionately adjusted.

     3.6  SHARES HELD BY SOURCE OR NDC.  Each of the shares of Source Common
          ----------------------------
Stock and Source Preferred Stock held by any Source Entity or by any NDC Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.7  DISSENTING STOCKHOLDERS.  Any holder of shares of Source Common
          -----------------------
Stock or Source Preferred Stock who perfects his dissenters' rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL and surrendered to Source the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Source fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, NDC shall issue and deliver the consideration to which such holder of shares of Source Common Stock or Source Preferred Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Source Common Stock or Source Preferred Stock held by him. If and to the extent required by applicable Law, Source will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting stockholders. Upon satisfaction of all claims of dissenting stockholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation.

     3.8  FRACTIONAL SHARES.  Notwithstanding any other provision of this
          -----------------
Agreement, each holder of shares of Source Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of NDC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of NDC Common Stock multiplied by the market value of one share of NDC Common Stock at the Effective Time. The market value of one share of NDC Common Stock at the Effective Time shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by NDC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.


                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

     4.1  EXCHANGE PROCEDURES.  Promptly after the Effective Time, NDC and
          -------------------
Source shall cause the exchange agent selected by NDC (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of Source Common Stock and Source Preferred Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of Source Common Stock or Source Preferred Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Source Common Stock or Source Preferred Stock represented by Certificates that are not registered in the transfer records of Source, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as NDC and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of Source Common Stock and Source Preferred Stock (other than shares to be canceled pursuant to Section 3.6 or as to which statutory dissenters' rights have been perfected as provided in Section 3.7) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.8, each holder of shares of Source Common Stock and Source Preferred Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificate or Certificates, cash in lieu of any fractional share of NDC Common Stock to which such holder may be otherwise entitled (without interest). NDC shall not be obligated to deliver the consideration to which any former holder of Source Common Stock or Source Preferred Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither NDC, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Source Common Stock or Source Preferred Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Adoption of this Agreement by the stockholders of Source shall constitute ratification of the appointment of the Exchange Agent.

     4.2  RIGHTS OF FORMER SOURCE STOCKHOLDERS.  At the Effective Time, the
          ------------------------------------
stock transfer books of Source shall be closed as to holders of Source Common Stock and Source Preferred Stock immediately prior to the Effective Time and no transfer of Source Common Stock or Source Preferred Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Source Common Stock or Source Preferred Stock (other than shares to be canceled pursuant to Section 3.6) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.8 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Source in respect of such shares of Source Common Stock or Source Preferred Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by NDC on the NDC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of NDC Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of NDC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the NDC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

     4.3  ESCROW AGREEMENT.  In connection with the Closing, NDC and the
          ----------------
Stockholder Representative shall have executed and delivered to the other an escrow agreement (the "Escrow Agreement"), which shall be in the form of Exhibit
1. The Stock Escrow to be paid pursuant to Section 3.1(c) shall be paid to and held by the escrow agent pursuant to the terms of the Escrow Agreement.


                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF SOURCE
                   ----------------------------------------

     Source hereby represents and warrants to NDC as follows:

     5.1  ORGANIZATION, STANDING, AND POWER.  Source is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Source is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect. The minute book and other organizational documents for Source have been made available to NDC for its review and, except as disclosed in Section 5.1 of the Source Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

     5.2  AUTHORITY OF SOURCE; NO BREACH BY AGREEMENT.
          -------------------------------------------

          (a) Source has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Source, subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of Source Common Stock, and the adoption of this Agreement by the holders of a majority of the outstanding shares of Source Preferred Stock, which are the only stockholder votes required for approval of this Agreement and consummation of the Merger by Source. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Source, enforceable against Source in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Source, nor the consummation by Source of the transactions contemplated hereby, nor compliance by Source with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Source's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Source Subsidiary or any resolution adopted by the board of directors or the stockholders of any Source Entity, or (ii) except as disclosed in Section 5.2 of the Source Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Source Entity under, any material Contract or Permit of any Source Entity or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Source Entity or any of their respective material Assets.

          (c) Other than in connection or compliance with the provisions of applicable state corporate and securities Laws and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Source of the Merger and the other transactions contemplated in this Agreement.

     5.3  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of Source consists of (i) 12,000,000 shares of Source Common Stock, of which 5,800,193 shares are issued and outstanding as of the date of this Agreement and not more than 7,010,187 shares, excluding any shares of Source Common Stock issued upon conversion of Source Preferred Stock, will be issued and outstanding at the Effective Time, and (ii) 2,000,000 shares of Source Preferred Stock, 1,041,667 shares of which are issued and outstanding as of the date of this Agreement and not more than 1,041,667 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Source are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of Source has been issued in violation of any preemptive rights of the current or past stockholders of Source.

          (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the Source Disclosure Memorandum, there are no shares of capital stock or other equity securities of Source outstanding and no outstanding Equity Rights relating to the capital stock of Source. Set forth in Section 5.3(b) of the Source Disclosure Memorandum is the name of each of the holders of record of Source Common Stock and Source Preferred Stock and that number of shares of Source Common Stock and Source Preferred Stock, respectively, of which each holder is the owner (the "Scheduled Stockholders"). Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of Source from Source.

     5.4  SOURCE SUBSIDIARIES.  Source has disclosed in Section 5.4 of the
          -------------------
Source Disclosure Memorandum all of the Source Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Source Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Source Disclosure Memorandum, Source or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Source Subsidiary. No capital stock (or other equity interest) of any Source Subsidiary is or may become required to be issued (other than to another Source Entity) by reason of any Equity Rights, and there are no Contracts by which any Source Subsidiary is bound to issue (other than to another Source Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Source Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Source Subsidiary (other than to another Source Entity). There are no Contracts relating to the rights of any Source Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Source Subsidiary. All of the shares of capital stock (or other equity interests) of each Source Subsidiary held by a Source Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Source Entity free and clear of any Lien, except for the pledge by Source of the stock of one of its Subsidiaries to PMSI pursuant to that certain Securities Transfer Agreement, between PMSI and Source, (the "Source Divestiture Agreement"), which pledge will be released at Closing. Except as disclosed in Section 5.4 of the Source Disclosure Memorandum, each Source Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate or other power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Source Subsidiary is duly qualified or licensed to transact business as a foreign corporation or other entity, and in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect. The minute book and other organizational documents for each Source Subsidiary have been made available to NDC for its review, and, except as disclosed in Section 5.4 of the Source Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof. Source has no Subsidiaries other than the Source Subsidiaries and the Source Divestiture Subsidiaries.

     5.5  FINANCIAL STATEMENTS AND PROJECTIONS.
          ------------------------------------

          (a) Each of the Source Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of Source and its Subsidiaries, or Source and the Source Subsidiaries, as the case may be, as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not contain certain financial statement footnotes otherwise required by GAAP in full fiscal year financial statements and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount or effect.

          (b) Each of the Joint Venture Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the pro forma financial position of the Joint Venture as at the respective dates and the combined results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements, except that the unaudited interim financial statements do not contain certain financial statement footnotes otherwise required by GAAP in full fiscal year financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          (c) Set forth in Section 5.5 of the Source Disclosure Memorandum is a true and correct copy of the financial projections prepared by Source with respect to its results of operations, cash flows and capital expenditures through June 30, 1998, including a list of the principal assumptions underlying such projections. Source has prepared the projections in good faith and does not have any reason to believe that the assumptions used in preparing the projections are unrealistic under the circumstances. NDC acknowledges that the assumptions are subject to significant business and competitive uncertainties and are dependent upon future business decisions. Accordingly, the projections cannot be viewed as a guarantee of future performance by Source and no assurance can be given that the actual results of operations of Source will be comparable to those reflected in the projections.

     5.6  ABSENCE OF UNDISCLOSED LIABILITIES.  Neither the Joint Venture nor
          ----------------------------------
any Source Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Source as of March 31, 1997, included in the Source Financial Statements delivered prior to the date of this Agreement, or reflected in the notes thereto or in the Joint Venture Financial Statements or reflected in the notes thereto. No Source Entity has incurred or paid any Liability since March 31, 1997, except for such Liabilities incurred or paid

(i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 5.6 of the Source Disclosure Memorandum, no Source Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person (other than a Source Entity) for any amount in excess of $100,000.

     5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since March 31, 1997, except
          ------------------------------------
as disclosed in the Source Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Source Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect, and (ii) the Source Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Source provided in Article 7.

     5.8  TAX MATTERS.
          -----------

          (a) All Tax Returns required to be filed by or on behalf of any of the Source Entities for periods ended on or before June 30, 1996, have been timely filed or requests for extensions have been timely filed, granted, and have not expired, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination or deficiency or refund Litigation current or pending with respect to any Taxes, except as reserved against in the Source Financial Statements or as disclosed in Section 5.8 of the Source Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Source Entities, except for any such Liens which are not reasonably likely to have a Source Material Adverse Effect.

          (b) None of the Source Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the Source Entities for the period or periods through and including the date of the respective Source Financial Statements that has been made and is reflected on such Source Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of the Source Entities have been provided for in accordance with GAAP.

          (e) Except as disclosed in Section 5.8(e) of the Source Disclosure Memorandum, none of the Source Entities is a party to any Tax allocation or sharing agreement and none of the Source Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Source) or has any Liability for Taxes of any Person (other than Source and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the Source Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply, in all material respects, with all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

          (g) Except as disclosed in Section 5.8 of the Source Disclosure Memorandum, none of the Source Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          (h) The income tax basis of (i) all of the issued and outstanding shares of the Source Divestiture Subsidiaries, in the aggregate, which are being transferred from Source to PMSI pursuant to the Source Divestiture Agreement, and (ii) the shares of capital stock of PMSI which are being transferred from Source to PMSI pursuant to the Source Divestiture Agreement, are disclosed in
Section 5.8 of the Source Disclosure Memorandum.

          (i) The distribution of Source from Walsh International Inc. through a series of transactions described in that certain Master Reorganization Agreement between Walsh International Inc. and Source dated as of April 16, 1996 and effected on or about such date ("spin-off") qualified as a tax free distribution described in Section 355 of the Internal Revenue Code. Without limiting the generality of the foregoing, Source did not at the time of the spin-off have any plans or intentions of further transferring, exchanging or otherwise selling all or any part of the capital stock of Source or the Assets of Source. Source has supplied to NDC accurate and complete copies of all opinions, correspondence, rulings, memoranda and other information regarding the tax consequences of such spin-off.

     5.9  ASSETS.
          ------

          (a) Except as disclosed in Section 5.9 of the Source Disclosure Memorandum or as disclosed or reserved against in the Source Financial Statements delivered prior to the date of this Agreement, and except for the pledge by Source of the stock of one of its Subsidiaries to PMSI pursuant to that certain Source Divestiture Agreement, which pledge will be released at Closing and the pledge by Source of shares of PMSI Common Stock held by Source pursuant to the Source Divestiture Agreement, the Source Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties that are material to the

Joint Venture are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Source's past practices.

          (b) All Assets material to the Joint Venture, that are held under leases or subleases by any of the Source Entities are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (c) None of the Source Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $100,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Source Entity under such policies.

          (d) The Assets of the Joint Venture include, in the aggregate, all Assets required to operate the business of the Joint Venture as presently conducted.

     5.10 INTELLECTUAL PROPERTY.  Section 5.10 of the Source Disclosure
          ---------------------
Memorandum sets forth a complete and accurate list of, and a brief description of all governmental registrations or applications for governmental registrations of, all Intellectual Property owned, used or licensed by or to Source or any Source Entity, which are used in or necessary for the conduct of the Joint Venture's business, except as to which the absence thereof would not have a Source Material Adverse Effect ("Source Intellectual Property"). No Source Entity is in Default under any of its Source Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Source threatened, which challenge the rights of any Source Entity with respect to Source Intellectual Property used, sold or licensed by such Source Entity in the course of its business, nor has any person claimed or alleged any rights to such Source Intellectual Property. The conduct of the business of the Joint Venture does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.10 of the Source Disclosure Memorandum, the Joint Venture is not obligated to pay any recurring royalties to any Person with respect to any such Source Intellectual Property. Except as disclosed in Section 5.10 of the Source Disclosure Memorandum, every officer, director, or employee of any Source Entity is a party to a Contract which requires such officer, director or employee to assign any interest in any Intellectual Property developed while in the employ of Source to a Source Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of the Joint Venture, and, to the Knowledge of Source, no such officer, director or employee is party to any Contract with any Person other than a Source Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a Source Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Source Entity. Except as disclosed in Section 5.10 of the Source Disclosure Memorandum, to the Knowledge of Source, no officer, director or employee of any Source Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Source Entity. Except as disclosed in
Section 5.10 of the Source Disclosure Memorandum, Source has plans to modify its software systems to include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century.

     5.11 ENVIRONMENTAL MATTERS.
          ---------------------

          (a) Each Source Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance in all material respects with all Environmental Laws.

          (b) There is no Litigation pending or, to the Knowledge of Source, threatened before any court, governmental agency, or authority or other forum in which any Source Entity or any of its Operating Properties or Participation Facilities (or Source in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Source Entity or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

          (c) During the period of (i) any Source Entity's ownership or operation of any of their respective current properties, (ii) any Source Entity's participation in the management of any Participation Facility, or (iii) any Source Entity's holding of a security interest in a Operating Property, there have been no material releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) any Source Entity's ownership or operation of any of their respective current properties, (ii) any Source Entity's participation in the management of any Participation Facility, or (iii) any Source Entity's holding of a security interest in a Operating Property, to the Knowledge of Source, there were no material releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property.

     5.12 COMPLIANCE WITH LAWS.  The Joint Venture has in effect all Permits
          --------------------
necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as disclosed in Section 5.12 of the Source Disclosure Memorandum, none of the Source Entities nor the Joint Venture:

          (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

          (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Source Entity or the Joint Venture is not in compliance in any material respect with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any Source Entity or the Joint Venture to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to NDC.

     5.13 LABOR RELATIONS.  No Source Entity is the subject of any Litigation
          ---------------
asserting that it or any other Source Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Source Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Source Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Source Entity, pending or threatened, or to the Knowledge of Source, is there any activity involving any Source Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) Source has disclosed in Section 5.14 of the Source Disclosure Memorandum, and has delivered or made available to NDC prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, which is currently, or within the six (6) years preceding the Closing Date has been, adopted, maintained by, sponsored in whole or in part by, or contributed to by any Source Entity or ERISA Affiliate (including any entity which was an ERISA Affiliate during such six (6) year period) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Source Benefit Plans"). Any of the Source Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Source ERISA Plan." Each Source ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Source Pension Plan." No Source Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All Source Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect. Each Source ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Source is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Source Entity has engaged in a transaction with respect to any Source Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Source Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (c) No Source Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Source Pension Plan, (ii) no change in the actuarial assumptions with respect to any Source Pension Plan, and (iii) no increase in benefits under any Source Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Source Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Source Entity, or the single-employer plan of any entity which is considered one employer with Source under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA. No Source Entity has provided, or is required to provide, security to a Source Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Source Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No Source Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Source Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as disclosed in Section 5.14 of the Source Disclosure Memorandum, no Source Entity has any Liability for retiree health and life benefits under any of the Source Benefit Plans and there are no restrictions on the rights of such Source Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

          (f) Except as disclosed in Section 5.14 of the Source Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Source Entity from any Source Entity under any Source Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Source Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Source Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Source Financial Statements to the extent required by and in accordance with GAAP.

          (h) Neither NDC nor any ERISA Affiliate of NDC shall have any liability or obligation with respect to (i) employment-related liabilities, whether contingent or otherwise, arising out of any individual's employment or working relationship with any ERISA Affiliate of Source or any other entity which participated in or contributed to any Source ERISA Plan other than Source or any Source Subsidiary; or (ii) any benefit plan, program, arrangement or policy maintained or contributed to by any ERISA Affiliate of Source other than Source or any Source Subsidiary.

     5.15 MATERIAL CONTRACTS.  Except as disclosed in Section 5.15 of the
          ------------------
Source Disclosure Memorandum or otherwise reflected in the Source Financial Statements or the Joint Venture Financial Statements, none of the Source Entities, the Joint Venture nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, or retirement Contract, (ii) any Contract relating to the borrowing of money by any Source Entity or the guarantee by any Source Entity or the Joint Venture of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Source Entity or the Joint Venture from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Source Entities, or other Affiliates of Source, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Source Entity or the Joint Venture, (vii) any Contract relating to the purchase or sale of any goods or services, including customer contracts, (viii) consulting Contracts, (ix) and all Contracts referred to in Sections 5.9 and 5.14(a) (other than Contracts in the case of (iv), (v), (vi), (vii), (viii) and (ix), entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $100,000), as of the date of this Agreement (collectively, the "Source Contracts"). With respect to each Source Contract and except as disclosed in Section 5.15 of the Source Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Source Entity nor the Joint Venture is in Default thereunder; (iii) no Source Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to the Knowledge of Source, in Default in any respect or has repudiated or waived any material provision thereunder; (v) there exists no actual, or to the Knowledge of Source, threatened, cancellation, termination, or limitation of, or any amendment, modification, or change to any Contract; (vi) no Source Entity has received formal notice that any party to a Contract will not renew such Contract at the end of its existing term; and (vi) no Source Contract requires consent for assignment in connection with the transactions contemplated by this Agreement. All of the indebtedness of any Source Entity for money borrowed is prepayable at any time by such Source Entity without penalty or premium.

     5.16 LEGAL PROCEEDINGS.  There is no Litigation instituted or pending,
          -----------------
or, to the Knowledge of Source, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Source Entity, or against any director, employee or employee benefit plan of any Source Entity, or against any Asset, interest, or right of any of them or the Joint Venture, that is reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Source Entity or the Joint Venture, that are reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect. Section 5.16 of the Source Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Source Entity is a party and which names a Source Entity as a defendant or cross-defendant or for which any Source Entity or the Joint Venture has any potential Liability.

     5.17 STATEMENTS TRUE AND CORRECT.  None of the information supplied or
          ---------------------------
to be supplied by any Source Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by NDC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Source Entity or any Affiliate thereof for inclusion in any documents to be filed by a Source Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Source Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.18 REGULATORY MATTERS.  No Source Entity or any Affiliate thereof has
          ------------------
taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.19 STATE TAKEOVER LAWS.  Each Source Entity has taken all necessary
          -------------------
action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Section 203 of the DGCL.

     5.20 CHARTER PROVISIONS.  Each Source Entity has taken all action so
          ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any Source Entity or restrict or impair the ability of NDC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Source Entity that may be directly or indirectly acquired or controlled by them.

     5.21 STOCKHOLDERS' VOTING AGREEMENTS.  The holders of 51% or more of
          -------------------------------
Source Preferred Stock have executed and delivered to NDC, as of the date hereof, an agreement in substantially the form of Exhibit 2 (the "Voting Agreements").

     5.22 BOARD RECOMMENDATION.  The Board of Directors of Source, at a
          --------------------
meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Voting Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders and (ii) resolved to recommend that the holders of the shares of Source Common Stock and the holders of Source Preferred Stock adopt this Agreement.


                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF NDC
                    -------------------------------------

     NDC hereby represents and warrants to Source and the Stockholders as follows:

     6.1  ORGANIZATION, STANDING, AND POWER.  NDC is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. NDC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect.

     6.2  AUTHORITY; NO BREACH BY AGREEMENT.
          ---------------------------------

          (a) NDC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of NDC. This Agreement represents a legal, valid, and binding obligation of NDC, enforceable against NDC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by NDC, nor the consummation by NDC of the transactions contemplated hereby, nor compliance by NDC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of NDC's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any NDC Entity under, any Contract or Permit of any NDC Entity, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any NDC Entity or any of their respective material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by NDC of the Merger and the other transactions contemplated in this Agreement.

     6.3  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of NDC consists of (i) 100,000,000 shares of NDC Common Stock, of which 26,629,947 shares are issued and outstanding as of August 18, 1997, and (ii) 1,000,000 shares of NDC Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of NDC Capital Stock are, and all of the shares of NDC Common Stock to be issued in exchange for shares of Source Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of NDC Capital Stock has been, and none of the shares of NDC Common Stock to be issued in exchange for shares of Source Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of NDC.

          (b) Except as set forth in Section 6.3(a), or as provided pursuant to the NDC Rights Agreement, or as disclosed in Section 6.3 of the NDC Disclosure Memorandum, there are no shares of capital stock or other equity securities of NDC outstanding and no outstanding Equity Rights relating to the capital stock of NDC.

     6.4   SEC FILINGS; FINANCIAL STATEMENTS.
           ---------------------------------

           (a) NDC has timely filed and made available to Source all SEC Documents required to be filed by NDC since May 31, 1993 (the "NDC SEC Reports"). The NDC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NDC SEC Reports or necessary in order to make the statements in such NDC SEC Reports, in light of the circumstances under which they were made, not misleading. No NDC Subsidiary is required to file any SEC Documents.

           (b) Each of the NDC Financial Statements (including, in each case, any related notes) contained in the NDC SEC Reports, including any NDC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of NDC and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.5   ABSENCE OF UNDISCLOSED LIABILITIES.  No NDC Entity has any
           ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of NDC as of May 31, 1996 and February 28, 1997, included in the NDC Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No NDC Entity has incurred or paid any Liability since February 28, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.6   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since May 31, 1996, except as
           ------------------------------------
disclosed in the NDC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.6 of the NDC Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect, and (ii) the NDC Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of NDC provided in Article 7.

     6.7   COMPLIANCE WITH LAWS.  Each NDC Entity has in effect all Permits
           --------------------
necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as disclosed in Section 6.7 of the NDC Disclosure Memorandum, none of the NDC Entities:

           (a) is in Default under its Certificate of Incorporation or Bylaws (or other governing instruments); or

           (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business; or

           (c) since May 31, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any NDC Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, or (iii) requiring any NDC Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

     6.8   LEGAL PROCEEDINGS.  There is no Litigation instituted or pending, or,
           -----------------
to the Knowledge of NDC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any NDC Entity, or against any director, employee or employee benefit plan of any NDC Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any NDC Entity, that are reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect.

     6.9   STATEMENTS TRUE AND CORRECT.  None of the information supplied or to
           ---------------------------
be supplied by any NDC Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by NDC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any NDC Entity or any Affiliate thereof for inclusion in any documents to be filed by any NDC Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any NDC Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.10  AUTHORITY OF SUB.  Sub is a corporation duly organized, validly
           ----------------
existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of NDC. The authorized capital stock of Sub shall consist of 1,000 shares of Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by NDC free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). NDC, as the sole stockholder of Sub, has voted prior to the Effective Time the shares of Sub Common Stock in favor of adoption of this Agreement, as and to the extent required by applicable Law.

     6.11  TAX AND REGULATORY MATTERS.  No NDC Entity or any Affiliate thereof
           --------------------------
has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.12  RIGHTS AGREEMENT.  Execution of this Agreement and consummation of
           ----------------
the Merger and the other transactions contemplated by this Agreement will not result in the grant of any rights to any Person under the NDC Rights Agreement (other than as contemplated by Section 3.1) or enable or require the NDC Rights to be exercised, distributed or triggered.


                                   ARTICLE 7
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     7.1   AFFIRMATIVE COVENANTS OF SOURCE.
           -------------------------------

           (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as provided in
   Section 7.1(b) below, unless the prior written consent of NDC shall have been obtained, and except as otherwise expressly contemplated herein, Source shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

           (b) Prior to the Effective Time, Source shall, pursuant to the Source Divestiture Agreement between Source and PMSI the terms and conditions of which will have been approved by NDC, complete the divestiture (the "Divestiture") of (i) its business operated in Europe as of the date of this Agreement (the "European Business"), (ii) all of the shares of PMSI held by Source or any Subsidiary of Source, and (iii) all of the stock of those subsidiaries listed in Section 7.1(b) of the Source Disclosure Memorandum (the "Source Divestiture Subsidiaries"). In connection with the Divestiture, Source shall assign all of its interest in and obligations under any and all Contracts related to the European Business, including but not limited to those listed in Section 7.1(b) of the Source Disclosure Memorandum (the "European Contracts"), to the purchaser of the European Business, and shall obtain a release of all obligations of Source under the European Contracts from the parties thereto. Other than as required under the terms of the Target Divestiture Agreement or in connection with the operation of the European Business in the ordinary course, any matters regarding the conduct, ownership or divestiture of the European Business shall be undertaken only with the advance written consent of NDC, which consent will not be unreasonably withheld.

           (c) Prior to the Effective Time, Source shall amend the designation contained in the Source Certificate of Incorporation relating to the Source Preferred Stock (such designation, as amended, the "Designation") to provide that the holders of Source Preferred Stock shall receive the Preferred Stock Merger Consideration upon consummation of the Merger.

           (d) Prior to Closing, Source shall terminate the employment agreements set forth in Section 5.15(Nos. 1-14) of the Source Disclosure Memorandum and the executive pension plan set forth in Section 5.14(9) of the Source Disclosure Memorandum and shall satisfy any liabilities or obligations arising out of the termination of such. In addition, prior to Closing Source agrees to cause the trademark registrations set forth in Section 5.10 of the Source Disclosure Memorandum, to the extent not already accomplished, to be transferred into the name of Source.

           (e) Prior to Closing, all indebtedness or other obligations or accounts of any kind between a Source Divestiture Subsidiary or PMSI or its Subsidiaries, on the one hand and Source or a Source Subsidiary on the other hand will have satisfied in accordance with Schedule 2 hereto.


     7.2   NEGATIVE COVENANTS OF SOURCE.  From the date of this Agreement until
           ----------------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of NDC shall have been obtained, and except as otherwise expressly contemplated herein, Source covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

           (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of any Source Entity, including the Certificate of Designation for the Source Preferred Stock except for the amendment of the Source Preferred Stock designation provided in Section 7.1(c) above, which may include a provision to postpone any mandatory redemption provisions, or

           (b) except as provided in Section 5.5 of the Source Disclosure Memorandum and the Source Divestiture Agreement for the purposes set forth therein, incur any additional debt obligation, capital lease obligation or other obligation for borrowed money, or make any capital expenditures or impose, or suffer the imposition, on any Asset of any Source Entity or the Joint Venture of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Source Disclosure Memorandum, the pledge by Source of the stock of one of its Subsidiaries to PMSI pursuant to the Source Divestiture Agreement, which pledge will be released at Closing, and the pledge by Source of shares of PMSI Common Stock held by Source pursuant to the Source Divestiture Agreement); or

           (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Source Entity, or declare or pay any dividend or make any other distribution in respect of Source's capital stock, excluding for purposes of this Section 7.2(c) the redemption of Source Preferred Stock pursuant to Section 3.1(d); or

           (d) except as provided for in this Agreement and in the Source Divestiture Agreement, or pursuant to the exercise of stock options or warrants outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Source Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Source Common Stock or Source Preferred Stock or any other capital stock of any Source Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

           (e) adjust, split, combine or reclassify any capital stock of any Source Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Source Common Stock or Source Preferred Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Source Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Source Entity and except for the pledge by Source of the stock of one of its Subsidiaries to PMSI pursuant to the Source Divestiture Agreement, which pledge will be released at Closing) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration (except for the pledge by Source of shares of PMSI Common Stock held by Source pursuant to the Source Divestiture Agreement), excluding for purposes of this Section 7.2(e) the Divestiture; or

           (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Source Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

           (g) grant any increase in compensation or benefits to the employees or officers of any Source Entity, except in accordance with past practice disclosed in Section 7.2(g) of the Source Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Source Disclosure Memorandum; enter into or amend any severance agreements with officers of any Source Entity; or grant any material increase in fees or other increases in compensation or other benefits to directors of any Source Entity except in accordance with past practice disclosed in Section 7.2(g) of the Source Disclosure Memorandum; or

           (h) enter into or amend any employment Contract between any Source Entity and any Person that the Source Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

           (i) adopt any new employee benefit plan of any Source Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Source Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

           (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

           (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Source Entity or the Joint Venture for material money damages or restrictions upon the operations of any Source Entity or the Joint Venture;

           (l) without the prior written consent of NDC, which consent shall not be unreasonably withheld, enter into, modify, amend or terminate any Source Contract and any other material Contract or waive, release, compromise or assign any material rights or claims; or

           (m) amend the Source Divestiture Agreement or, without the prior written consent of NDC, waive any conditions to the closing of the transactions contemplated by the Source Divestiture Agreement.

     7.3   COVENANTS OF NDC.  From the date of this Agreement until the earlier
           ----------------
of the Effective Time or the termination of this Agreement, unless the prior written consent of Source shall have been obtained, and except as otherwise expressly contemplated herein, NDC covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the NDC Common Stock and the business prospects of the NDC Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the NDC Entities' core businesses and goodwill with their respective employees and the communities they serve, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any NDC Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of NDC, desirable in the conduct of the business of NDC and its Subsidiaries, provided that such actions shall not materially delay the Effective Time or materially hinder consummation of the Merger. NDC further covenants and agrees that it will not, without the prior written consent of Source, which consent shall not be unreasonably withheld, amend the Certificate of Incorporation or Bylaws of NDC or, except as expressly contemplated by this Agreement, the NDC Rights Agreement, in each case, in any manner adverse to the holders of Source Common Stock as compared to rights of holders of NDC Common Stock generally as of the date of this Agreement.

     7.4   ADVERSE CHANGES IN CONDITION.  Each Party agrees to give written
           ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect or a NDC Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5   REPORTS.  Each Party and its Subsidiaries shall file all reports
           -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP consistently applied (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                            ADDITIONAL AGREEMENTS
                            ---------------------

     8.1   REGISTRATION STATEMENT; STOCKHOLDER APPROVAL.  As soon as reasonably
           --------------------------------------------
practicable after execution of this Agreement, NDC shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of NDC Common Stock upon consummation of the Merger. Source shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as NDC may reasonably request in connection with such action. Source shall call Stockholders' Meetings for the holders of Source Common Stock and Source Preferred Stock, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon adoption of this Agreement and such other related matters as it deems appropriate. In connection with such Stockholders' Meetings, (i) Source shall prepare and mail a notice of meeting to its stockholders, (ii) Newco and NDC shall furnish to Source all information that Source may reasonably request in preparation of such notice of meeting, (iii) the Board of Directors of Source shall recommend to its stockholders the approval of the matters submitted for approval, subject only to the Board of Directors' legal obligations (if any) as directors of Source, and (iv) the Board of Directors and officers of Source shall use their reasonable efforts to obtain such stockholders' approval. NDC and Source shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2   EXCHANGE LISTING.  NDC shall use its reasonable efforts to list,
           ----------------
prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of NDC Common Stock to be issued to the holders of Source Common Stock pursuant to the Merger, and NDC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

     8.3   APPLICATIONS; ANTITRUST NOTIFICATION.  NDC shall promptly prepare and
           ------------------------------------
file, and Source shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.4   FILINGS WITH STATE OFFICES.  Upon the terms and subject to the
           --------------------------
conditions of this Agreement, Source shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

     8.5   AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms and
           -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6   INVESTIGATION AND CONFIDENTIALITY.
           ---------------------------------

           (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

           (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

           (c) Source shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Source to preserve the confidentiality of the information relating to the Source Entities provided to such Persons and their Affiliates and Representatives.

           (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Source Material Adverse Effect or a NDC Material Adverse Effect, as applicable.

     8.7   PRESS RELEASES.  Prior to the Effective Time, Source and NDC shall
           --------------
consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8   CERTAIN ACTIONS.  Except with respect to this Agreement and the
           ---------------
transactions contemplated hereby, no Source Entity nor any Stockholder nor any Affiliate thereof nor any Representatives thereof retained by any Source Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of Source, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to Source's stockholders under applicable law, no Source Entity, any Stockholder or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Source may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. Each Stockholder and Source shall promptly advise NDC following the receipt of any Acquisition Proposal and the details thereof, and advise NDC of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Each Stockholder and Source shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

     8.9   TAX TREATMENT.  NDC undertakes and agrees to use its reasonable
           -------------
efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10  STATE TAKEOVER LAWS.  Each Source Entity shall take all necessary
           -------------------
steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including Section 203 of the DGCL.

     8.11  CHARTER PROVISIONS.  Each Source Entity shall take all necessary
           ------------------
action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any

Person under the Certificate of Incorporation, Bylaws or other governing instruments of any Source Entity or restrict or impair the ability of NDC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Source Entity that may be directly or indirectly acquired or controlled by them.

     8.12  AGREEMENT OF AFFILIATES.  Source has disclosed in Section 8.12 of
           -----------------------
the Source Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Source for purposes of Rule 145 under the 1933 Act. Source shall use its reasonable efforts to cause each such Person to deliver to NDC not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Source Common Stock or Source Preferred Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of NDC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. NDC shall be entitled to place restrictive legends upon certificates for shares of NDC Common Stock issued to affiliates of Source pursuant to this Agreement to enforce applicable provisions of Law. NDC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of NDC Common Stock by such affiliates.

     8.13  EMPLOYEE BENEFITS AND CONTRACTS.  Following the Effective Time, NDC
           -------------------------------
shall provide generally to officers and employees of the Source Entities employee benefits under employee benefit and welfare plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by the NDC Entities to their similarly situated officers and employees. For purposes of participation, vesting and (except in the case of NDC retirement plans) benefit accrual under NDC's employee benefit plans, the service of the employees of the Source Entities prior to the Effective Time shall be treated as service with a NDC Entity participating in such employee benefit plans. NDC also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the Source Disclosure Memorandum to NDC between any Source Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Source Benefit Plans. If so advised by NDC at least 30 days prior to the Effective Time, Source, on behalf of itself and each Source Entity, shall terminate its participation in the Source Informatics America, PMSI Scott-Levin, and Walsh America Retirement Plan (the "401(k) Plan"), effective no later than the day preceding the Effective Time. The amendment to the 401(k) Plan which effects such termination shall be adopted no later than ten (10) days prior to the Effective Time. Immediately following its adoption, Source shall provide NDC with a copy of such amendment which (i) terminates Source's participation in the plan, (ii) fully vests employees of each Source Entity in their account balances under the 401(k) Plan as of the effective date of the termination; and
(iii) provides for lump sum distributions (which shall be "eligible rollover distributions," within the meaning of Section 402(c)(4) of the Internal Revenue
Code) of the participants' accrued benefits as soon as practicable following Source's or its successor's receipt of a letter from the Internal Revenue Service to the effect that the Source Entities' termination of participation in the 401(k) Plan and the subsequent distribution of the participants' accounts thereunder does not adversely affect the 401(k) Plan's qualified status under Section 401(a) of the Internal Revenue Code. The effectiveness of Source's termination of its participation in the 401(k) Plan may be contingent upon the receipt of such a letter from the IRS. Under no circumstances may an employee of any Source Entity, prior to the receipt of such a determination letter, receive a distribution from the 401(k) Plan on account of Source's termination of its participation in the plan.


     8.14  INDEMNIFICATION.
           ---------------

           (a) Except as set forth in the Waivers, for a period of six years after the Effective Time, NDC shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Source Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Source or, at Source's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time to the fullest extent permitted under Delaware Law and by Source's Certificate of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any NDC Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between NDC and the Indemnified Party.

           (b) NDC shall, or shall cause the Surviving Corporation to, use its reasonable efforts (and Source shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Source's existing directors' and officers' liability insurance policy (provided that NDC may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Source given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither NDC nor the Surviving Corporation shall be obligated to make aggregate premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Source's directors and officers, 150% of the annual premium payments on Source's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NDC shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Prior to the Closing Date, NDC shall provide Source with an estimate of the costs associated with maintaining a directors' and officers' liability insurance policy as discussed above, which estimate shall have been prepared by an independent third party and which amount shall be listed as a Transaction Expense on Schedule 1
                                                                   ----------
hereof.

           (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify NDC thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) NDC or the Surviving Corporation shall have the right to assume the defense thereof and neither NDC nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if NDC or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between NDC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and NDC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that NDC and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction,
(ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) neither NDC nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent; and provided further that neither NDC nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

           (d) If NDC or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of NDC or the Surviving Corporation shall assume the obligations set forth in this
Section 8.14.

           (e) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and its respective heirs and representatives.

     8.15  TRANSACTION EXPENSES.  NDC agrees that it will cause Source to pay
           --------------------
the Transaction Expenses when due and payable.


                                   ARTICLE 9
              CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
              -------------------------------------------------

     9.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY.  The respective obligations
           ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 12.6:

           (A) STOCKHOLDER APPROVAL. The stockholders of Source shall have
               --------------------
     adopted this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The stockholders of Source shall have agreed to terminate, without recourse, the Source Common Stockholders Agreement and the Source Preferred Stockholders Agreement, as applicable, as of the Effective Time.

           (B) REGULATORY APPROVALS.  All Consents of, filings and registrations
               --------------------
with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of NDC would so materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.


           (C) CONSENTS AND APPROVALS. Each Party shall have obtained any and
               ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect or a NDC Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of NDC would so materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

           (D) LEGAL PROCEEDINGS. No court or governmental or regulatory
               -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

           (E) REGISTRATION STATEMENT.  The Registration Statement shall be
               ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of NDC Common Stock issuable pursuant to the Merger shall have been received.

          (F) EXCHANGE LISTING. The shares of NDC Common Stock issuable pursuant
              ----------------
to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

       9.2   CONDITIONS TO OBLIGATIONS OF NDC. The obligations of NDC to perform
             --------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by NDC pursuant to Section 12.6(a):

             (A) REPRESENTATIONS AND WARRANTIES. For purposes of this Section
                 ------------------------------
     9.2(a), the accuracy of the representations and warranties of Source set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 5.18, 5.19, and 5.20 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Source set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Source Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

             (B) PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
                 ---------------------------------------
     agreements and covenants of Source to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

             (C) CERTIFICATES. Source shall have delivered to NDC (i) a
                 ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Source and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Source's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as NDC and its counsel shall request.

             (D) OPINION OF COUNSEL. NDC shall have received an opinion of
                 ------------------
Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to Source, dated as of the Closing, in form reasonably satisfactory to NDC, as to the matters set forth in
Exhibit 4.

             (E) EMPLOYMENT AGREEMENTS. Each of the persons identified in
                 ---------------------
Section 9.2(e) of the Source Disclosure Memorandum shall have executed and delivered to NDC an employment agreement on terms substantially consistent with those set forth on Exhibit 5 (collectively, the "Employment Agreements").

          (F)  NONCOMPETITION AGREEMENTS. Each of the persons identified in
               -------------------------
  Section 9.2(f) of the Source Disclosure Memorandum shall have executed and delivered to NDC a noncompetition agreement in substantially the form of
  Exhibit 6 (collectively, the "Noncompetition Agreements").

          (G)  PMSI AGREEMENT. Each and all of the agreements and covenants of
               --------------
  the parties to the PMSI Agreement to be performed and complied with shall be duly performed and complied with, or duly waived by the appropriate party thereto, prior to or substantially simultaneously with the Effective Time. All conditions to the closing of the transactions contemplated under the PMSI Agreement shall have been satisfied or waived and the consummation of such transactions shall have occurred concurrently with the Closing.

          (H)  ADDITIONAL AGREEMENTS. Each of the following agreements, in the
               ---------------------
  form attached hereto as an Exhibit, with such additions and changes as may be approved by NDC and all parties thereto, shall have been executed and delivered to NDC:


               (i)     Source Europe License Agreement     -     Exhibit 7.
               (ii)    East Asia License Agreement               Exhibit 8
               (ii)    Source Europe Transition Services
                               Agreement                   -     Exhibit 9.
               (iii)    Assignment of Lease for Source
                               property in Newtown, PA     -     Exhibit 10.
               (iv)     Sublease for use of
                               property in Newtown, PA     -     Exhibit 11.
               (v)      Sublease for use of
                               property in Phoenix, AZ     -     Exhibit 12.
               (vi)     SL Services Agreement              -     Exhibit 13.

          (I)  STOCKHOLDER DISSENT. Less than 10% of the holders of Source
               -------------------
  Preferred Stock or Source Common Stock shall have perfected his dissenters' rights pursuant to Section 3.6 hereof and Section 262 of the DGCL.

          (J)  INDEMNIFICATION WAIVERS. Each director and officer of Source
               -----------------------
  shall have executed and delivered to NDC Waivers in substantially the form of
  Exhibit 14 which will provide that such director or officer release their rights of indemnification under the bylaws of Source or Sub or the DGCL or otherwise with respect to claims arising from their acting or failing to act in connection with the Divestiture or with the allocation of consideration to be paid by NDC pursuant to the transactions contemplated by this Agreement and the PMSI Agreement, except and to the extent such is covered by directors' and officers' insurance.

          (K)  EUROPEAN CONTRACT RELEASES. Source shall have been released from
               --------------------------
  any and all obligations under the European Contracts to the reasonable satisfaction of NDC.

          (L)  SOURCE DIVESTITURE AGREEMENT.  Each and all of the agreements and
               ----------------------------
  covenants of the parties to the Source Divestiture Agreement to be performed and complied with shall be duly performed and complied with in all material respects prior to or substantially simultaneous with the Closing. All conditions to the closing of the transactions contemplated under the Source Divestiture Agreement shall have been satisfied or waived and the consummation of such transactions shall have occurred concurrently with the Closing.

          (M)  SOURCE OPTIONS AND WARRANTS.  Source shall have secured the
               ---------------------------
  cancellation of all outstanding options and warrants to purchase shares of Source Common Stock and shall provide to NDC a schedule of the number of Option Shares payable to the holders of such options and warrants in consideration of such cancellation.

     9.3  CONDITIONS TO OBLIGATIONS OF SOURCE.  The obligations of Source to
          -----------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Source pursuant to Section 12.6(b):

          (A)  REPRESENTATIONS AND WARRANTIES. For purposes of this Section
               ------------------------------
  9.3(a), the accuracy of the representations and warranties of NDC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of NDC set forth in Sections 6.3, 6.4 and 6.11 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of NDC set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.4 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a NDC Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (B)  PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
               ---------------------------------------
  agreements and covenants of NDC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (C)  CERTIFICATES. NDC shall have delivered to Source (i) a
               ------------
  certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to NDC and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by NDC's Board of Directors and Sub's Board of Directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Source and its counsel shall request.

          (D)  OPINION OF COUNSEL. Source shall have received an opinion of
               ------------------
  either the General Counsel of NDC or Alston & Bird LLP, counsel to NDC, dated as of the Effective Time, in form reasonably acceptable to Source, as to the matters set forth in Exhibit 15.


                                  ARTICLE 10
                                INDEMNIFICATION
                                ---------------

     10.1  AGREEMENT OF INDEMNITORS TO INDEMNIFY.  Subject to the terms and
           -------------------------------------
conditions of this Article 10, Indemnitors jointly and severally agree to indemnify, defend, and hold harmless Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

          (a) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnitor or Source contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Indemnitors or Source in connection herewith (except that Source shall not be obligated to indemnify NDC for Losses arising out of the termination or cancellation of a Source Contract by a third party prior to Closing; provided that such termination or cancellation was not due to any breach of such Contract by Source), and for purposes of this Section 10.1(a) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect,", and any limitation of such representations and warranties as being "to the knowledge of," or "known to" or words of similar effect, shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof;

          (b) a breach of or failure to perform any covenant or agreement of Indemnitors or Source made in this Agreement;

          (c) any and all Taxes arising out of or associated with the Divestiture, as provided in Section 7.1(b) and determined as provided in
  Section 10.12;

          (d) any and all Taxes arising out of or associated with the matters set forth on Section 5.8(a)(ii) of the Source Disclosure Memorandum to the extent that, after using commercially reasonable efforts, NDC has been unable to collect such amounts from Walsh International Inc. or the customers involved in the transactions resulting in such Taxes; provided that NDC shall not pay such amounts to the applicable governmental authorities without direct assessment, or similar notice, from such authority directing payment thereof; or

          (e) any and all Losses relating to the matter set forth in Section 5.16(2) of the Source Disclosure Memorandum.

     10.2 PROCEDURES FOR INDEMNIFICATION.
          ------------------------------

          (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Stockholder Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 10.3 shall be observed by the Indemnitee and the Stockholder Representative.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Stockholder Representative shall have 30 days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection.
Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Stockholder Representative on behalf of all Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Stockholder Representative and the dispute is not resolved by such Indemnitee and the Stockholder Representative within 15 days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in
Section 10.11.

          (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Stockholder Representative and the Indemnitee or by an arbitration award or by any other final adjudication, such Indemnification Claim shall be paid out of the Stock Escrow pursuant to the provisions of the Escrow Agreement.

     10.3 THIRD PARTY CLAIMS.  The obligations and liabilities of the parties
          ------------------
hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) The Indemnitee shall give the Stockholder Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Stockholder Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Stockholder Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Stockholder Representative demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Stockholder Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Stockholder Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Stockholder Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 10.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. For purposes of this paragraph, the Stockholder Representative shall be deemed to have received notice of the claim specified in Section 5.16(2) of the Source Disclosure Memorandum and to have agreed to assume the defense thereof following the Closing; provided, however, that such claim is still subject to the provisions of Section 10.7 hereof.

          (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Stockholder Representative, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Stockholder Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

          (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article shall be made without the prior written consent by or on behalf of the Stockholder Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Stockholder Representative has not responded within five business days of notice of a proposed settlement. If the Stockholder Representative assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Stockholder Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

          (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     10.4 OTHER RIGHTS AND REMEDIES NOT AFFECTED. The rights of the Indemnitees
          --------------------------------------
under this Article 10 are independent of and in addition to such rights and remedies as the Indemnitees may have at law or in equity or otherwise based upon any inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnitor contained herein or in any certificate, schedule or exhibit furnished by such party in connection herewith, or based upon the failure of an Indemnitor to perform any covenant, agreement or undertaking required by the terms hereof to be performed by such Indemnitor, including without limitation the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.

     10.5 SURVIVAL. Subject to the time limitations set forth in Section 10.6
          --------
below, all representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     10.6 TIME LIMITATIONS.  The Indemnitors will have no liability to the
          ----------------
Indemnitees under or in connection with a breach of any of the representations, warranties, covenants or agreements made or to be performed by the Indemnitors or Source contained in this Agreement unless written notice asserting an Indemnification Claim based thereon is given to the Stockholder Representative prior to August 31, 1999.

     10.7 LIMITATIONS AS TO AMOUNT.
          ------------------------

          (a) Indemnitors shall have no liability with respect to the matters described in Section 10.1 (other than the agreements in Sections 3.2 and 3.4) until the total of all Losses with respect thereto exceeds $200,000 in which event Indemnitors shall be obligated to indemnify the Indemnitees as provided in this Article 10 for all such Losses; provided, however, that each individual claim of $10,000 or less shall not be indemnifiable, and shall not be includable in determining whether the $200,000 threshold has been reached.

          (b) In no event shall the aggregate liability of the Indemnitors under this Article 10 exceed the lesser of (i) the Aggregate Value (as defined in the Escrow Agreement) of the Indemnification Escrow Amount (as defined in the Escrow Agreement), and (ii) $20,000,000.

     10.8 TAX EFFECT AND INSURANCE.  The liability of the Indemnitors with
          ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses or the claims hereunder. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 10.11 of this Agreement.

     10.9  SUBROGATION.  Upon payment in full of any Indemnification Claim,
           -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     10.10 APPOINTMENT OF STOCKHOLDER REPRESENTATIVE.  Each Indemnitor
           -----------------------------------------
constitutes and appoints the Stockholder Representative as his or her true and lawful attorney-in-fact to act for and on behalf of such Indemnitor in all matters relating to or arising out of this Article 10 and the liability or asserted liability of such Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the liability of such Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the liability of such Indemnitor, or the amount of such liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Indemnitor or refusing to accept the same, settling and compromising the liability of such Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Stockholder Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Indemnitor, such Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Stockholder Representative taken and done pursuant to the authority herein granted. Each Indemnitor hereby agrees to indemnify and to save and hold harmless the Stockholder Representative from any liability incurred by the Stockholder Representative based upon or arising out of any act, whether of omission or commission, of the Stockholder Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Stockholder Representative that constitute gross negligence or willful misconduct in the exercise by the Stockholder Representative of the authority herein granted.

     10.11 ARBITRATION.  All disputes arising under this Article 10 (other than
           -----------
claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Stockholder Representative and NDC in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Washington, D.C. as may be specified by the arbitrator (or any place agreed to by the Stockholder Representative, NDC and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 10; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Stockholder Representative or NDC in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

       10.12   DIVESTITURE TAXES.
               -----------------

          (a) For purposes of 10.1(c) above, a "Tax" shall mean any federal, state, local or foreign Tax and shall be determined by assuming (i) that the only net operating loss available to offset income or gain related to the Divestiture is equal to 30% of the combined net operating loss of the Source Entities computed as of the Closing Date (determined by assuming that Tax Returns would have been filed for a period ending on the Closing Date and exclusive of any loss related to the Divestiture), and (ii) that such Tax attributable to the Divestiture is represented by the difference between (x) the Tax liability of Source for a hypothetical reporting period ending on the Closing Date and including the Divestiture computed based on the assumption contained in paragraph (i), and (y) the Tax liability of Source for such a period computed assuming that no taxable income or gain had resulted from the Divestiture.

          (b) Tax Returns for any period including the Divestiture shall be prepared by NDC and subject to review and approval of the Stockholder Representative with respect to the treatment of the Divestiture in the Tax Returns and the determination of the combined net operating loss of the Source Entities.

          (c) The Stockholder Representative and NDC agree to cooperate in a commercially reasonable manner in the preparation and filing of the Tax Returns for Source for any period including the Divestiture such that such Tax Returns shall be filed within the applicable filing deadlines.

                                  ARTICLE 11
                                  TERMINATION
                                  -----------

       11.1    TERMINATION. Notwithstanding any other provision of this
               -----------
Agreement, and notwithstanding the approval of this Agreement by the stockholders of Source, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)  By mutual consent of NDC and Source; or

          (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this

   Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Source Material Adverse Effect or a NDC Material Adverse Effect, as applicable, on the breaching Party; or

          (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Source fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Stockholders' Meeting where such matters were presented to such stockholders for approval and voted upon; or

          (e) By either Party in the event that the Merger shall not have been consummated by January 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
   Section 11.1(e); or

          (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1(e); or

          (g) By NDC, in the event that the Board of Directors of Source shall have failed to reaffirm its approval of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of Source; or

          (h) By Source if the Average Closing Price on the Determination Date of shares of NDC Common Stock shall be less than the Lower Threshold Amount; subject, however, to the following three sentences. If Source elects to refuse to consummate the Merger pursuant to this Section 11.1(h), it shall give written notice thereof to NDC not later than two trading days following the Determination Date. During the five-day period commencing with its receipt of such notice, NDC shall have the option, in its sole discretion, to elect to revise the Common Exchange Ratios to equal that fraction of a share of NDC Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Common Base Exchange Ratio or the Common Escrow Exchange Ratio, as the case may be, and the Lower Threshold Price by the Average Closing Price at the Determination Date. If NDC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Source of such election and the revised Common Exchange Ratios, whereupon the condition to consummation provided in this Section 11.1(h) shall be deemed to be satisfied and this Agreement shall remain in effect in accordance with its terms (except as the Common Exchange Ratios shall have been so modified), and any references in this Agreement to "Common Exchange Ratios" shall thereafter be deemed to refer to the Common Exchange Ratios as adjusted pursuant to this
   Section 11.1(h); or

          (i) By Source in the event that Source has entered into negotiations with a third party in accordance with Sections 8.1 and 8.8 of this Agreement, and pursuant to the continuing fiduciary duties of the Source's Board of Directors as required by applicable Law, Source has entered into a binding Acquisition Proposal with a third party.

     11.2 EFFECT OF TERMINATION. In the event of the termination and abandonment
          ---------------------
of this Agreement pursuant to Section 11.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 11.2 and Article 12 and Section 8.6(b) shall survive any such termination and abandonment, and
(ii) a termination pursuant to Sections 11.1(b), 11.1(c) or 11.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.



                                  ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

     12.1 DEFINITIONS.
          -----------

          (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "ACCRUED BONUSES" shall mean the amount equal to that percentage of budgeted annual bonuses for Source's fiscal year 1998 equal to the ratio of the earnings of Source through the date of calculation to budgeted earnings for the full fiscal year. All budgeted amounts used herein to be as set forth in Schedule 5.5 of the Source Disclosure Memorandum.

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "AMENDED AND RESTATED ALPHA DATABASE LICENSE AGREEMENT" shall mean that certain Amended and Restated Alpha Database License Agreement dated July 1, 1994 by and among Walsh International Holdings Limited and Walsh America Limited and PMSI and all customer, data provider and service contracts, agreements or understandings relating thereto.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "AVERAGE CLOSING PRICE" shall mean the average of the daily closing sales prices of NDC Common Stock as reported on the NYSE Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by NDC) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the date specified.

          "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by Source and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1.

          "CLOSING BALANCE SHEET" shall mean the balance sheet which includes the consolidated financial position of Source and the Source Subsidiaries as of the Closing Date delivered to the Stockholder Representative.

          "CLOSING DATE" shall mean the date on which the Closing occurs.

          "CLOSING WORKING CAPITAL" shall mean the Working Capital determined based on the Closing Balance Sheet.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
   (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Source Material Adverse Effect or a NDC Material Adverse Effect, as applicable.

          "DETERMINATION DATE" shall mean the close of trading on the tenth trading day immediately preceding the Closing Date.

          "DGCL" shall mean the Delaware General Corporation Law.

          "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXHIBITS" 1 through 15, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "FINAL WORKING CAPITAL" shall mean Closing Working Capital (i) as shown in NDC's calculation delivered pursuant to Section 3.3(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.3(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by NDC and the Stockholder Representative pursuant to Section 3.3(b) or (B) in the absence of such agreement, as shown in the independent accountant's calculation delivered pursuant to Section 3.3(c); provided that, in no event shall Final Working Capital be (i) more than the Stockholder Representative's calculation of Closing Working Capital delivered pursuant to Section 3.3(b), if any, or (ii) less than the lesser of NDC's calculation of Closing Working Capital delivered pursuant to Section 3.3(a) or the Stockholder Representatives calculation of Closing Working Capital delivered pursuant to
   Section 3.3(b), if any.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under
   Article 10.

          "INDEMNITEES" shall mean NDC, Source and their respective officers, directors, controlling persons, Affiliates and Representatives.

          "INDEMNITORS" shall mean the Stockholders.

          "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "JOINT VENTURE FINANCIAL STATEMENTS" shall mean a balance sheet of the Joint Venture (including related notes and schedules, if any), and the related statements of income and cash flows for the Joint Venture (including related notes and schedules, if any) for the period ended March 31,1997.

          "JOINT VENTURE" shall mean the combination of the business conducted in the United States by Source and its subsidiaries as of the date of this Agreement and the PMSI Joint Venture Interest.

          "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president or general manager of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

          "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

          "LOSSES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ NATIONAL MARKET" shall mean the Nasdaq National Market, a district tier of The Nasdaq Stock Market operated by The Nasdaq Stock Market, Inc., a wholly-owned subsidiary of the National Association of Securities Dealers Automated Quotations System.

          "NDC CAPITAL STOCK" shall mean, collectively, the NDC Common Stock, the NDC Preferred Stock and any other class or series of capital stock of NDC.

          "NDC COMMON STOCK" shall mean the $0.125 par value common stock of NDC.

          "NDC DISCLOSURE MEMORANDUM" shall mean the written information entitled "National Data Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Source describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made unless such disclosure is reasonably adequate to inform the other party that each matter disclosed would be responsive to another section of disclosure in the Disclosure Memorandum.

          "NDC ENTITIES" shall mean, collectively, NDC and all NDC Subsidiaries.

          "NDC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of NDC as of February 28, 1997, and as of May 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended February 28, 1997, and for each of the three fiscal years ended May 31, 1996, 1995 and 1994, as filed by NDC in SEC Documents, and (ii) the consolidated balance sheets of NDC (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to February 28, 1997.

          "NDC MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of NDC and its Subsidiaries, taken as a whole, or (ii) the ability of NDC to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of NDC (or any of its Subsidiaries) taken with the prior informed written Consent of Source in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with this Agreement on the operating performance of NDC, including expenses incurred by NDC in consummating the transactions contemplated by this Agreement.

          "NDC PREFERRED STOCK" shall mean the $1.00 par value preferred stock of NDC.

          "NDC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated January 18, 1991, between NDC and Wachovia Bank of North Carolina, N.A., as Rights Agent.

          "NDC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the NDC Rights Agreement.

          "NDC SUBSIDIARIES" shall mean the Subsidiaries of NDC and any corporation or other organization acquired as a Subsidiary of NDC in the future and held as a Subsidiary by NDC at the Effective Time.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either Source or NDC, and "PARTIES" shall mean both Source and NDC.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PMSI JOINT VENTURE INTEREST" shall mean all of the rights, benefits, obligations and interests of PMSI under the Amended and Restated Alpha Database License Agreement.

          "PRELIMINARY BALANCE SHEET" shall mean the balance sheet which includes the consolidated financial position of Source and the Source Subsidiaries as of the most recent month ending more than ten days prior to the Closing Date delivered to NDC.

          "PURCHASE PRICE" shall mean the total consideration to be paid to the Stockholders by NDC for the purchase of the Source Common Stock and the Source Preferred Stock, pursuant to Section 3.1 of this Agreement.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by NDC under the 1933 Act with respect to the shares of NDC Common Stock to be issued to the stockholders of Source in connection with the transactions contemplated by this Agreement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NYSE, the NASD, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

          "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SIGNIFICANT SUBSIDIARY" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

          "SOURCE BALANCE SHEET" shall mean the balance sheet which includes the consolidated financial position of Source and the Source Subsidiaries at March 31, 1997.

          "SOURCE COMMON STOCK" shall mean the $0.01 par value common stock of Source.

          "SOURCE DISCLOSURE MEMORANDUM" shall mean the written information entitled "Source Informatics Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to NDC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made unless such disclosure is reasonably adequate to inform the other party that each matter disclosed would be responsive to another section of disclosure in the Disclosure Memorandum.

          "SOURCE ENTITIES" shall mean, collectively, Source and all Source Subsidiaries.

          "SOURCE FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheet (including related notes and schedules, if any) of Source and its Subsidiaries as of June 30, 1996, and the related statement of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal year ended June 30, 1996, and (ii) the consolidated balance sheet of Source and the Source Subsidiaries (including related notes and schedules, if any) as of March 31, 1997, and related statement of income and cash flows (including related notes and schedules, if any) with respect to the nine month period ended March 31, 1997.

          "SOURCE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of the Joint Venture, or (ii) the ability of Source to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of Source (or any of its Subsidiaries) taken with the prior informed written Consent of NDC in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with this Agreement on the operating performance of Source, including expenses incurred by Source in consummating the transactions contemplated by this Agreement.

          "SOURCE PREFERRED STOCK" shall mean the $1.00 par value preferred stock of Source.

          "SOURCE SUBSIDIARIES" shall mean the Subsidiaries of Source, which shall include the Source Subsidiaries described in Section 5.4 and any corporation or other organization acquired as a Subsidiary of Source in the future and held as a Subsidiary by Source at the Effective Time but which exclude the Source Divestiture Subsidiaries.

          "STOCKHOLDER REPRESENTATIVE" shall mean a committee comprised of Messrs. Dennis Turner, Handel Evans and Patrick Welsh.

          "STOCKHOLDERS" shall mean the holders of Source Common Stock.

          "STOCKHOLDERS' MEETINGS" shall mean either or both, as indicated, of the meeting of the holders of Source Common Stock and Source Preferred Stock to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

          "SUB COMMON STOCK" shall mean the $0.01 par value common stock of Sub.

          "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "SURVIVING CORPORATION" shall mean Source as the surviving corporation resulting from the Merger.

          "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

          "THIRD PARTY CLAIM" shall mean any Litigation (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a Person other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

          (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

       Aggregate Cash Amount                   Section 3.1(c)
       Certificates                            Section 4.1
       Closing                                 Section 1.2
       Closing Current Assets                  Section 3.3(a)
       Closing Current Liabilities             Section 3.3(a)
       Closing Date                            Section 1.2
       Common Base Exchange Ratio              Section 3.1(c)
       Common Cash Amount                      Section 3.1(c)
       Common Escrow Exchange Ratio            Section 3.1(c)
       Common Exchange Ratio                   Section 3.1(c)
       Current Asset Allocation                Section 3.4(b)
       Current Assets                          Section 3.2(a)
       Current Liabilities                     Section 3.2(a)
       Disputed Amounts                        Section 3.3(c)
       Divestiture                             Section 7.1(b)
       Effective Time                          Section 1.3
       Employment Agreements                   Section 9.1(k)
       ERISA Affiliate                         Section 5.14(b)
       Escrow Agreement                        Section 4.3
       Estimated Current Assets                Section 3.2(a)
       Estimated Current Liabilities           Section 3.2(a)
       Estimated Working Capital               Section 3.2(a)
       Estimated Working Capital Adjustment    Section 3.2(c)
       European Business                       Section 7.1(b)
       European Contracts                      Section 7.1(b)
       Excess Expense                          Section 3.1(c)
       Exchange Agent                          Section 4.1
       Expense Schedule                        Section 3.1(c)
       Final Working Capital Deficit           Section 3.4(a)
       Final Working Capital Surplus           Section 3.4(a)
       Indemnified Party                       Section 8.14(a)
       Lower Threshold Amount                  Section 3.1(c)
       Maximum Amount                          Section 8.14
       Merger                                  Section 1.1
       NDC SEC Reports                         Section 6.4(a)
       Noncompetition Agreements               Section 9.2(k)
       Option Shares                           Section 3.1(c)

       Payment Shares                          Section 3.1(c)
       Preferred Stock Merger Consideration    Section 3.1(d)
       PMSI Agreement                          Section 3.1(c)
       Scheduled Stockholders                  Section 5.3
       Source Benefit Plans                    Section 5.14
       Source Contracts                        Section 5.15
       Source Divestiture Agreement            Section 5.4
       Source Divestiture Subsidiaries         Section 7.1(b)
       Source ERISA Plan                       Section 5.14
       Source Intellectual Property            Section 5.10
       Source Pension Plan                     Section 5.14
       Stock Escrow                            Section 3.1(c)
       Takeover Laws                           Section 5.19
       Threshold Prices                        Section 3.1(c)
       Total Combined Assets                   Section 3.4(b)
       Total Current Assets                    Section 3.4(b)
       Total Current Liabilities               Section 3.4(b)
       Total Working Capital Deficit           Section 3.4(b)
       Total Working Capital Surplus           Section 3.4(b)
       Transaction Expenses                    Section 3.1(c)
       Upper Threshold Amount                  Section 3.1(c)
       Voting Agreements                       Section 5.21
       Working Capital                         Section 3.2(a)


             (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

       12.2  EXPENSES.
             --------

             (a) Excluding the Transaction Expenses and except as otherwise provided in this Section 12.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the HSR Act.

             (b) Notwithstanding the foregoing,

                 (i) if this Agreement is terminated pursuant to any of Sections 11.1(c) (but only on the basis of failure of the agreement provided in Section 8.1 that Source shall call meetings of the Stockholders of Source for the purpose of voting on the adoption of this Agreement), 11.1(d)(ii) (but only as it relates to approval of Source's stockholders), or

              (ii) if this Agreement is terminated by NDC pursuant to Section 11.1(g), or

              (iii) if this Agreement is terminated by Source pursuant to
   Section 11.1(i),

and the conditions to the obligations of Source hereunder pursuant to Section 9.1, except for the provisions of Section 9.1(a), and Section 9.3(a) and 9.3(b), have been satisfied, then Source shall promptly pay NDC all documented out-of-pocket costs and expenses of NDC, including costs of counsel, investment bankers, actuaries and accountants up to a maximum amount of $750,000.

          (c) In addition to the foregoing, if, this Agreement is terminated pursuant to Section 11.1 (c) (but only on the basis of failure of the agreement provided in Section 8.1 that Source shall call meetings of the Stockholders of Source for the purpose of voting on the adoption of this Agreement) or Section 11.1(d)(ii) (but only with respect to approval of the stockholders of Source), Source shall pay to NDC an amount in cash equal to the sum of $3,000,000, which sum represents compensation for NDC's loss as the result of the transactions contemplated by this Agreement not being consummated.

          (d) In addition to the foregoing, if, after the date of this Agreement and within twelve (12) months following any termination of this Agreement by NDC pursuant to Section 10.1(g) or any termination of this Agreement by Source pursuant to Section 10.1(i) of this Agreement, any third-party shall acquire, merge with, combine with, purchase substantially all of the Assets of, or engage in any other business combination with, or purchase any equity securities involving an acquisition of 50% or more of the voting stock of Source, or enter into any binding agreement to do any of the foregoing (collectively, a "Business Combination"), such third-party that is a party to the business combination shall pay to NDC, as a condition consummation of the Business Combination, an amount in cash equal to $3,000,000, which sum represents additional combination for NDC's loss as a result of the transactions contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts within ten days of demand therefore by NDC, the amount shall be an obligation of Source and shall be paid by Source promptly upon notice to Source by NDC. Notwithstanding the foregoing, the payment required by this Section 12.2(d) will only come due if a third party that was involved in discussions or negotiations with Source on or before the termination of this agreement consummates the Business Combination.

          (e) Nothing contained in this Section 12.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

       12.3  BROKERS AND FINDERS.  Except for Montgomery Securities Corporation
             -------------------
as to Source and except for Lazard Freres & Co. LLC as to NDC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Source or any Stockholder or by NDC, each of Source and the Stockholders and NDC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

       12.4  ENTIRE AGREEMENT.  Except as otherwise expressly provided herein,
             ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 and 8.14.

       12.5  AMENDMENTS.  To the extent permitted by Law, this Agreement may be
             ----------
amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Source Common Stock, there shall be made no amendment that pursuant to Section 251 of the DGCL requires further approval by such stockholders.

       12.6  WAIVERS.
             -------

          (a) Prior to or at the Effective Time, NDC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Source or the Stockholders, to waive or extend the time for the compliance or fulfillment by Source or the Stockholders of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of NDC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of NDC.

          (b) Prior to or at the Effective Time, Source, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by NDC, to waive or extend the time for the compliance or fulfillment by NDC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Source and the Stockholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Source.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

       12.7  ASSIGNMENT.  Except as expressly contemplated hereby, neither this
             ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

       12.8  NOTICES.  All notices or other communications which are required or
             -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

       Source or
       any Stockholder:  Source Informatics Inc.
                         Suite 912
                         45 Rockefeller Plaza
                         New York, New York 10111
                         Telecopy Number:  (212) 841-5760

                         Attention: Mr. Warren Hauser, Esq.

       Copy to Counsel:  Reboul, MacMurray, Hewitt, Maynard & Kristol
                         45 Rockefeller Plaza
                         New York, New York 10111
                         Telecopy Number:  (212) 841-5725

                         Attention: Mr. Robert A. Schwed, Esq.

       NDC:              National Data Corporation
                         National Data Plaza
                         Atlanta, Georgia 30329
                         Telecopy Number:  (404) 728-2990

                         Attention: E. Michael Ingram, Esq.

       Copy to Counsel:  Alston & Bird LLP
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia  30309-3424
                         Telecopy Number:  (404) 881-7777

                         Attention:  B. Harvey Hill, Jr., Esq.

       12.9   GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

       12.10  COUNTERPARTS.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       12.11  CAPTIONS; ARTICLES AND SECTIONS.  The captions contained in this
              -------------------------------
Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

       12.12  INTERPRETATIONS.  Neither this Agreement nor any uncertainty or
              ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

       12.13  ENFORCEMENT OF AGREEMENT.  The Parties hereto agree that
              ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

       12.14  SEVERABILITY.  Any term or provision of this Agreement which is
              ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                              NATIONAL DATA CORPORATION


                              By: /s/ E. Michael Ingram
                              Name: E. Michael Ingram
                              Title: Senior Vice President



                              DUNKIRK, INC.

                              By: /s/ E. Michael Ingram
                              Name: E. Michael Ingram
                              Title: Senior Vice President



                              SOURCE INFORMATICS INC.


                              By: /s/ Warren Hauser
                              Name: Warren Hauser
                              Title: Vice President

                               LIST OF EXHIBITS
                               ----------------


EXHIBIT NUMBER DESCRIPTION
-------------- -----------

     1.        Form of Escrow Agreement.  ((S) 4.3).

     2.        Form of Stockholders' Voting Agreement.  ((S) 5.21).

     3.        Form of agreement of affiliates of Source.  ((S) 8.12).

     4. Matters as to which Reboul, MacMurray, Hewitt, Maynard & Kristol will opine. ((S) 9.2(d)).

    *5.        Terms of Employment Agreements.  ((S) 9.2(f)).

     6.        Form of Noncompetition Agreement.  ((S) 9.2(g)).

    *7.        Form of Source Europe License Agreement.

   **8.        Form of East Asia License Agreement.

     9.        Form of Source Europe Transition Services Agreement.

     10.       Form of Assignment of Lease for Source property in Newtown, PA.

     11.       Form of Sublease for use of property in Newtown, PA.

     12.       Form of Sublease for use of property in Phoenix, AZ.

    *13.       Form of SL Services Agreement.

     14.       Form of Waiver.  ((S) 9.2(k)).

     15.       Matters as to which Alston & Bird LLP will opine.  ((S) 9.3(d)).





-------------------------
 *CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THESE EXHIBITS AND
  FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE
  "COMMISSION").
**EXHIBIT 8 WAS DELETED IN AMENDMENT NO. ONE TO THE AGREEMENT AND PLAN OF
  MERGER.

                                   EXHIBIT 1

                               ESCROW AGREEMENT


   THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of _______, 1997, by and among National Data Corporation, a Delaware corporation ("NDC") and _______________, the representative (the "Stockholder Representative") of the common stockholders of Source Informatics Inc., a Delaware corporation ("Source"), identified on Schedule I hereto (each a "Stockholder" and collectively the "Stockholders").

                              W I T N E S S E T H
                              - - - - - - - - - -

   Dunkirk, Inc. ("Sub") is a wholly owned subsidiary of NDC and each of NDC and Sub is a party to an Agreement and Plan of Merger (the "Merger Agreement") with Source, dated as of August __, 1997, pursuant to which Sub has on this date merged (the "Merger") with and into Source with Source surviving the Merger and becoming a wholly owned subsidiary of NDC. Pursuant to Section 3.1(c) of the Merger Agreement, the Stockholders each received in exchange for each share of Source Common Stock, (i) the Common Cash Amount, if any, and the Payment Shares, and (ii) the contingent right to receive shares of NDC Common Stock.

   Pursuant to the terms of the Merger Agreement, 455,840 shares of NDC Common Stock, decreased by the number of shares of NDC Common Stock equal to the Estimated Working Capital Adjustment divided by the Average Closing Price as of the Closing Date (the "Stock Escrow"), have been distributed to and will be held by the Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement as provided herein.

   The Stockholders have agreed to adjust the purchase price of their shares of Source Common Stock pursuant to Section 3.4 of the Merger Agreement, and to indemnify NDC pursuant to Article 10 of the Merger Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

   1.1 ESCROW AMOUNT.  On this date, NDC has delivered an executed stock
       -------------
certificate in negotiable form representing the Stock Escrow to the Escrow Agent and hereby names the Stockholder Representative the representative of the pro rata interests of the Stockholders in the Stock Escrow. The Escrow Agent acknowledges receipt of the Stock Escrow and agrees to hold and disburse the Stock Escrow for the benefit of NDC and the Stockholders, as the case may be, in accordance with the provisions of this Agreement with the same force and effect as if the Stock Escrow had been delivered by NDC to each Stockholder and subsequently delivered by such Stockholder to the Escrow Agent.

   1.2 STOCKHOLDER PERCENTAGE INTERESTS.  As soon as practicable after receipt
       --------------------------------
of executed transmittal materials from all record holders of Source Common Stock as of the Effective Time, the Escrow Agent shall prepare and deliver to the Stockholder Representative and NDC a schedule, substantially in the form of
Schedule I hereto, showing for each Stockholder (i) the respective percentage interest (the "Percentage Interest") of each such Stockholder in the Stock Escrow, and (ii) the corresponding interest of each Stockholder in the Working Capital Escrow Amount and the Indemnification Escrow Amount (hereinafter the "Stockholder Accounts"), initially expressed in shares of NDC Common Stock, and thereafter, expressed in cash, if any, and shares of NDC Common Stock. Such schedule shall be revised and re-distributed after any sale of Escrow Shares or any distribution of any portion of the Escrow Amount pursuant to this Agreement.

                                   ARTICLE 2
                                  DEFINITIONS

   As used in this Agreement, the following terms shall have the following meanings:

   2.1 "AGGREGATE VALUE" with respect to either the Working Capital Escrow Amount or the Indemnification Escrow Amount, as indicated, shall mean the cash amount, if any, in such escrow and the shares of NDC Common Stock in such escrow, valued at the Average Closing Price as of the date specified.

   2.2 "DISTRIBUTION DATE" shall mean with regard to the Working Capital Escrow Amount, the date that is ninety (90) calendar days from the date of the Effective Time, and with regard to the Indemnification Escrow Amount, August 31, 1999.

   2.3 "ESCROW AMOUNT" shall mean the Indemnification Escrow Amount and the Working Capital Escrow Amount.

   2.4 "ESCROW SHARES" shall mean the Indemnification Shares and the Working Capital Shares.

   2.5 "INDEMNIFICATION ESCROW AMOUNT" shall mean, as of the date of this Agreement, the Indemnification Shares, and from and after the date of this Agreement, in accordance with Article 4 hereof, the cash, if any, from the sale of Indemnification Shares and any remaining Indemnification Shares.

   2.6 "INDEMNIFICATION SHARES" shall mean, as of the date of this Agreement, 341,880 shares of NDC Common Stock included in the Stock Escrow, and from and after the date hereof, in accordance with Article 4 hereof, any Indemnification Shares remaining in escrow.

   2.7 "STOCKHOLDER REPRESENTATIVE" shall mean a committee comprised of Messrs. Dennis Turner, Handel Evans and Patrick Welsh.

   2.8 "WORKING CAPITAL ESCROW AMOUNT" shall mean, as of the date of this Agreement, the Working Capital Shares, and from and after the date of this Agreement, in accordance with Article 4 hereof, the cash, if any, from the sale of Working Capital Shares and any remaining Working Capital Shares.

   2.9 "WORKING CAPITAL SHARES" shall mean, as of the date of this Agreement, 113,960 shares of NDC Common Stock, less any shares paid to NDC as an Estimated Working Capital Adjustment, included in the Stock Escrow, and from and after the date hereof, in accordance with Article 4 hereof, any Working Capital Shares remaining in escrow.

   2.10 Any other capitalized term used herein but not defined herein shall have the same meaning as provided in the Merger Agreement.


                                   ARTICLE 3
                  TERM; DISTRIBUTION OF ESCROW AMOUNT; LIMITS

   3.1 TERM.  The term of this Agreement shall commence at the Effective Time
       ----
and shall terminate at such time as all of the Escrow Amount has been distributed to the Stockholders or NDC pursuant to the terms of this Agreement.

   3.2 ADJUSTMENT OF ESCROW AMOUNT.  The Escrow Amount subject to this Agreement
       ---------------------------
shall be adjusted as follows: If, between the date of this Agreement and the Distribution Date with respect to the Working Capital Escrow Amount, NDC shall be entitled to an adjustment pursuant to Section 3.4 of the Merger Agreement (an "Adjustment Claim"), then NDC shall deliver to the Escrow Agent a notice thereof (a "Notice of Obligation") setting forth the Adjustment Claim amount, and upon receipt of such Notice of Obligation by the Escrow Agent,

       (i) the Escrow Agent shall distribute to NDC from the Escrow Amount an amount in cash, in immediately available funds, equal to such Adjustment Claim, and, if the Escrow Amount does not contain any cash, or contains an amount of cash insufficient to satisfy the Adjustment Claim, then

       (ii) the Escrow Agent shall distribute to NDC from the Escrow Amount that number of shares of NDC Common Stock equal to the quotient (rounded to the next highest whole number) obtained by dividing the amount of the Adjustment Claim not paid in cash pursuant to Section 3.2(i) above, by the Average Closing Price as of the date Final Working Capital is determined pursuant to Section 3.3(b) of the Merger Agreement.

   3.3 DISTRIBUTION OF WORKING CAPITAL ESCROW AMOUNT.  If the adjustment
       ---------------------------------------------
provided for in Section 3.4 of the Merger Agreement is pending as of the Distribution Date with respect to the Working Capital Escrow Amount, the disputed Adjustment Claim (the "Disputed Working Capital Escrow Amount") for purposes of the calculations in the following sentence of this Section 3.3 shall be based on the Closing Balance Sheets prepared by NDC pursuant to Section 3.3(a) of the Merger Agreement and Section 1.3(a) of the PMSI Agreement, and equal to the sum of (i) the Final Working Capital Deficit, and (ii) the Current Asset Allocation Amount. Upon determination of the Disputed Working Capital Escrow Amount in accordance with the preceding sentence, the Escrow Agent shall promptly deliver to the Stockholders a distribution of cash, if any, in immediately available funds, and shares of NDC Common Stock from the Working Capital Escrow Amount, equal to the difference between the Aggregate Value as of the Distribution Date of the Working Capital Escrow Amount and the aggregate Disputed Working Capital Escrow Amount with respect to the pending Adjustment Claim (the "Undisputed Working Capital Escrow Amount"), and such amount shall be paid to the respective Stockholders in accordance with their respective Percentage Interests. Any delivery of NDC Common Stock to Stockholders shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Stockholders. Upon the final resolution as agreed by NDC and the Stockholder Representative in writing of the amount of the Adjustment Claim (the "Final Claim Amount") for which a Disputed Working Capital Escrow Amount was retained in escrow after the Distribution Date, the Escrow Agent shall promptly distribute to NDC an amount in cash, if any, in immediately available funds, and shares of NDC Common Stock from the Escrow Amount with an Aggregate Value as of the date of final resolution equal to the Final Claim Amount and shall deliver any remaining Disputed Working Capital Escrow Amount to the Stockholders in accordance with their respective Percentage Interests.

       3.4 ADJUSTMENT OF INDEMNIFICATION ESCROW AMOUNT.  The Indemnification
           -------------------------------------------
Escrow Amount subject to this Agreement shall be adjusted from time to time, as follows: If, between the date of this Agreement and the Distribution Date with respect to the Indemnification Escrow Amount, NDC shall be entitled to be indemnified pursuant to an Indemnification Claim under Article 10 of the Merger Agreement, then NDC shall deliver to the Escrow Agent a Notice of Obligation setting forth the amount of the Indemnification Claim, and upon receipt of such Notice of Obligation by the Escrow Agent,

       (i) the Escrow Agent shall distribute to NDC from the Indemnification Escrow Amount an amount in cash, in immediately available funds, equal to such Indemnification Claim; provided that such distribution of cash from the Indemnification Escrow Amount shall be distributed in equal proportions from each Stockholder Account, and provided further that the Escrow Agent shall have the authority to sell shares of NDC Common Stock in any Stockholder Account in order to satisfy such proportional distribution requirement; and, if the Indemnification Escrow Amount does not contain any cash, or contains an amount of cash insufficient to satisfy the Indemnification Claim, then

       (ii) the Escrow Agent shall distribute to NDC from the Indemnification Escrow Amount that number of shares of NDC Common Stock equal to the quotient (rounded to the next highest whole number) obtained by dividing the amount of the Losses asserted in the Indemnification Claim and not paid in cash pursuant to Section 3.4(i) above, by the Average Closing Price as of the date of the Notice of Obligation.

   3.5 DISTRIBUTION OF INDEMNIFICATION ESCROW AMOUNT.  If there are
       ---------------------------------------------
Indemnification Claims pending as of the Distribution Date with respect to the Indemnification Escrow Amount, the amount of Losses under such disputed Indemnification Claims (the "Disputed Indemnification Escrow Amount") for purposes of the calculations in the following sentence of this Section 3.5 shall be as decided in writing by NDC and the Stockholder Representative; provided, that if NDC and the Stockholder Representative are not able to agree on the Disputed Indemnification Escrow Amount by such Distribution Date, the Disputed Indemnification Escrow Amount shall be the amount claimed by NDC in its notice of Indemnification Claim. Upon determination of the Disputed Indemnification Escrow Amount in accordance with the preceding sentence, the Escrow Agent shall promptly deliver to the Stockholders a distribution of cash, if any, in immediately available funds, and shares of NDC Common Stock from the Indemnification Escrow Amount, equal to the difference between the Aggregate Value as of the Distribution Date of the Indemnification Escrow Amount and the Disputed Indemnification Escrow Amount (the "Undisputed Indemnification Escrow Amount"), and such amount shall be paid to the respective Stockholders in accordance with their respective Percentage Interests. Any delivery of NDC Common Stock to Stockholders shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Stockholders. Upon the final resolution as agreed by NDC and the Stockholder Representative in writing of the amount of the Losses under Indemnification Claims pending as of the Distribution Date with respect to the Indemnification Escrow Amount (the "Final Indemnification Claim") for which a Disputed Indemnification Escrow Amount was retained in escrow, the Escrow Agent shall promptly distribute to NDC an amount in cash, if any, in immediately available funds, and shares of NDC Common Stock from the Indemnification Escrow Amount with an Aggregate Value as of the date of final resolution equal to the Final Indemnification Claim and shall deliver any remaining Disputed Indemnification Escrow Amount to the Stockholders in accordance with their respective Percentage Interests.

     3.6  EFFECT OF FINAL DELIVERY.  This Agreement shall continue in full force
          ------------------------
and effect until the Escrow Agent has distributed all of the Escrow Amount pursuant to the terms hereof. After all of the Escrow Amount has been distributed, all rights, duties and obligations of the respective parties hereunder shall terminate.

                                   ARTICLE 4
                            SALE OF ESCROW SHARES;
                           ESCROW STOCK CERTIFICATES

     4.1  SALE OF ESCROW SHARES.  The Stockholder Representative, or the
          ---------------------
Stockholders with respect to their individual Stockholder Accounts and acting through the Stockholder Representative, may direct the Escrow Agent to sell, from time to time, any or all of the Escrow Shares at such prices as are commercially reasonable at the time of sale. On a monthly basis, the Escrow Agent shall provide the Stockholder Representative and NDC with a sales report detailing the number of Escrow Shares sold, the date of sale, the aggregate sales price, any associated brokerage fees or expenses, any and all other expenses, and such other information as the Stockholder Representative or NDC shall reasonably request, and shall provide the Stockholder Representative and NDC with a revised schedule as provided in Section 1.2 hereof. The proceeds of such sale or sales, net of any underwriting commissions or brokers fees and all other expenses of sale, shall be applied as follows:

          (i) Any and all cash proceeds from the sale of Working Capital Shares shall remain in escrow as part of the Working Capital Escrow Amount and subject to the provisions of this Agreement, except that at the end of each calendar month, if the Aggregate Value of the Working Capital Escrow Amount exceeds 133% of the Aggregate Value of the Escrow Shares as of the date of this Agreement (the "Surplus Working Capital Escrow Amount"), the Escrow Agent shall distribute to the Stockholders that amount in cash or shares of NDC Common Stock equal to their respective Percentage Interest in the Surplus Working Capital Escrow Amount; and

          (ii) Any and all cash proceeds from a sale of Indemnification Shares shall remain in escrow as part of the Indemnification Escrow Amount and subject to the provisions of this Agreement, except that at the end of each calendar month, if the Aggregate Value of the Indemnification Escrow Amount exceeds $20,000,000 (the "Surplus Indemnification Escrow Amount"), the Escrow Agent shall distribute to the Stockholders that amount in cash or shares of NDC Common Stock equal to their respective Percentage Interests in the Surplus Indemnification Escrow Amount.

     4.2  METHOD OF DISTRIBUTION OF SHARES.  If a registration statement is
          --------------------------------
required by applicable law, the Escrow Shares may be distributed by the Escrow Agent pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended (the "Act") or any state securities laws, or in the alternative, the Escrow Shares may be distributed under any applicable exemption from the Act or such laws, in the sole discretion of the Escrow Agent, but in all instances the Escrow Shares shall be distributed in compliance with the Act and applicable state securities laws. NDC hereby agrees, if requested by the Escrow Agent, to file or prepare such statements, forms or registrations to satisfy any exemption from the Act or any state securities laws.

     4.3  NEW CERTIFICATES.  The Escrow Agent may at any time request NDC to
          ----------------
issue new certificates representing the Stock Escrow in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.


                                   ARTICLE 5
                           DIVIDENDS; VOTING RIGHTS;
                          INVESTMENT OF CASH AMOUNTS

     5.1  CASH DIVIDENDS; VOTING RIGHTS.  Any and all cash dividends or other
          -----------------------------
cash income with respect to Escrow Amount shall be paid into and remain in the Escrow Amount and shall be available for purposes of adjustments or distributions pursuant to Section 3 hereof. Each Stockholder shall have the right to direct the Escrow Agent in writing as to the exercise of voting rights with respect to shares in the Stock Escrow held by the Escrow Agent on behalf of such Stockholder, and the Escrow Agent shall comply with any such directions if received in a timely manner. In the absence of such directions, the Escrow Agent shall not vote any such shares in the Stock Escrow.

     5.2  STOCK SPLITS; STOCK DIVIDENDS.  In the event of any stock split or
          -----------------------------
stock dividend with respect to NDC Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Stock Escrow shall be added to the Stock Escrow and any other references herein to a specific number of shares of NDC Common Stock or references herein to prices for or the fair market value of NDC Common Stock shall be adjusted accordingly.

     5.3  INVESTMENT OF ESCROW FUNDS.  The Escrow Agent shall invest the cash
          --------------------------
amount, if any, included in the Escrow Amount as directed by the Stockholder Representative or the Stockholders, provided that should the Stockholder Representative or the Stockholders fail to so direct the Escrow Agent, NDC shall be authorized to so direct the Escrow Agent, and, provided further that such investments shall be limited to (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rates of the highest qualify by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill Inc. ("S&P"), and (iv) certificates of deposit issued by a commercial bank (which may be the Escrow Agent or any affiliate of the Escrow Agent) whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of 90 days, or a money market fund that invests exclusively in said investments. The Escrow Agent shall have no liability or responsibility for loss of interest or any penalties which are imposed because of early withdrawal of the securities or certificates in which any cash portion of the Escrow Amount may be invested and the Escrow Agent is hereby authorized to make such early withdrawal if necessary to make a distribution from the Escrow Amount in accordance with this Agreement.

                                   ARTICLE 6
                               THE ESCROW AGENT

     6.1  LIABILITY.  The Escrow Agent, in its capacity as Escrow Agent, or any
          ---------
successor Escrow Agent, shall be liable only to hold the Escrow Amount and to deliver the same to the persons named herein in accordance with the provisions of this Agreement. By acceptance of this Escrow Agreement, the Escrow Agent, in its capacity as Escrow Agent, or any successor Escrow Agent, is acting in the capacity of a depository only, and shall not be liable or responsible for any damages, losses or expenses unless such damages, losses or expenses shall be caused by the gross negligence or malfeasance of the Escrow Agent or any successor Escrow Agent. Neither the Escrow Agent, in its capacity as Escrow Agent, nor any successor Escrow Agent, shall incur any liability with respect to
(i) any action taken or omitted in good faith upon the advice of its counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity, or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein, provided that the Escrow Agent shall in good faith believe such instrument to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Agreement. In the event of any disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing the Escrow Agent shall not become liable to the parties, or to any other person, due to its failure to comply with any such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until all of the rights of the adverse claimants have been either fully resolved among themselves, arbitrated to a final award, or finally adjudicated by a court having jurisdiction over the dispute. The Escrow Agent shall be held harmless and indemnified by the parties hereto in connection with any claims against it in connection with its service as escrow agent hereunder. Any action requested to be taken by the Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement in writing of the Stockholder Representative, NDC and any successor Escrow Agent.

     6.3  SUCCESSOR.  The Escrow Agent, with the prior written consent of the
          ---------
Stockholder Representative, may by written instrument designate a bank or trust company to act as successor Escrow Agent. Any such successor Escrow Agent must agree to be and shall be bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent under, this Agreement.

     6.4  EXPENSES.  Compensation for the normal services of the Escrow Agent or
          --------
any successor Escrow Agent, if any, shall be borne by the Stockholders and NDC equally and, with regard to the Stockholders obligations, shall be deducted from the Escrow Amount. The Escrow Agent and any successor Escrow Agent shall be reimbursed for any reasonable expenses, including the actual out-of-pocket cost of outside legal services should the Escrow Agent deem it necessary in its reasonable discretion to retain an outside attorney, and NDC and the Stockholders shall share equally the reimbursement of such expenses of such Escrow Agent, except that (a) if NDC is unsuccessful in any litigation relating to such Escrow Agent, then the fees and expenses of such Escrow Agent in connection therewith shall be paid by NDC, or (b) should the Stockholders be the unsuccessful party in any such litigation, then the Stockholders will bear the fees and expenses of such Escrow Agent in connection therewith. The Escrow Agent and any successor Escrow Agent shall not be liable for any action taken in good faith in accordance with the advice of an attorney.


                                   ARTICLE 7
                          STOCKHOLDER REPRESENTATIVE

     7.1  POWER AND AUTHORITY.  The adoption of the Merger Agreement by the
          -------------------
Stockholders shall constitute ratification of this Escrow Agreement, and the Stockholder Representative shall have full power and authority to represent the Stockholders and their successors with respect to all matters arising under this Agreement, and all action taken by the Stockholder Representative hereunder shall be binding upon such Stockholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority, on behalf of all the Stockholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any Adjustment Claim or Indemnification Claim, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto.

     7.2  RESIGNATION; SUCCESSORS.  The Stockholder Representative, or any
          -----------------------
successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Stockholder Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Stockholder Representative, a successor shall be named from among the Stockholders by a majority of the members of the Board of Directors of Source who served on such board prior to the Merger. Each such successor Stockholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Stockholder Representative, and the term "Stockholder Representative" as used herein shall be deemed to include such successor Stockholder Representative.

     7.3  INDEMNIFICATION OF STOCKHOLDER REPRESENTATIVE.  NDC shall indemnify
          ---------------------------------------------
and hold harmless the Stockholder Representative from and against any loss, expense or liability incurred in connection with the performance of his duties hereunder, including the advancement of expenses incurred in connection with investigating or defending any claim or action.


                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1  TRANSFERABILITY.  A Stockholder may not transfer any interest in the
          ---------------
Escrow Amount or any other right under this Escrow Agreement to any other party, except that upon written notice from the legal representative of the estate of a deceased Stockholder to the Escrow Agent, the rights of such Stockholder under this Escrow Agreement shall be transferred to the estate of such Stockholder, and subsequently to any beneficiary thereof, in the event of the Stockholder's death; provided, however, that any such beneficiary or the legal representative of any such estate shall be bound by the provisions of this Escrow Agreement without taking any further action. The Escrow Agent shall be entitled to treat the legal representative of the estate of such Stockholder, and subsequently any beneficiary thereof, as the absolute owner of the rights of such Stockholder under this Escrow Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Stockholder or such beneficiary in accordance with the terms of this Escrow Agreement. The contingent right to receive Escrow Amount shall not be transferable by the Stockholders otherwise than by will or by the laws of descent and distribution.

     8.2  NOTICES.  Each party shall keep each of the other parties hereto
          -------
advised in writing of all transactions pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows, or if sent by facsimile to the facsimile numbers identified below:

     If to NDC:

          National Data Corporation
          National Data Plaza
          Atlanta, Georgia 30329
          Attn: E. Michael Ingram
          Telecopy: (404) 728-2990

     with a copy to:

          Alston & Bird LLP
          One Atlantic Center
          1201 West Peachtree Street
          Atlanta, Georgia 30309-3424
          Attn: B. Harvey Hill, Jr.
          Telecopy: (404) 881-7777

     If to the Stockholders or the Stockholder Representative:

          ________________
          ________________
          ________________
          Telecopy: (___) ___-____

     with a copy to:

          ________________
          ________________
          ________________
          ________________
          Attn:  ___________
          Telecopy: (___) ___-____

     If to the Escrow Agent:

          Escrow Agent
          ______________
          ________, ______  ____
          Attn:  ___________
          Telecopy: (___) ___-____

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     8.3  CONSTRUCTION.  This Agreement shall be governed by and construed in
          ------------
accordance with the laws of the State of Delaware, without regard to any applicable conflicts of laws.

     8.4  BINDING EFFECT.  This Agreement shall inure to the benefit of and be
          --------------
binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     8.5  SEPARABILITY.  If any provision or section of this Agreement is
          ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain unenforceable in accordance with their terms.

     8.6  HEADINGS.  The headings and subheadings contained in this Agreement
          --------
are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     8.7  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.8  AMENDMENTS.  This Agreement may be amended from time to time but only
          ----------
by written agreement signed by all of the parties hereto.

     8.9  THIRD PARTY BENEFICIARIES.  Each Subsidiary of NDC and each of the
          -------------------------
directors, officers and employees of NDC and each of its Subsidiaries are expressly intended to be third party beneficiaries of the indemnities and obligations of the Stockholders as if they were parties to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

                               NATIONAL DATA CORPORATION


                               By:____________________


                               ESCROW AGENT


                               By:____________________


                               STOCKHOLDER REPRESENTATIVE


                               _____________________(SEAL)

                                  SCHEDULE I
                              TO ESCROW AGREEMENT

                              COMMON STOCKHOLDERS

                                                          STOCKHOLDER ACCOUNTS
                                                          --------------------
                    SHARES OF                     WORKING CAPITAL       INDEMNIFICATION
                     SOURCE                           ESCROW                ESCROW
                                                      ------                ------
                  COMMON STOCK    PERCENTAGE
NAME                 OWNED         INTEREST     CASH       SHARES     CASH       SHARES
----                 -----         --------     ----       ------     ----       ------

                                   EXHIBIT 2

                         STOCKHOLDER VOTING AGREEMENT
                         ----------------------------


     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of August 20, 1997, by and among National Data Corporation, a Delaware corporation ("NDC"), Source Informatics Inc., a Delaware corporation ("Source"), and the undersigned (the "Stockholders").

     WHEREAS, the Stockholders desire that NDC, Dunkirk, Inc., a wholly owned subsidiary of NDC ("Sub"), and Source enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Sub with and into Source (the "Merger"); and

     WHEREAS, the Stockholders and Source are executing this Agreement as an inducement to NDC to enter into and execute, and to cause Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by NDC and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. Each Stockholder represents and warrants to NDC as follows:

          (a) The Stockholder is the record and beneficial owner of the number of shares (such "Stockholder's Shares") of preferred stock, $1.00 par value, of Source ("Source Preferred Stock") set forth below such Stockholder's name on the signature page hereof. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

          (b) Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's shares.

          (c) The Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, security interests, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          (e) The Stockholder understands and acknowledges that NDC is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by NDC and Sub.

     2. Voting Agreements. Each Stockholder agrees with, and covenants to, NDC as follows:

          (a) At any meeting of stockholders of Source called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Stockholders' Meeting"), the Stockholder shall vote (or cause to be voted) the Stockholder's Shares in favor of the Merger, the execution and delivery by Source of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended or waived to in any manner (A) affect the rights of the Stockholders or their representatives or increase the Stockholders' obligations thereunder, or (B) increase the consideration payable to the holders of Source Common Stock, without the prior written consent of the Stockholders.

          (b) At any meeting of stockholders of Source or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Source or (ii) any amendment of Source's Certificate of Incorporation or Bylaws or other proposal or transaction involving Source or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

          3. Covenants. Each Stockholder agrees with, and covenants to, NDC that such Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement, or (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares; provided, that the Stockholder may transfer (as defined above) any of the Stockholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Stockholder" hereunder.

     4.   Grant of Irrevocable Proxy; Appointment of Proxy.

          (a) Each Stockholder hereby irrevocably grants to, and appoints, NDC and Robert A. Yellowlees, President of NDC, and M. P. Stephenson, Chief Financial Officer of NDC, in their respective capacities as officers of NDC, and any individual who shall hereafter succeed to any such office of NDC, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended or waived to in any manner (i) affect the rights of the Stockholders or their representatives or increase the Stockholders' obligations thereunder, or (ii) increase the consideration payable to the holders of Source Common Stock, without the prior written consent of the Stockholders, and (ii) against any Competing Transaction.

          (b) Each Stockholder represents that any proxies heretofore given in respect of the Stockholder's shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Source affecting the Source Preferred Stock, or the acquisition of additional shares of Source Preferred Stock or other voting securities of Source by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Source Preferred Stock or other voting securities of Source issued to or acquired by the Stockholder, excluding any shares of Source Common Stock that may be issued to or acquired by the Stockholder.

     6. Stop Transfer; Legends. Source agrees with, and covenants to, NDC that Source shall not register the transfer of any certificate representing any of the Stockholder's Shares, unless such transfer is made to NDC or Sub or otherwise in compliance with this Agreement.

     7. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required regulatory approvals.

     8. Further Assurances. Each Stockholder shall, upon request of NDC, execute and deliver any additional documents and take such further actions as may reasonably be deemed by NDC to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in NDC and the other irrevocable proxies described therein at the expense of NDC.

     9. Termination. This Agreement, and all rights and obligations of the parties hereunder; shall terminate, and the proxy granted under paragraph 4 shall expire, upon the first to occur of (x) the Effective Time of the Merger,
(y) the date upon which the Merger Agreement is terminated in accordance with its terms, (z) the termination of an agreement, if any, similar to this Agreement entered into by the holders of the Source Common Stock, or (aa) December 15, 1997.

     10.  Miscellaneous.

          (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to NDC, to the address provided in the Merger Agreement; and (ii) if to a Stockholder; to its address shown below its signature on the last page hereof.

          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

          (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3(a). Any assignment in violation of the foregoing shall be void.

          (h) Each Stockholder agrees that irreparable damage would occur and that NDC would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that NDC shall be entitled to an injunction or injunctions to prevent breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

                           NATIONAL DATA CORPORATION


                           By: /s/ E. Michael Ingram
                                 Senior Vice President


                           SOURCE INFORMATICS INC.


                           By: /s/ Warren Hauser
                                 Vice President



                           STOCKHOLDER:

                           _____________________________________
                           Name:________________________________
                           Address:_____________________________
                                   _____________________________
                           Number of Shares
                           Beneficially Owned:__________________

                                   EXHIBIT 3

                              AFFILIATE AGREEMENT
                              -------------------


National Data Corporation
National Data Plaza
Atlanta, Georgia 30329

Attention: E. Michael Ingram
           General Counsel

Gentlemen:

     The undersigned is a stockholder of Source Informatics Inc. ("Source"), a corporation organized and existing under the laws of the State of Delaware, and will become a stockholder of National Data Corporation ("NDC"), a corporation organized and existing under the laws of the State of Delaware, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of August 19, 1997 (the "Agreement"), by and among NDC, Dunkirk, Inc. ("Sub") and Source. Under the terms of the Agreement, Sub will be merged into and with Source (the "Merger"), and the shares of the $0.01 par value common stock of Source ("Source Common Stock") will be converted into and exchanged for cash and shares of the $0.125 par value common stock of NDC ("NDC Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and NDC regarding certain rights and obligations of the undersigned in connection with the shares of NDC to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and NDC hereby agree as follows:

     1.   Affiliate Status.  The undersigned understands and agrees that as to
          ----------------
Source he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2.   Covenants and Warranties of Undersigned.  The undersigned represents,
          ---------------------------------------
warrants and agrees that:

          (a) The NDC Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

          (b) NDC has informed the undersigned that any distribution by the undersigned of NDC Common Stock has not been registered under the 1933 Act and that shares of NDC Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned
                                                         ---------------
     understands that NDC is under no obligation to file a registration
     ------------------------------------------------------------------
     statement with the SEC covering the disposition of the undersigned's shares
     ---------------------------------------------------------------------------
     of NDC Common Stock or to take any other action necessary to make
     -----------------------------------------------------------------
     compliance with an exemption from such registration available.
     -------------------------------------------------------------

          (c) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 7 hereof to, have all shares of Source Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

     3.   Restrictions on Transfer.  The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of NDC Common Stock received by the undersigned pursuant to the Merger will be given to NDC's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of NDC) or (ii)
                                           ---
     Rule 144 (in the case of shares issued to an individual who is an affiliate of NDC) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for NDC that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing NDC securities issued subsequent to the original issuance of the NDC Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the NDC Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the NDC Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), NDC will cause the certificates representing the shares of NDC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by NDC of an opinion of its counsel to the effect that such legend may be removed.

     4.   Understanding of Restrictions on Dispositions.  The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of NDC Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Source.

     5.   Filing of Reports by NDC.  NDC agrees, for a period of three years
          ------------------------
after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of NDC Common Stock issued to the undersigned pursuant to the Merger.

     6.   Transfer Under Rule 145(d).  If the undersigned desires to sell or
          --------------------------
otherwise transfer the shares of NDC Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for NDC Common Stock together with such additional information as the transfer agent may reasonably request. If NDC's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), NDC shall cause such counsel to provide such opinions as may be necessary to NDC's transfer agent so that the undersigned may complete the proposed sale or transfer.

     7.   Acknowledgments.  The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to all shares of the capital stock of Source and NDC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of NDC or becomes a director or officer of NDC upon consummation of the Merger, among other things, any sale of NDC Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     8.   Miscellaneous.  This Affiliate Agreement is the complete agreement
          -------------
between NDC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.

     This Affiliate Agreement is executed as of the ____ day of _________, 1997.

                              Very truly yours,

                              ___________________________
                              Signature

                              ___________________________
                              Print Name
                              ___________________________
                              ___________________________
                              ___________________________
                              Address

                              [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                              ___________________________
                              Name:

                              ___________________________
                              Name:

                              ___________________________
                              Name:

AGREED TO AND ACCEPTED as of
_______________, 1997

NATIONAL DATA CORPORATION


By:_________________________

                                   EXHIBIT 4

           MATTERS AS TO WHICH REBOUL, MACMURRAY, HEWITT, MAYNARD &
                              KRISTOL WILL OPINE


     1. Source is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The authorized capital stock of Source consists of 12,000,000 shares of common stock, $ 0.01 par value per share ("Source Common Stock") of which ______ shares were issued and outstanding as of __________, 1997, and 2,000,000 shares of preferred stock, $1.00 par value per share ("Source Preferred Stock"), of Source, of which ______ shares were issued and outstanding as of _________, 1997. The shares of Source Common Stock and Source Preferred Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of stockholders were duly issued and are fully paid and nonassessable under the Delaware General Corporation Law. To our knowledge, except as set forth above, or as disclosed in Section 5.3 of the Source Disclosure Memorandum, as of __________, 1997, there were no shares of capital stock or other equity securities of Source outstanding and no outstanding Equity Rights relating to the capital stock of Source.

     3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of Source or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract, Law, Order or Permit to which Source is a party or by which Source is bound.

     4. The Agreement has been duly and validly executed and delivered by Source and, assuming valid authorization, execution and delivery by NDC and Sub, constitutes a valid and binding agreement of Source enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     5. The Securities Transfer Agreement, dated __________, 1997, by and between Source and PMSI has been duly and validly executed and delivered by Source and, assuming valid authorization, execution and delivery by PMSI, constitutes a valid and binding agreement of Source enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     6. The distribution by certain stockholders of Source who are limited partnerships and Affiliates of Source (the "LP Stockholders") of shares of NDC Common Stock (the "Shares") received in the Merger to their limited partners (each such person receiving Shares hereinafter a "Limited Partner"), and the subsequent re-sale of such Shares by the Limited Partners without aggregation of such sales, as provided by Rule 144 under the 1933 Act, as between themselves, any LP Stockholder or any other Limited Partner, does not violate any of the applicable provisions of the 1933 Act and the rules and regulations thereunder.

                                  *EXHIBIT 5















--------------------------------
*CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED
 SEPARATELY WITH THE COMMISSION.

                              TERMS OF EMPLOYMENT


     1.   Salaries shall be at or above existing salaries in every instance.

     2. Bonus opportunity shall be at or above existing bonus opportunity in every instance, and in addition may be considerably above existing opportunity for new synergistic business results.

     3. Long-term incentive opportunity - stock options will be granted after closing per NDC's grant guidelines (this should represent significantly greater opportunities than Source).

     4. [***************] provision shall be on terms substantially similar to the existing Source employment agreements and provide a level of protection similar to current NDC plan, [*************************************************
*******************************************************************************
*******].

                            [*********] Provisions
                            ----------------------

     The [*********] provisions shall be those contained in the NDC Form of Employment Agreement (other than [***************]) as provided as of the date hereof, provided that the following terms shall modify such Form:

Term of agreement - [**] months

First [**] months:
     Salaries and benefits continue for [**] months for [*********] other than [*********].
     Bonus paid equal to average of [***************].
Second [**] months:
     Salary and benefits continue for [***] months; [******] continuance.

Other [*******] provisions will be the same as provided for NDC employees at comparable levels.

Exclusion - in all instances if [*******************] is found within the [*******] period covered, 1/2 of the [*******] balance remaining would be payable.

[*******]:
     [*************************************************************].
     [***********************************************************].

The final Employment Agreements shall be completed prior to Closing.

--------------------
[*] THE BRACKETS AND ASTERISKS INDICATE SECTIONS WHERE CERTAIN CONFIDENTIAL
    INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT 6

                NON COMPETITION AND NON SOLICITATION AGREEMENT


     THIS AGREEMENT is made and effective on this ___ day of ________, 1997 (the "Effective Date"), between National Data Corporation, a Delaware corporation ("NDC"), and ________________, an individual who at the time of execution of this Agreement is a resident of _____________ (the "Undersigned").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Undersigned is a stockholder ,officer and director of Source, a corporation organized and existing under the laws of the State of Delaware, and will become a stockholder of NDC pursuant to transactions described in the Agreement and Plan of Merger, dated as of August 20, 1997 (the "Merger Agreement"), by and among NDC, Dunkirk, Inc. and Source.

     WHEREAS, the parties hereto have agreed to execute and deliver this Agreement contemporaneously with the consummation of the transactions contemplated by the Merger Agreement.

     WHEREAS, Source and its Subsidiaries are engaged in and throughout the United States and other countries in the Business.


                                   AGREEMENT
                                   ---------

     In consideration of the consummation of the transactions contemplated by the Merger Agreement, and the consideration to be paid to the Undersigned under the Merger Agreement, and the above premises and the mutual agreements hereinafter set forth, the parties agree as follows:

     1.   Definitions. Capitalized terms used herein without definition shall
          -----------
have the meanings assigned to those terms in the Merger Agreement. Other capitalized terms shall be defined as follows:

          (a) "Area" shall mean the following States and/or territories:
               ----
Alabama, Alaska, Arkansas, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming

          (b)  "Competing Business" shall mean any business organization of
                ------------------
whatever form engaged, either directly or indirectly, in any business or enterprise which is the same as, or substantially the same as, any of the Business.

          (c)  "Business" means the business of developing, maintaining or
                --------
providing pharmaceutical prescription databases for one or more of the following activities: (i) management of sales forces; (ii) measurement of sales force performance or product performance; and (iii) creation of physician profiles for targeting purposes. The parties hereto acknowledge that the use by Scott-Levin, Inc. ("SLA") of databases obtained from Source pursuant to that certain Services Agreement, dated as of the Effective Date, by and between SLA and Source (the "SLA Agreement") or from any third party, in accordance with the parameters set forth in the SLA Agreement, shall not constitute Business within the meaning of this Agreement.

          (d)  "Proprietary Information" shall mean information related to
                -----------------------
Source or any Subsidiary of Source (i) which derives economic value, actual or potential, from not being generally known to, or readily ascertainable by, other Persons who can obtain economic value from its disclosure or use, and (ii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, the financial affairs, processes, services, customers, employees, employees' compensation, research, development, inventions, existing and future products and services, product and service plans and designs, manufacturing, purchasing, accounting, engineering, distribution systems, marketing, formulae, patterns, compilations, programs, methods, techniques, drawings, and suppliers of Source and its Subsidiaries.

          (f)  Restricted Period" shall mean the period commencing with the
               -----------------
Effective Time and ending on the third (3rd) anniversary thereof.

     2.   Agreement Not to Compete.
          ------------------------

     Unless otherwise consented to in writing by NDC, the Undersigned agrees that during the Restricted Period it will not, within the Area, either directly or indirectly, on its own behalf or in the service or on behalf of others, engage in any Competing Business, provide managerial, supervisory, administrative, financial or consulting services or assistance relating to the Business to any Competing Business, or own a beneficial interest in any Competing Business (other than ownership of less than 1% of the voting securities of a company with publicly-traded equity securities); provided, however, that the foregoing restriction shall not apply to activities or business in which PMSI Scott-Levin, Inc. ("SLA") is engaged as of the Effective Date.

     3.   Agreement Not to Solicit Customers.
          ----------------------------------

     The Undersigned agrees that during the Restricted Period, it will not, without the prior written consent of NDC, either directly or indirectly, on its own behalf or in the service or on behalf of others, (i) solicit, divert or appropriate to or for a Competing Business any Person or entity which is a customer of the Business at the Effective Time or was such a customer during the two (2) year period preceding the Effective Time, for the purpose of providing products or services relating to the Business or (ii) attempt to solicit, divert or appropriate to or for a Competing Business, any such Person or entity for the purpose of providing products or services relating to the Business.

     4.   Agreement Not to Solicit Employees.
          ----------------------------------

     The Undersigned agrees that during the Restricted Period, it will not, without the prior written consent of NDC, either directly or indirectly, on its own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, from the employment of a Source Entity conducting the Business, any Person employed by such Source Entity, whether or not such employee is a full-time employee or temporary employee of such Source Entity, and whether or not such employment is pursuant to written agreement and whether or not such employment is for determined period or is at will.

     5.   Confidentiality.
          ---------------

     The Undersigned (i) will hold the Proprietary Information in strictest confidence, and (ii) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information for a period of five (5) years immediately following the Effective Date. In the event that the Undersigned is required by law to disclose any Proprietary Information during that period, the Undersigned will make such disclosure only after prior written notice is given to NDC when the Undersigned becomes aware that such disclosure has been requested and is required by law.

     6.   Remedies.
          --------

          (a) The Undersigned acknowledges and agrees that, by virtue of its relationship with NDC, great loss and irreparable damage would be suffered by NDC and its Affiliates, including, without limitation, damage to the goodwill and proprietary interests of NDC and its Affiliates, if the Undersigned should breach or violate any of the terms or provisions of the covenants and agreements set forth in Sections 2, 3, 4, and 5 hereof. The Undersigned further acknowledges and agrees that each such covenant and agreement is reasonable and necessary to protect and preserve the interests of NDC.

          (b) The parties acknowledge and agree that any breach of Sections 2, 3, 4, or 5 of this agreement by the Undersigned would result in irreparable injury to NDC, and therefore the Undersigned agrees and consents that NDC shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of any of the covenants or agreements of the Undersigned contained herein.

          (c) In addition, NDC shall be entitled, upon any breach of Sections 2, 3, 4, or 5 of this agreement by the Undersigned, to demand an accounting and repayment of all profits, compensation and other benefits realized by the Undersigned or any Competing Business controlled by the Undersigned as a result of any such breach.

     7.   Severability.
          ------------

     The Undersigned agrees that the covenants and agreements contained in Sections 2, 3, 4, 5 and 6 of this Agreement are of the essence of this Agreement; that each such covenant was agreed to by NDC and the Undersigned as part of the transactions contemplated by the Merger Agreement; that the Undersigned has received good, adequate and valuable consideration for each of such covenants; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of NDC; that Source and its Subsidiaries are engaged in the Business throughout the Area; that irreparable loss and damage will be suffered by NDC should the Undersigned breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from other and remaining provisions of this Agreement; and, that the invalidity or unenforceability of any such covenant or agreement shall not effect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such provision and any applicable law or public policy, such provision shall be redrawn by such court to the extent required to make such provision consistent with, and valid and enforceable under, such law or public policy, and as redrawn may be enforced against the Undersigned.

     8.   Consideration.
          -------------

     In consideration for the execution of this Agreement, and as part of the transactions contemplated by the Merger Agreement, the Undersigned shall receive from NDC those securities which are described in Article 3 of the Merger Agreement. Further, the Undersigned acknowledges and agrees that the terms of this Agreement contained herein are reasonable in light of the good, adequate and valuable consideration which the Undersigned shall receive pursuant to the Merger Agreement.

     9.   Assignment.
          ----------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement and the rights and obligations of the parties hereunder may not be assigned by any party, except that NDC may assign this Agreement (or any portion thereof) to NDC or any successor to any of the Business.

     10.  Waiver.
          ------

     The waiver by NDC of any breach of this Agreement by the Undersigned shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

     11.  Governing Law.
          -------------

     This Agreement and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the state of _____________.

     12.  Amendment.
          ---------

     No amendment or modification of this Agreement shall be valid or binding upon NDC or The Undersigned unless made in writing and signed by the parties hereto.

     13.  Captions and Section Headings.
          -----------------------------

     Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     14.  Notices.
          -------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have duly been given if delivered or if mailed, by United States certified or registered mail, prepaid to the parties or their assignees at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

     If to NDC, to:

     National Data Corporation
     National Data Plaza
     Atlanta, Georgia 30329
     Attn: Don Howard

     With a copy to:

     National Data Corporation
     National Data Plaza
     Atlanta, Georgia 30329
     Attn: E. Michael Ingram


     If to the Undersigned, to:

     _____________________________
     _____________________________
     _____________________________
     _____________________________

     With a copy to:

     _____________________________
     _____________________________
     _____________________________
     _____________________________

     15.  Counterparts.
          ------------

     This Agreement may be executed in one or more counterparts, each of which will be deemed original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, NDC and the UNDERSIGNED have each executed and delivered this Agreement as of the date first written above.

                              NATIONAL DATA CORPORATION


                                        By:___________________________________
                                        Title:________________________________



                              [NAME]


                                        By:___________________________________
                                        Title:________________________________

                                   *EXHIBIT 7













--------------------------------
*CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED
 SEPARATELY WITH THE COMMISSION.

                          SOFTWARE LICENSE AGREEMENT
                          --------------------------

          This Software License Agreement ("Agreement") is made this ___ day of ___, 1997 ("Effective Date"), by and between Source Informatics Inc., a Delaware corporation, with its principal place of business at 2394 E. Camelback Road, Phoenix, AZ 85016 ("Licensor") and [each SE Operating Subsidiary], with its principal place of business at ____________ ("Licensee").

          WHEREAS Licensor owns all right, title, and interest in and to those certain computer programs and documentation identified as Database Loads, Projection, On-line Job Submission, Source Prescription Audit, Source Traveling Prescription, Multilingual Report Littorals, Client Support Process, Rx Data Groupings, Products and Markets, Delivery Options, Salesforce Alignments, Reporting Markets, Source Prescriber and Source Territory Manager [N.B. we will need to add to Appendix A any applications developed for Licensee between now and closing of the Dunkirk transaction], the specifications for which are set forth in Appendix A hereto;
         -------- -

          WHEREAS, Licensor has entered into that certain Securities Transfer Agreement (the "Securities Transfer Agreement"), dated as of August 20, 1997 with Pharmaceutical Marketing Services Inc., a Delaware corporation ("PMSI") pursuant to which Licensor has agreed to transfer to PMSI, among other things, the membership interests of Source Informatics European Holdings, L.L.C. then held by Licensor and Licensor desires, in connection therewith, to license the Applications to Licensee, and Licensee desires to take a license to the Applications, in accordance with the terms and conditions of this Agreement;

          WHEREAS, the closing of the transactions contemplated under the Securities Transfer Agreement shall occur on the date hereof.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1.   DEFINITIONS
     -----------

          1.1. "Applications" means, collectively, the full version of the applications, as specified in Appendix A hereto, delivered to Licensee in source
                              ----------
code, plus all System Documentation and User Documentation, if any.

          1.2. "System Documentation" means all documentation used in the development and updating of the Applications, including but not limited to, design or development specifications, error reports, and related correspondence and memoranda.

          1.3. "User Documentation" means the end-user instruction manual in both printed and electronic form instructing end users in the use of the Applications.

          1.4 "Business" means the development, use or exploitation of prescription databases for one or more of the following activities: (i) management of sales force, (ii) measurement of sales force performance or product performance or (iii) creation of physician profiles for targeting purposes.

          1.5 "Licensed Territory" means continental Europe (excluding Russia), the United Kingdom and Ireland.

          1.6 "Territory" means the following countries: Belgium, Germany, France, Italy, Luxembourg, the Netherlands, Denmark, the Republic of Ireland, the United Kingdom, Greece, Portugal, Spain, Austria, Finland, and Sweden.

          1.7 "Marks" means the trademarks, trade names and service marks listed on Appendix B.
          ----------

          1.8 "Works" means any original design, artwork or compilation or derivative.

          1.9 "Competitor" means any Person engaged in either (i) the Business or (ii) the healthcare information network business.

2.   GRANT OF LICENSE
     ----------------

          2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive royalty-free license to use the Applications for any purpose in the Licensed Territory.

          2.2 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive license to use the Marks for the Business or a business related thereto in the Licensed Territory.

3.   DELIVERY OF PHYSICAL OBJECTS
     ----------------------------

          To the extent necessary for Licensee to have the most current versions and updates of the Applications as of the Effective Date, Licensor shall deliver to Licensee within ten (10) days after the Effective Date: (1) a master copy of the Applications (in source code format), which shall be in a form suitable for copying; and (2) all System Documentation and User Documentation pertaining to the Applications, if any.

4.   ROYALTY FOR THE LICENSE OF THE MARKS
     ------------------------------------

          4.1 In consideration for the license of the Marks granted herein, Licensee shall pay Licensor a royalty fee in respect of gross sales of Licensee of products bearing the Marks (the "Licensed Products") in the Licensed Territory for each calendar year in accordance with Schedule I hereto. Notwithstanding the foregoing, if Licensee shall have informed Licensor in writing on the Effective Date that it elects not to use the Marks, then the provisions of this Article 4 and all other provisions contained herein relating to the Marks shall be of no force and effect.

          4.2 Royalties shall be payable to Licensor on a quarterly basis, in U.S. dollars, within 30 days of the end of each quarter. With each quarterly payment of royalties, Licensee shall deliver to Licensor a statement setting forth the gross sales of Licensed Products for the period, which statement shall be based on the consolidated unaudited financial statements of Source Europe and its Subsidiaries for such period, and the accuracy and completeness of such statement shall be certified by the chief financial officer of the Licensee. At the end of each fiscal year in connection with Licensee's preparation of its audited financial statements, Licensee shall deliver to Licensor, no later than 90 days after the end of such fiscal year, a statement setting forth the gross sales of Licensed Products for the period, which statement shall be based on the consolidated audited financial statements of Source Europe and its Subsidiaries for such period, and the accuracy and completeness of such statement shall be certified by the chief financial officer of the Licensee. In the event the aggregate amount of royalties paid by Licensee to Licensor for the period exceeds the applicable royalties due to Licensor, calculated based on the statement provided to Licensor, Licensor shall either (x) credit Licensee for future royalties due to Licensor and shall apply such credit to the next immediately payable royalty amount or (y) at the request of Licensee, pay to Licensee in cash the amount of any such excess within 15 days from the date of such request. For purposes of the calculation of royalties hereunder, "gross sales" shall not include sales, freight or local taxes invoiced as a separate item to Licensee's clients, paid by such clients to Licensee and remitted by Licensee to the relevant government authority.


          4.3 Licensee shall keep complete and accurate books and records in sufficient detail so that the royalties payable hereunder can be properly calculated. Licensee shall provide to Licensor's representatives, who shall be reasonably acceptable to Licensee, access to Licensee's books and records at all reasonable times upon 30 days' notice to Licensee for the purpose of verifying the accuracy of the royalties paid or payable.

          4.4 Upon no less than 180 days prior notice to the Licensor, Licensee may terminate the license arrangement with respect to the Marks as set forth herein, and following the termination date no royalty fee under Section
4.1 shall be payable by Licensee and all provisions contained herein relating to the Marks shall be of no further force and effect; provided however, that on the
                                                   -------- -------
termination date, Licensee shall pay to Licensor a termination fee equal to [******] less the amount of any monies paid by Licensee to Licensor pursuant to
Section 4.1 through and including such termination date.

5. OWNERSHIP OF THE MARKS AND PROTECTION OF RIGHTS
   -----------------------------------------------

          5.1   Registration.  Licensee shall not at any time, file any
                ------------
trademark application with the United States Patent and Trademark Office, or with any other governmental entity for the Marks. Except as set forth in this Agreement, Licensee shall not use any of the Marks or any similar mark as, or as part of, a trademark, service mark, trade name, fictitious name, company or corporate name anywhere in the world. Any trademark or service mark registration obtained or applied for by Licensee that contains the Marks or any similar mark shall be transferred to Licensor without compensation. Licensor agrees that it will (x) maintain adequate and proper trademark registration protection for the Marks in Belgium, Netherlands, Luxembourg, France, Germany, Italyand Spain and
(y) use its commercially reasonable efforts to secure such trademark registration protection in additional countries in the Licensed Territory as Licensee may request provided that the expenses of securing such registration shall be borne by Licensee.

--------------------
[*] THE BRACKETS AND ASTERISKS INDICATE SECTIONS WHERE CERTAIN CONFIDENTIAL
    INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

          5.2   Challenge or Objection.  Licensee shall not oppose or seek to
                ----------------------
cancel or challenge, in any forum, including, but not limited to, the United States Patent and Trademark Office, any application or registration of Licensor for the Marks. Except for claims under this Agreement, Licensee shall not object to, or file any action or lawsuit challenging the validity of any Marks.

          5.3   Goodwill.  Licensee recognizes the great value of the goodwill
                --------
associated with the Marks and acknowledges that such goodwill belongs to Licensor. Licensee shall not, during the term of this Agreement or thereafter, attack the property rights of Licensor, or use the Marks or any similar mark in any manner other than as licensed hereunder.

          5.4   Notice of Claim.  Licensee agrees to assist Licensor in the
                ---------------
protection of the Marks and shall provide, at reasonable cost to be borne by Licensor, any evidence or documents in Licensee's possession and testimony concerning the use by Licensee of any one or more of the Marks, which Licensor may request for use in obtaining, defending, or enforcing rights in any Marks or related application or registration. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Marks of which it is aware. Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so (which consent shall not be unreasonably withheld); provided that Licensee shall
                                                    --------
have the right, at its sole expense, to institute a suit or take other action if Licensor shall have failed, within 7 days following notice by Licensee to Licensor of any such infringement or imitation, to take any action in respect of such infringement or imitation. Licensee agrees that it is not entitled to share in any proceeds received by Licensor (by settlement, or otherwise) in connection with any formal or informal action brought by Licensor, or other entity provided that nothing herein shall be deemed to prevent Licensee from receiving any proceeds in respect of actions taken by Licensee in connection with the proviso set forth in the preceding sentence.

          5.5   Licensees' Rights.  Nothing in this Agreement gives Licensee any
                -----------------

right, title, or interest in any Marks except the right to use in accordance with the terms of this Agreement. Licensee's use of any Marks inures to the benefit of Licensor.

6. DISPLAY AND APPROVAL OF THE MARKS
   ---------------------------------

          6.1   Display.  Any use of any Marks shall conform to the requirements
                -------
published from time to time by Licensor and any requirements of law. The proper symbol to identify the Marks shall be placed adjacent to each mark.

          6.2   Guidelines.  Licensor will provide to Licensee guidance on the
                ----------
proper use of the Marks. Licensee agrees that it shall follow such guidelines in connection with its use of the Marks in all material respects.

7. TERM OF LICENSES; TERMINATION
   -----------------------------

          7.1   Applications.  The term of the license for the Applications
                ------------
hereunder shall be perpetual.

          7.2   Marks.  The term for the license for the Marks shall be for a
                -----
period of 5 years,subject to renewal upon mutual agreement for an additional term of five years on such terms as the parties may agree.

          7.3   Events of Default.  Licensor shall have the right to immediately
                -----------------
terminate the license for the Marks granted hereunder (subject to the limitation set forth in Clause (3)), without prejudice to any other rights it may have, whether under the provisions of this Agreement, in law, in equity or otherwise, upon written notice to Licensee at any time should any of the following defaults occur:

     (1)  Sums Due.  Licensee fails to make any payment due or fails to deliver
          --------
any required statement, and fails to cure this default within thirty (30) days from receipt of notice from Licensor.

     (2)  Sublicense or Assignment of Marks.  Licensee attempts to grant or
          ---------------------------------
grants a sublicense or attempts to assign or assigns its rights under this Agreement with respect to the Marks to any person or entity without the prior written consent of Licensor.

     (3)  Withdrawal from Country.  Licensee publicly announces that it is
          -----------------------
terminating operations, or actually terminates operations, in any country in the Licensed Territory, in which event the license for the Marks in such country shall terminate.

Notwithstanding the provisions described in this Section 7.3, if any valid, applicable law or regulation of a governmental authority having jurisdiction over this Agreement, Licensor and/or Licensee limits Licensor's rights of termination or requires different or longer periods than those set forth herein, this Section 7.3 shall be deemed amended solely to conform to such laws and regulations. Termination of Licensee's rights with respect to the Marks pursuant to this Section shall be effective immediately upon Licensor's giving to Licensee written notice of termination in accordance with provisions of
Section 10. Upon the occurrence of an event of default under this Section 7.3, Licensor may in its sole discretion independently exercise or not exercise any or all rights which it may have under this Agreement or any other agreements by and between Licensee and Licensor, and the exercise of the Licensor's rights under this Agreement shall not exclude any of the remedies which Licensor may have at law or in equity. All such remedies of Licensor are cumulative.

8. PERFORMANCE WARRANTIES
   ----------------------

          8.1   Disclaimer of all Warranties and Representations. LICENSOR
                ------------------------------------------------
DISCLAIMS, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE APPLICATIONS OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER

OR NOT LICENSOR KNOWS, HAS REASONS TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. IN ADDITION, LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN LICENSEE WITH RESPECT TO THE APPLICATIONS, THE MARKS OR ANY PART THEREOF. THE FOREGOING DISCLAIMER OF WARRANTIES AND REPRESENTATION DOES NOT EFFECT IN ANY MANNER THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THE SECURITIES TRANSFER AGREEMENT.

          8.2   Exclusion of Incidental and Consequential Damages. Independent
                -------------------------------------------------
of, severable from, and to be enforced independently of any other enforceable or unenforceable provision of this Agreement, OTHER THAN FOR INFRINGEMENT OF ONE PARTY'S INTELLECTUAL PROPERTY RIGHTS BY ANOTHER PARTY (INCLUDING ANY ENGAGEMENT IN LICENSABLE ACTIVITIES BY LICENSEE BEYOND THE SCOPE OF THE LICENSE), NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND - including lost profits, loss of business, or other economic damage, and further including injury to property - AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

          8.3   Maintenance of Standards and Inspection.
                ---------------------------------------

     (a) Licensee agrees that during the term of the license for the Marks, the operation of Licensee's business, including but not limited to, its development of products and performance of services, shall be of high quality and in compliance with the present standards of quality exercised by Licensor in the operation of its business. Licensee's agreement to comply with such standards shall constitute a material element of this Agreement.

     (b) Licensee hereby agrees to furnish to Licensor such documents, materials and records as Licensor may reasonably request in order for Licensor to determine whether Licensee's use of the Marks is in accordance with the guidelines established pursuant to Section 6.2.

          8.4   Maintenance of Applications.  Except as provided by Section 3
                ---------------------------
hereof, Licensor is not in any manner obligated hereunder, and specifically disclaims any warranty, written or implied, to the contrary, to maintain, improve or modify the Applications and any System Documentation or User Documentation, from and after the Effective Date.

9. NON-COMPETE
   -----------

          9.1 Licensee agrees that it will not, directly or indirectly, during the period of five (5) years from the Effective Date, engage in the Business, or aid or endeavor to assist any third party to engage in the Business, within the United States of America; provided, however,
                          --------  -------
that the foregoing restriction shall not apply to activities or business in which PMSI Scott-Levin, Inc. ("SLA") is engaged as of the Effective Date. The parties hereto agree that the use by SLA of databases obtained from Licensor pursuant to that certain Services Agreement, dated as of the Effective Date, by and between SLA and Licensor (the "SLA Agreement") or from any third party, in accordance with the parameters set forth in the SLA Agreement, shall not constitute Business within the meaning of this Agreement. Licensee acknowledges the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of this covenant.

          9.2 Licensor agrees that it will not, directly or indirectly, during the period of five (5) years from the Effective Date, engage in the Business, or aid or endeavor to assist any third party to engage in any Business within the Territory; provided, however, that the provision of prescription data to a
           --------  -------
Person engaged in the Business shall not violate the provisions of this Section
9.2 and provided, further, that any and all restrictions under this Section 9.2
        --------  -------
shall terminate and Licensor shall be allowed to engage in the Business in the Territory (subject to the limitation set forth in clause (i) below) upon the occurrence of any of the following events:

                (i) public announcement by Licensee that it is terminating operations, or actually terminates operations, in any country in the Territory, in which event the restrictions set forth in this Section 9.2 shall be removed, but only with respect to such country; or

                (ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Licensee to any Competitor; or

                (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Competitor becomes the "Beneficial Owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Licensee; or

                (iv) Licensee makes any assignment for the benefit of creditors, or files any petition under any federal or state bankruptcy statute, or is adjudicated bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy shall be appointed.

Licensor acknowledges the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of this covenant.

10.  MISCELLANEOUS
     -------------

          10.1  Notices.  All communications under this Agreement shall be in
                -------
writing and delivered by facsimile, by hand or mailed by overnight courier:

          if to Source Informatics Inc.

                2394 E. Camelback Road,
                Phoenix, AZ  85016
                Attn:  Robert Brown
                Fax:  (602) 381-9700

                with a copy to:

                National Data Corporation
                National Data Plaza
                Atlanta, Georgia  30329
                Attn:  E. Michael Ingram, Esq.
                Fax:  (404) 728-2990
                with a copy to:

                Reboul, MacMurray, Hewitt,
                Maynard & Kristol
                45 Rockefeller Plaza
                New York, NY  10111
                Attn:  Robert Schwed, Esq.
                Fax:  (212) 841-5725

          if to Source Informatics European Holdings, Inc.

                Craven House
                Hampton Court Road
                Hampton Court
                Surrey  KT8  9BX
                England
                Attn:
                Fax:  44-181-977-9977

                with a copy to:

                Willkie Farr & Gallagher
                One Citicorp Center
                153 E. 53rd Street
                New York, NY  10022
                Attn:  William J. Grant, Esq.
                Fax:  (212) 821-8111

          Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; and if mailed by reputable courier, on the second Business Day following the date of such mailing.

          10.2  ASSIGNMENT. Except as set forth in Section 7.3(2), the
                ----------
rights of Licensee under this Agreement may be freely assigned by Licensee to any Person, including by means of a sub-license. This Agreement shall inure to the benefit of the parties, their respective successors and assigns.

          10.3  CONFIDENTIALITY. The parties agree that the terms and
                ---------------
conditions of this Agreement shall be kept confidential and shall not be disclosed to any third person or entity unless authorized by the parties or required by law.

         10.4   GOVERNING LAW. This Agreement shall be governed by and
                -------------
construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

         10.5   ARBITRATION. All disputes arising under this Agreement
                -----------
(other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration

Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Licensor and Licensee in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Washington, D.C. as may be specified by the arbitrator (or any place agreed to by the Licensor, the Licensee and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Licensor and Licensee in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Licensor and Licensee. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

          10.6  Entire Agreement; Amendment and Waiver.  This Agreement and the
                --------------------------------------
terms of the Securities Transfer Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, only with the written consent of the parties hereto. The waiver of either party of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

          10.7  Specific Performance.  The parties hereto acknowledge and agree
                --------------------
that their respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, agree that, in the event of a breach or threatened breach by either party of the provisions of this Agreement, in addition to any remedies at law, the other party shall, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a preliminary or permanent injunction or any other equitable remedy which may then be available.

          10.8  Severability.  In the event any part of this Agreement shall be
                ------------
held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement, which shall remain in full force and effect.

          10.9  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         SOURCE INFORMATICS INC.
                         By:  ___________________________
                                Name:
                                Title:

                         [SE Operating Subsidiary]

                         By:  ___________________________
                                Name:
                                Title:

                                   EXHIBIT 9

                            TRANSITION SERVICES AND
                            -----------------------
                      INTERCOMPANY ARRANGEMENT AGREEMENT
                      ----------------------------------


       TRANSITION SERVICES AND INTERCOMPANY ARRANGEMENT AGREEMENT, dated as of ________, 1997, by and between Source European Holdings L.L.C., a Delaware limited liability company ('Source Europe") Source Informatics Inc., a Delaware corporation ('Source") and Pharmaceutical Marketing Services Inc., a Delaware corporation ("PMSI").

       WHEREAS, Source has entered into that certain Agreement and Plan of Merger dated as of August ___, 1997 with Dunkirk, Inc., a Delaware corporation ("Dunkirk"), and National Data Corporation, a Delaware corporation and the parent of Dunkirk ("NDC") pursuant to which Source will merge with Dunkirk (the "Merger");

       WHEREAS, Source and PMSI have entered into that certain Securities Transfer Agreement, dated as of August, 1997 pursuant to which Source agrees to transfer to PMSI all outstanding membership interests of Source Europe (the "Securities Transfer Agreement");

       WHEREAS, Source and Source Europe wish to enter into certain agreements with respect to the provision of transition services, including the provision of Transition Services using the Applications specified and defined in that certain Software License Agreement dated as of even date hereof, between the parties hereto, and to provide for the termination of certain intercompany arrangements effective as of the effective time of the Merger (the "Closing Date");

       NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

       1.   Transition Services.  Following the Closing Date and ending on June
            -------------------
30, 1998 (the "Transition Services Period"), in accordance with the terms and conditions of this Agreement, Source and its Subsidiaries shall provide to Source Europe the processing of certain products, the use of certain facilities and personnel, all of whom shall continue as employees of Source and its Subsidiaries throughout the term of this Agreement, and those LAN and data center services as more specifically set forth on Appendix A hereto
                                                  ----------
(collectively the "Transition Services").

       2.   Cost of Transition Services. (a) Except as set forth in the last
            ---------------------------
sentence of this Section 2(a), the Transition Services shall be provided at a cost equal to the greater of Actual Cost (as hereinafter defined) or the pre-agreed amounts included in Source's budget for the period of July 1, 1997 through September 30, 1997 as shown in Appendix B (the "Budget"). For purposes
                                       --------
of this Agreement, "Actual Cost" shall mean (i) a proration of the salary, taxes, benefit plan compensation, medical and other insurance and other similar employment expenses of the persons providing the relevant Transition Services, plus (ii) a proration of overhead costs, including, without limitation, corporate office use and utilities related to such persons, plus (iii) directly related out-of-pocket expenses, including, without limitation, travel, meals, couriers and third party consultants and experts. Except as set forth in the last sentence of this Section 2(a), the Transition Services for the period of October 1, 1997 through January 31, 1998 shall also be provided at the greater of Actual Cost or Budget, provided that Source Europe may notify Source a minimum of 60 days in advance of each new month (i.e., August 1 for October services, September 1 for November services etc.) that it wishes to modify the level of services included in the Transition Services, and also modify the Budget accordingly using the form included as Appendix D and signed by an officer of Source Europe. Source has 15 days
----------
following receipt of such notice to notify Source Europe regarding whether it consents to deliver the modified Transition Services and their associated costs, which consent will not be unreasonably withheld. Source Europe has seven days thereafter to confirm its response. If Source and Source Europe do not reach agreement in the seven days following the confirmation of response by Source Europe with respect to the budgeted amounts for such modified Transition Services, Source will continue to provide the Transition Services as they were defined prior to any such modification proposal. Regardless of any modifications, however, Source Europe will pay Source a minimum, of $37,500 per month, excluding any "Pass Through Costs", for services rendered during the October 1, 1997 - January 31, 1998 period. The parties hereto agree that their best estimate of the amounts of "Pass Through Costs" for the period from July 1997 to January 1998 is as set forth in Appendix B hereto. The "Pass Through
                                        ----------
Costs" set forth in Appendix B shall be provided at a cost equal to the Actual
                    ----------
Cost of the pass through services requested by Source Europe, plus early termination charges, if any.

       (b) If Source Europe chooses to extend Source's support beyond January 31, 1998, ut in no event beyond June 30, 1998, it will notify Source by November 15, 1997 using the Services Extension Form included as Appendix E and signed by
                                                       ----------
an officer of Source Europe. If the level of services requested for such period shall be the same as that in effect on January 31, 1998, then Source shall continue to provide the Transition Services at such costs as then in effect. If the level of services requested is not the same, then Source has 15 days following receipt of such notice to notify Source Europe regarding whether it consents to deliver the Transition Services as so requested, and if so, the associated costs, which consent will not be unreasonably withheld. If such consent is granted by Source, Source Europe will provide Source with a final schedule of the Transition Services requested and the budgeted costs associated therewith, and such schedule shall become the Budget for purposes of this Agreement. Except for Pass Through Costs, these Transition Services shall be provided at a cost equal to the greater of Actual Cost or the Budget.

       (c) Following the end of the calendar month in which any such Transition Services are performed, Source shall provide to Source Europe an invoice (the "Transition Services Invoice") setting forth in summary detail the Transition Services which were provided during such calendar month and the amount to be charged therefor. Source Europe shall pay to Source in cash in immediately available funds, within 30 days following the delivery by Source of a Transition Services Invoice, the amounts due with respect to the Transition Services reflected on such Transition Services Invoice. Source and Source Europe agree to work cooperatively to resolve any billing disputes hereunder.

       3.   Termination of Intercompany Arrangements.  Each of the parties
            ----------------------------------------
hereto agrees that, except for this Agreement and except as otherwise expressly set forth in Appendix C hereto, all Existing Intercompany Agreements shall be
             ----------
terminated on the Closing Date. For purposes of this Agreement, "Existing Intercompany Agreements" means any agreements , or any regular, established accounting practice, consistently applied, which is in existence prior to June 30, 1997, between any entities (the "Source Europe Entities") included within the business (the "European Business") of Source, including without limitation Source Europe, that is being sold to PMSI, on the one hand, and any entities (the "Source US Entities") included within the business (the "US Business") of Source, including without limitation source, that is being sold to NDC, on the other hand. Notwithstanding the foregoing, agreements ("Third Party Agreements") with third parties relating to the European Business or the US Business, as the case may be, shall not be deemed to be Existing Intercompany Agreements, notwithstanding that a Source Europe Entity and a Source US Entity are also parties thereto and shall not be deemed altered, amended or terminated as a result of this Agreement or the consummation of the Merger and shall otherwise remain in full force and effect (provided that nothing in this Agreement shall be deemed to limit any party's ability to terminate any such agreement in accordance with its terms).

       4.   Settlement of Intercompany Accounts.  Except as expressly provided
            -----------------------------------
for in this Agreement, all intercompany and interdivisional receivables, payables, loans, cash overdrafts and other accounts in existence as of the Closing Date between the Source Europe Entities, on the one hand, and the Source US Entities, on the other hand, under Source's cash management program or otherwise shall be forgiven and deemed fully discharged and no party shall have any further obligation or liability with respect thereto.

       5.   Representations and Warranties.  Each party hereto hereby represents
            ------------------------------
and warrants to the other that (i) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(ii) the execution and delivery of this Agreement and the performance of its obligations hereunder does not conflict with or constitute a default under, or violate, its certificate of incorporation, bylaws or other similar organizational documents, any agreements or instruments to which such party is a party or by which such party is bound or to which any of the property or assets of such party is subject, or any law, statute, regulation, judgment or order binding on such party or any of its properties or assets; (iii) the execution and delivery of this Agreement and the performance of its obligations hereunder does not and will not require any approval of the stockholders or any authorization of the board of directors other than such authorization as has already been obtained and no action by, consent or approval of, or filing with, any governmental authority or other Person is required for the execution, delivery and performance of this Agreement; and (iv) this Agreement has been duly executed and delivered by an authorized representative of such party and constitutes a valid and binding obligation of such party.

       6.   Source Employees.  The parties hereto agree that if Source Europe
            ----------------
shall not have delivered a Services Extension Form to Source by November 15, 1997, Source shall be free to terminate the employment of any person identified on Appendix A hereto and Source shall have no further obligation to provide the
   -----------
services of such person to Source Europe under this Agreement.

       7.   Definitions.  The following defined terms shall have the meanings
            -----------
set forth in this Section 7:

       "Person" shall mean and include any individual, corporation, company,
        ------
voluntary association, partnership (limited or general), joint venture, association, trust, limited liability company, any other unincorporated organization or entity, or any governmental entity or any department, political subdivision or agency thereto.

       "Subsidiary" shall mean with respect to any Person (i) any corporation of
        ----------
which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, (ii) any partnership (A) the sole general partner or managing general partner which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person or (iii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

       8.   Miscellaneous
            -------------

       (a)  Notices.
            -------

       (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

if to Source European Holdings Inc.

       Craven House
       Hampton Court Road
       Hawpton Court
       Surrey KT8 9BX
       England

       Attn: Dennis Turner
       Fax:  44-181-977-9977

             with a copy to:

             Willkie Farr & Gallagher
             One Citicorp Center
             153 E. 53rd Street
             New York, NY 10022

             Attn:    William J. Grant, Jr., Esq.

             Fax:     (212) 821-8111
if to Source Informatics, Inc.

       2394 E. Camelback Road,
       Phoenix, AZ 85016

       Attn:

       Fax: (602) 381-9700

            with a copy to:

                  Reboul, MacMurray, Hewitt,
                  Maynard & Kristol
                  45 Rockefeller Plaza
                  New York, NY  10111

                  Attn:  Robert Schwed, Esq.

                  Fax: (212) 841-5725

if to Pharmaceutical Marketing Services Inc.

       45 Rockefeller Plaza
       New York, NY  10111

       Attn:  Warren Hauser, Esq.

       Fax: (212) 841-5760

            with a copy to;

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 E. 53rd Street
                  New York, NY 10022

                  Attn:  William J. Grant, Jr., Esq.

                  Fax: (212) 821-8111

       (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; and if mailed by reputable courier, on the second Business Day following the date of such mailing.

       (b) Entire Agreement; Amendment and Waiver.  This Agreement constitutes
           --------------------------------------
the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the parties hereto.

       (c) Severability.  In the event that any part or parts of this Agreement
           ------------
shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

       (d) Counterparts.  This Agreement may he executed in one or more
           ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

       (e) Non-Assignability.  Neither this Agreement nor any of Source Europe's
           -----------------
rights hereunder shall be sold, transferred or assigned by Source Europe without Source's prior written approval, and no rights shall devolve by operation of law or otherwise upon any assignee, receiver, liquidator, trustee or other party. Subject to the foregoing, this Agreement shall be binding upon any approved assignee or successor of Source Europe and shall inure to the benefit of Source, its successors and assigns.

       (f) Confidentiality.  The parties agree that the terms and conditions of
           ---------------
this Agreement shall be kept confidential and shall not be disclosed to any third person or entity unless authorized by the parties or required by law.

       (g) Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of laws.

       (h) Arbitration.  All disputes arising under this agreement (other than
           -----------
claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by Source and Source Europe in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Washington, D.C. as may be specified by the arbitrator (or any place agreed to by Source, Source Europe and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either Source and Source Europe in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by Source and Source Europe. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties, positions.

       (i) Force Majeure.  Each party hereto shall be excused from performance
           -------------
hereunder for any period and to the extent it is prevented from performing any action pursuant hereto, in whole or in part, as a result of delays caused by the other party or an act of God, war, civil disturbance, court order, labor dispute, act, omission or failure to perform by a third party or other cause beyond its reasonable control. Such nonperformance shall not be a default hereunder or a ground for termination hereof, provided, however, that if any nonperformance due to force majeure shall extend beyond 30 days, the other party may, in its sole discretion, either (i) terminate this Agreement upon not less than 15 days prior written notice, or (ii) suspend performance hereunder and obtain substitute services until such time as the non-performance is remedied.

       (j) Guarantee.  In consideration for Source entering into this Agreement,
           ---------
PMSI hereby irrevocably and unconditionally guarantees that Source Europe will duly perform all its obligations under this Agreement as from time to time amended and revised in accordance with the term hereof with or without the consent of PMSI provided, that PMSI makes the foregoing guarantees au a guarantee of payment and performance, and not of collection, and a debt and obligation of PMSI for its own account.

       IN WITNESS WHEREOF, the parties hereto have executed this Transition Agreement as of the date first above written.


                       SOURCE INFORMATICS INC.


                       By:  ____________________________
                            Name:
                            Title:



                       SOURCE INFORMATICS EUROPEMAN
                            HOLDINGS, INC.



                       By:  ___________________________
                            Name:
                            Title:

                       PHARMACEUTICAL MARKETING SERVICES INC.



                       By:  _________________________
                            Name:
                            Title:

                                  EXHIBIT 10

                              ASSIGNMENT OF LEASE

          THIS ASSIGNMENT made this day of         ,1997, by and between PMSI
Scott-Levin Inc., formerly Pharmaceutical Marketing Services, Inc., a New Jersey corporation with an office at 105 Terry Drive, Newtown, Pennsylvania ("Assignor"), and National Data Corporation, a Delaware corporation having an office at One National Data Plaza, Atlanta, Georgia ("Assignee").

                             W I T N E S S E T H :

     In consideration of the sum of $10.00 and other good and valuable consideration paid by Assignee to Assignor, the receipt whereof is hereby acknowledged, Assignor hereby assigns and transfers unto Assignee its successors and assigns all of the right, title and interest of Assignor in and to that certain lease, dated as of August 27, 1992 (the "Lease") by and between Newt Associates Ltd., a general partnership, as landlord (the "Landlord") and
Assignor, covering the premises consisting of      17,360 rentable square feet
located in the building located at 105 Terry Drive, Newtown Township, Bucks County, Pennsylvania, as more particularly described in the Lease (the "Premises"), together with all leasehold improvements thereon and the Sublease Agreement (the "Sublease") dated as of ___ day of ___________, 1997, between Assignor and Walsh America Limited;

     TO HAVE AND TO HOLD the Premises, and the possession, use and occupancy thereof, unto Assignee, and the successors and assigns, from the date hereof for the remainder of the term of the Lease as the same may be from time to time extended; subject, however, to the terms, covenants and conditions of the Lease.

     Assignee hereby assumes the observance and performance of the terms, covenants and conditions of the Lease and Sublease on the part of the tenant and sublandlord, as applicable, to be observed and performed arising from and after the date hereof, and agrees to (i) pay the rent reserved in the Lease in accordance with the terms thereof, (ii) perform the terms, covenants and conditions of the Lease and Sublease arising from and after the date hereof; all with the same force and effect as if Assignee was originally named as the tenant in the Lease and sublandlord in the Sublease.

     The provisions of this Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and the Landlord, and their respective representatives, heirs, successors and assigns.

     Assignee hereby agrees to indemnify and defend Assignor against, and to hold Assignor harmless from, any and all claims, liability, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred, sustained by or sought against Assignor from and after the date hereof in connection with all the terms, agreements, covenants and conditions of the Lease and Sublease which, under the terms and conditions thereof, are to be paid, performed, discharged or observed by the tenant and sublandlord, as applicable, thereunder from and after the date hereof.

    IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this
day of             , 1997.

                        Assignor:

                               PMSI Scott-Levin Inc.


                        By:__________________________

                        Assignee:

                               National Data Corporation



                        By:___________________________

                              CONSENT OF LANDLORD

  The undersigned, Newt Associates Ltd., the landlord ("Landlord") under that certain lease dated August 27, 1992 (the "Lease"), by and between Landlord and PMSI Scott-Levin Inc. (formerly Pharmaceutical Marketing Services, Inc.) ("Tenant"), covering the premises located at 105 Terry Drive, Newtown Township, Bucks County, Pennsylvania, as more particularly described in the Lease, does hereby consent, as of the date set forth below, to the assignment by Tenant to National Data Corporation, a Delaware corporation, of the Lease and the Sublease
Agreement, dated as of the    day of     , 1997, between Tenant and Walsh
America Limited, by instrument of assignment in the form attached hereto as Exhibit A, on the terms provided in said form of assignment.

Dated:

                               NEWT ASSOCIATES LTD., By GH Newt
                               Ltd., General Partner



                               By: ________________________
                            Name:
                            Title

                                  EXHIBIT 11

                              SUBLEASE AGREEMENT

     Sublease Agreement dated as of              , 1997 between PMSI Scott-Levin
Inc., a New Jersey corporation ("PMSI"), as sublandlord, and Walsh America Limited, a Delaware corporation ("WAL"), as subtenant.

     WHEREAS PMSI is the lessee under that certain Lease between Newt Associates Limited ("Master Landlord") and PMSI, dated August 27, 1992 (the "Master Lease"), with respect to the facilities located at 105 Terry Drive, Newtown, Pennsylvania currently occupied by WAL (the "Facility"); and

     WHEREAS the parties hereto wish to set forth in writing the terms upon which WAL shall continue to occupy the Facilities;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                               SUBLEASE OF SPACE

     SECTION 1.01. Facility to be Sublet.  (a) PMSI shall sublet to WAL an
                   ---------------------
aggregate 2,867 square feet of the Facility (including as increased from time to time pursuant to subsection (b) below, the "Sublet Facility") such square footage to be the same as occupied by WAL in the Facility as of July 31, 1997 and as set forth on the floor plan of the Sublet Facility attached hereto as Exhibit A.

     (b) The parties hereto agree to make good faith efforts to accommodate each other in connection with their respective needs in connection with the Facility, including, but not limited to, if WAL desires to sublet additional space in the Facility. In such event, upon written request by WAL to PMSI, PMSI will advise WAL within 15 days of receipt of such request whether additional space is available for sublet to WAL and the aggregate square footage so available, provided, that, subject to the first sentence of this Section
           --------
1.01(b), nothing contained herein shall absolutely obligate PMSI to sublet additional space to WAL, even if available. In the event additional space is sublet to WAL, such additional space shall be deemed for all purposes hereunder to be part of the Sublet Facility.

     SECTION 1.02. Monthly Rent and Other Expenses.  (a) Subject to Section 1.03
                   -------------------------------
below, the monthly rent payable by WAL to PMSI for the Sublet Facility shall be $11,333.33 ("Monthly Rent"), which amount shall include (i) the pro rated share of property taxes on the Sublet Facility, (ii) office furniture rental, office equipment rental and maintenance and depreciation thereof, (iii) utilities costs, (iv) custodial, recycling/refuse collection, coffee, water and snow removal services costs, (v) outside storage costs, (vi) property maintenance and (vii) general office supplies costs, but shall not include fees payable by WAL for telecommunications services provided to WAL by Source Information Inc. ("Source") at the Sublet Facility, which services and fees are provided and paid for pursuant to the Services Agreement, dated as of the date hereof, between Source and WAL.

     (b) Monthly Rent for the Sublet Facility shall be due and payable to PMSI no later than the fifteenth day of every month, provided, that if the fifteenth
                                                --------
day of a month shall fall on a Saturday, Sunday or federal holiday, the rent shall be payable on the first business day immediately following the fifteenth day of such month.

     (c) In the event PMSI is responsible for the payment of any local levies, including a landlord's provisions for repairs and Operating Expenses (as defined in the Master Lease) (collectively, "Expenses"), under the Master Lease, WAL shall pay without duplication a proportionate amount of such Expenses based on the percentage of the total Facility represented by the relevant Sublet Facility.

     SECTION 1.03. Annual Calculation.  Within 30 days of the end of the fiscal
                   ------------------
year of PMSI, PMSI shall submit to WAL a statement setting forth the actual fees (the "Actual Rental") for the Sublet Facility, calculated as the product of (i) the total rental obligations and Expenses of PMSI for the Facility and (ii) (A) the actual square footage comprising the Sublet Facility (as adjusted if necessary pursuant to Section 1.01(b)) divided by (B) the total square footage of the Facility. In the event the Actual Rental exceeds the aggregate Monthly Rental and Expenses payments received by PMSI from WAL in respect of the fiscal year, WAL shall remit to PMSI, within 30 days of receipt of the statement, the difference between said amounts. In the event the Actual Rental is less than the aggregate Monthly Rental and Expenses payments received by PMSI from WAL in respect of the fiscal year, PMSI shall have no obligation to refund, rebate, credit or offset such amounts for the benefit of WAL, provided, however, that in
                                                      --------  -------
the event the Actual Rental is less than the aggregate Monthly Rental and Expenses payments received by PMSI from WAL in respect of the fiscal year as a result of the square footage comprising the Sublet Facility having been reduced at PMSI's request, PMSI shall credit (or, in the case of the last year of this Agreement, refund) WAL with the difference.

     SECTION 1.04. Master Lease.  (a)  PMSI shall use its reasonable efforts to
                   ------------
procure the consent of the Master Landlord under the Master Lease, if necessary, to the subleasing to WAL of the Sublet Facility and this Sublease shall not be effective until such consent is obtained.

     (b) WAL agrees to execute and deliver any documentation and/or furnish any information reasonably requested by Master Landlord and otherwise cooperate reasonably with PMSI and Master Landlord in connection with obtaining the Master Landlord's consent to this Sublease.

     (c) WAL has reviewed and hereby agrees to be bound by all the terms and conditions of the Master Lease. WAL shall not engage in any activity, or fail to take any necessary action if such action is required, that would put it and/or PMSI in violation of any governmental regulation or authority or otherwise put PMSI in breach of its obligations under the Master Lease. WAL agrees to indemnify and hold Mater Landlord and PMSI harmless from and against any loss or damage, including reasonable attorney's fees, resulting from a breach of the agreements and covenants by WAL in this Paragraph or otherwise arising from the use or occupancy of the Sublet Facility or of any business conducted therein, or from any work or thing whatsoever done or conditions created by or any act or omission of WAL, its employees, agents, contractors, invitees or licensees, in or about the Sublet Facility.

     (d) This Sublease shall be expressly subject and subordinate to and does hereby incorporate all the terms, covenants and conditions contained in the Master Lease, except for the Minimum Annual Rent and such other terms, covenants and conditions as are specifically inconsistent with the terms hereof (but only to the extent that the same are inconsistent) or do not relate to subleasing of the Sublet Facility pursuant to this Sublease. Notwithstanding the foregoing, the following are not incorporated into this Sublease: Sections 1, 2, 3, 5(a), 6, 20, the portion of the first sentence of Section 22 up to and including the words "or encumbrance," and the last sentence of said Section 22, 27 ("Broker"), 27 ("Lease Guaranty"), 29, 30, 31, 32, 33(b), 35, 36, and the last five words of
Section 40 ("the Building or the Property") of the Master Lease, and provided that wherever the term "Tenant" occurs in the Master Lease the same shall be deemed to refer to WAL herein, and the term "Landlord" as used therein shall refer to PMSI herein, and provided that wherever the term "Premises" occurs in the Master Lease the same shall be deemed to refer to the Sublet Facility herein, except as otherwise provided in this document.

     (e) Except as otherwise provided herein, PMSI does not assume any obligation to perform the terms, covenants and conditions contained in the Master Lease, or in the Master Lease as incorporated herein, on the part of Master Landlord to be performed (including without limitation, covenants with respect to maintaining insurance of Section 7 of the Master Lease, repairs, maintenance and providing services of Sections 8 and 39 of the Master Lease, restoration after fire or other casualty or condemnation of Sections 16 and 19 of the Master Lease), and in the event that the Master Landlord should fail to perform any of the terms, covenants and conditions contained in the Master Lease, PMSI shall, if so requested by WAL and at the expense of WAL, promptly and diligently use its reasonable efforts to cause the Master Landlord to perform its obligations under the Master Lease, provided that in no event shall PMSI be required to commence a lawsuit against Master Landlord. In any event, except as otherwise provided in the Master Lease (and then only to the extent
                    --------
that PMSI receives the same from Master Landlord), WAL shall not be allowed any abatement or diminution of rent under this Sublease because of the failure of Master Landlord to perform any of its obligations.

     SECTION 1.05. Condition of the Sublet Facility.  (a)  WAL agrees to accept
                   --------------------------------
the Sublet Facility in "as is" condition and PMSI makes no representation of any kind concerning said condition.

     (b) At the expiration of this Agreement, WAL will deliver and surrender to PMSI possession of the Sublet Facility in the same condition as the Sublet Facility was in on the Effective Date, as hereinafter defined, ordinary wear and tear excepted.

     SECTION 1.06. Repairs.  Whenever repairs to the Sublet Facility are
                   -------
required to be made by the Master Landlord, PMSI shall take all reasonable steps necessary to ensure that Master Landlord promptly fulfills its obligations to repair as provided in the Master Lease, provided that in no event shall PMSI be
                                        --------
required to commence a lawsuit against Master Landlord.


                                  ARTICLE II

                             TERM AND TERMINATION

     SECTION 2.01. Term.  The term of this Agreement shall be for one year
                   ----
commencing July 1, 1997 (the "Effective Date") and terminating on June 30, 1998 Thereafter, this Agreement shall be automatically renewed for successive one-year periods unless either party notifies the other in writing, at least 90 days prior to the expiration of the then fiscal year (it being understood that at the time of execution hereof, the fiscal year ends June 30), of its intention not to renew. The parties hereto agree that all the terms and conditions of this Agreement shall be deemed to have retroactive effect to July 1, 1997.

     SECTION 2.02. Termination.  (a) Either party may terminate this Agreement
                   -----------
if the other has defaulted in any material obligation hereunder by giving at least twenty (20) days' written notice to the breaching party; provided,
                                                               --------
however, that if the breaching party corrects such default within said twenty
-------
(20) day period, this Agreement shall continue in full force and effect.

     (b) Either party may terminate this Agreement by immediate written notice if the other party becomes insolvent, or if a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appointing a custodian for all or substantially all its assets or ordering the liquidation of such party.

                                  ARTICLE III

                                 MISCELLANEOUS

     SECTION 3.01. Assignment; Successor by Merger.  This Agreement may not be
                   -------------------------------
assigned by either party without the prior written consent of the other party and the Master Landlord if necessary; provided, that any such assignment or a
                                      --------
succession by merger of an entity to the rights and obligations of a party hereto shall require the assignee or successor, as the case may be, to assume in writing the obligations hereunder of the assigning or merging party, as the case may be and provided further, however, that the consent of WAL to the assignment
           -------- -------  -------
of this Agreement by PMSI to National Data Corporation or a subsidiary thereof is hereby given and upon such assignment WAL shall release PMSI, but not PMSI's successors and/or assigns, of any liabilities and obligations hereunder.

     SECTION 3.02. Entire Agreement.  This Agreement embodies the entire
                   ----------------
contractual relationship of the parties hereto in regard to the subject matter hereof and no other agreement or understanding, verbal or otherwise, exists between the parties in respect thereto.

     SECTION 3.03. Amendment, Etc.  No waiver, modification, alteration or
                   ---------------
amendment of any of the provisions of this Agreement shall be binding unless executed in writing by duly authorized representatives of the parties hereto.

     SECTION 3.04. Notices.  Notices in connection with this Agreement shall be
                   -------
sufficiently delivered if sent by registered mail, return receipt requested, or telecopied or facsimiled to the parties hereto at the following addresses:

     if to PMSI, to it at:

             Pharmaceutical Marketing Services Inc.
             45 Rockefeller Plaza
             9th Floor
             New York, New York 10111
             Attn: Warren Hauser

     if to WAL, to, it at:

             Walsh America Limited
             105 Terry Drive
             Newtown, Pennsylvania 18940
             Attn: Leonard Benjamin

or such other address as either party hereto shall have designated by notice in writing to the other party hereto.

     SECTION 3.05. Governing Law.  This Agreement shall be construed in
                   -------------
accordance with and governed by the laws of the State of Delaware.

     SECTION 3.06. Execution in Counterparts.  This Agreement may be executed in
                   -------------------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 3.07. Miscellaneous.
                   -------------

     (a) Time Limits.  Except with respect to actions to be taken by WAL for
         -----------
which shorter time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in those portions of the Master Lease that are incorporated herein for the giving or making of any notice by the tenant thereunder to Master Landlord, the holder of any leasehold mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder or for the exercise of any right or remedy by the tenant thereunder, are changed for the purpose of incorporation into this Sublease, by shortening the same in each instance by (i) ten (10) days with respect to all such periods of sixty (60) or more days, (ii) five (5) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days, (iii) three (3) days with respect to all such periods of twenty (20) or more but less than thirty (30) days and (iv) two (2) days with respect to all such periods of less than twenty (20) days, provided, however, that in no event
                                            --------  -------
shall any such period be shortened to less than five (5) days, so that any notice may be given or made, or any act, condition or covenant performed hereunder exercised, by PMSI within the time limit relating thereto contained in the Master Lease.

     Except with respect to actions to be taken by PMSI for which longer time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in the Master Lease as incorporated herein for the giving or making of any notice by Master Landlord or the performance of any act, covenant or condition by Master Landlord for the exercise of any right or remedy by Master Landlord thereunder are changed for the purposes of this Sublease, by lengthening the same in each instance by (i) ten (10) days with respect to all such periods of sixty (60) or more days (ii) five (5) days with respect to all such periods of thirty (30) or more but less than sixty (60) days, (iii) three (3) days with respect to all such periods of twenty (20) or more but less than thirty (30) days and (iv) two
(2) days with respect to all such periods of less than twenty (20) days so that any notice may be given or made, or any act, condition or covenant performed hereunder exercised by Master Landlord within the number of days respectively set forth above, after the time limits relating thereto contained in the Master Lease.

     (b)  Broker.  Each of PMSI and WAL represents to the other that no brokers
          ------
are responsible for bringing about this transaction and that it has had no dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction. WAL indemnifies and holds PMSI harmless from and against any loss or damage, including reasonable attorney's fees, resulting from misrepresentations by WAL in this Paragraph. PMSI indemnifies and holds harmless WAL from and against any loss or damage, including reasonable attorney's fees, resulting from a misrepresentation by PMSI in this Paragraph.

     (c)  Termination of Master Lease.  If, for any reason, the term of the
          ---------------------------
Master Lease shall terminate prior to the end of the Term of this Sublease, this Sublease shall thereupon terminate, PMSI shall not be liable to WAL by reason thereof unless such termination resulted from a default by PMSI under the Master Lease and (i) such default by PMSI was not due to default by WAL of its obligations hereunder, including, without limitation, the obligations under the Master Lease incorporated by reference herein or (ii) WAL is not in default of any of its monetary obligations hereunder beyond any notice and applicable grace period.

     (d)  Landlord's Cooperation.  PMSI agrees to use reasonable efforts at
          ----------------------
WAL's sole cost and expense to obtain from Master Landlord any approval or consent reasonably requested by WAL and to forward, promptly, to Master Landlord any requests of WAL for approval or consent of Master Landlord that may be required under the Master Lease or the Master Lease as incorporated herein.

     (e)  Quiet Enjoyment.  PMSI covenants that upon WAL paying the Monthly Rent
          ---------------
and any other payments due hereunder and observing and performing all the terms, covenants and provisions of this Sublease on WAL's part to be observed and performed, WAL may peaceably and quietly enjoy the Sublet Facility, subject nevertheless to the terms and conditions of this Sublease and of the Master Lease as incorporated herein and the Master Lease.

     (f)  Successors and Assigns.  All the terms and provisions of this Sublease
          ----------------------
shall inure to the benefit of and be binding upon the successors and permitted assigns of the respective parties hereto.

     (g)  Separability.  In the event that any provisions of this Sublease shall
          ------------
be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

     (h)  No Waiver.  Acceptance of any payment of Monthly Rent by PMSI shall
          ---------
not be deemed to be a waiver of any default by WAL hereunder, whether or not PMSI shall then have knowledge of such default.

     (i)  Entire Agreement.  It is understood and agreed that all understandings
          ----------------
and agreements heretofore had between the parties hereto are merged in this Sublease which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

     (j)  Full Execution and Consent of Master Landlord.  This Sublease is
          ---------------------------------------------
offered to WAL for signature with the understanding that it shall not be binding upon either party unless and until both parties shall have executed this Sublease and the Master Landlord has delivered its consent.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                      PMSI SCOTT-LEVIN INC.



                      By: __________________________________
                          Name:
                          Title:

                      WALSH AMERICA LIMITED



                      By: __________________________________
                          Name:
                          Title:

                              CONSENT OF LANDLORD

     The undersigned, Newt Associates Ltd., the landlord ("Landlord") under that certain lease dated August 27, 1992 (the "Lease"), by and between Landlord and PMSI Scott-Levin Inc. (formerly Pharmaceutical Marketing Services, Inc.) ("Tenant"), covering the premises located at 105 Terry Drive, Newtown Township, Bucks County, Pennsylvania, as more particularly described in the Lease, does hereby consent, as of the date set forth below, to the sublease by Tenant to Walsh America Limited, a Delaware corporation ("Subtenant"), of the portion of the Property (as defined in the Lease), more fully described in the Sublease Agreement, between Tenant and Subtenant, in the form attached hereto as Exhibit A (the "Sublease"), pursuant to and on the terms provided in said form of Sublease.

Dated:

                               NEWT ASSOCIATES LTD., By GH Newt Ltd., General Partner



                               By: ________________________
                          Name:
                          Title

                                  EXHIBIT 12

                              SERVICES AGREEMENT

     Services Agreement dated as of              , 1997 between Source
Informatics Inc., a Delaware corporation ("Source"), as sublandlord, and Walsh America Limited, a Delaware corporation ("WAL"), as subtenant.

     WHEREAS Source is the lessee under that certain Lease dated [             ]
(the "Master Lease"), with respect to the facilities located at 2394 East Camelback Road, Phoenix, Arizona currently occupied by Source and WAL (the "Phoenix Facility"); and

     WHEREAS each of Source and WAL conduct business at certain facilities located at 105 Terry Drive, Newtown, Pennsylvania (the "Newtown Facility" and, together with the Phoenix Facility, the "Facilities"); and

     WHEREAS certain telecommunications services contracted for by Source at the Facilities have been and continue to be made available to and utilized by WAL; and

     WHEREAS the parties hereto wish to set forth in writing the terms upon which WAL shall continue to occupy the Phoenix Facility and to utilize the telecommunications services at both Facilities;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                               SUBLEASE OF SPACE

     SECTION 1.01. Facility to be Sublet.  (a) Source shall sublet to WAL an
                   ---------------------
aggregate an aggregate 5,535 square feet of the Phoenix Facility (including as increased from time to time pursuant to subsection (b) below, the "Sublet Facility") such square footage to be the same as occupied by WAL in the Phoenix Facility as of July 31, 1997 and as set forth on the floor plan of the Sublet Facility attached hereto as Exhibit A.

     (b) The parties hereto agree to make good faith efforts to accommodate each other in connection with their respective needs with respect to the Facility, including, but not limited to, if WAL desires to sublet additional space in the Sublet Facility. In such event, upon written request by WAL to Source, Source will advise WAL within 15 days of receipt of such request whether additional space is available for sublet to WAL and the aggregate square footage so available, provided, that, subject to the first sentence of this Section
              --------
1.01(b), nothing contained herein shall absolutely obligate Source to sublet additional space to WAL, even if available. In the event additional space is sublet to WAL, such additional space shall be deemed for all purposes hereunder to be part of the Sublet Facility.

     SECTION 1.02. Monthly Rent and Other Expenses.  (a) Subject to Section 1.03
                   -------------------------------
below, the monthly rent payable by WAL to Source for the Sublet Facility shall be $24,160 ("Monthly Rent"), which amount shall include (i) the pro rated share of property taxes on the Sublet Facility, (ii) employment costs for facility personnel, (iii) office furniture rental, office equipment rental and maintenance and depreciation thereof, (iv) utilities costs, (v) custodial, recycling/refuse collection, coffee, water and snow removal services costs, (vi) outside storage costs, (vii) property maintenance and (viii) general office supplies costs, but shall not include fees payable by WAL pursuant to Article II hereof.

     (b) Monthly Rent for the Sublet Facility shall be due and payable to Source no later than the fifteenth day of every month, provided, that if the
                                                       --------
fifteenth day of a month shall fall on a Saturday, Sunday or federal holiday, the rent shall be payable on the first business day immediately following the fifteenth day of such month.

     (c) In the event Source is responsible for the payment of any local levies, including a landlord's provisions for repairs and Operating Expenses (as defined in the Master Lease) (collectively, "Expenses"), under the Master Lease, WAL shall pay without duplication a proportionate amount of such Expenses based on the percentage of the total Phoenix Facility represented by the Sublet Facility.

     SECTION 1.03. Annual Calculation.  Within 30 days of the end of the fiscal
                   ------------------
year of Source, Source shall submit to WAL a statement setting forth the actual fees (the "Actual Rental") for the Sublet Facility, calculated as the product of
(i) the total rental obligations and Expenses of Source for the Phoenix Facility and (ii) (A) the actual square footage comprising the Sublet Facility (as adjusted if necessary pursuant to Section 1.01(b)) divided by (B) the total square footage of the Phoenix Facility. In the event the Actual Rental exceeds the aggregate Monthly Rental and Expenses payments received by Source from WAL in respect of the fiscal year, WAL shall remit to Source, within 30 days of receipt of the statement, the difference between said amounts. In the event the Actual Rental is less than the aggregate Monthly Rental and Expenses payments received by Source from WAL in respect of the fiscal year, Source shall have no obligation to refund, rebate, credit or offset such amounts for the benefit of WAL, provided, however, that in the event the Actual Rental is less than the
     --------  -------
aggregate Monthly Rental and Expenses payments received by Source from WAL in respect of the fiscal year as a result of the square footage comprising the Sublet Facility having been reduced at Source's request, Source shall credit (or, in the case of the last year of this Agreement, refund) WAL with the difference.

     SECTION 1.04. Master Lease.  (a)  Source shall use its reasonable best
                   ------------
efforts to procure the consent of the Master Landlord under the Master Lease, if necessary, to the subleasing to WAL of the Sublet Facility and this Article shall not be effective until such consent is obtained.

     (b) WAL agrees to execute and deliver any documentation and/or furnish any information reasonably requested by Master Landlord and otherwise cooperate reasonably with Source and Master Landlord in connection with obtaining Master Landlord's consent to this Agreement.

     (c) WAL has reviewed and hereby agrees to be bound by all the terms and conditions of the Master Lease. WAL shall not engage in any activity, or fail to take any necessary action if such action is required, that would put it and/or Source in violation of any governmental regulation or authority or otherwise put Source in breach of its obligations under the Master Lease. WAL agrees to indemnify and hold Master Landlord and Source harmless from and against any loss or damage, including reasonable attorney's fees, resulting from a breach of the agreements and covenants by WAL in this Paragraph or otherwise arising from the use or occupancy of the Sublet Facility or of any business conducted therein, or from any work or thing whatsoever done or conditions created by or any act or omission of WAL, its employees, agents, contractors, invitees or licensees, in or about the Sublet Facility.

     (d) This Agreement, as it relates to the subleasing of the Sublet Facility, shall be expressly subject and subordinate to and does hereby incorporate all the terms, covenants and conditions contained in the Master Lease, except for the annual rent and such other terms, covenants and conditions as are specifically inconsistent with the terms hereof (but only to the extent that the same are inconsistent) or do not relate to subleasing of the Sublet Facility pursuant to this Agreement.

     (e) Except as otherwise provided herein, Source does not assume any obligation to perform the terms, covenants and conditions contained in the Master Lease, or in the Master Lease as incorporated herein, on the part of Master Landlord to be performed, and in the event that Master Landlord should fail to perform any of the terms, covenants and conditions contained in the Master Lease, Source shall, if so requested by WAL and at the expense of WAL, promptly and diligently use its reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease, provided that in no event shall
                                                --------
Source be required to commence a lawsuit against Master Landlord. In any event, except as otherwise provided in the Master Lease (and then only to the extent that Source receives the same from Master Landlord), WAL shall not be allowed any abatement or diminution of rent under this Agreement because of the failure of Master Landlord to perform any of its obligations.


     SECTION 1.05. Condition of the Sublet Facility.  (a)  WAL agrees to accept
                   --------------------------------
the Sublet Facility in "as is" condition and Source makes no representation of any kind concerning said condition.

     (b) At the expiration of this Agreement, WAL will deliver and surrender to Source possession of the Sublet Facility in the same condition as the Sublet Facility was in on the Effective Date, as hereinafter defined, ordinary wear and tear excepted.

     SECTION 1.06. Repairs.  Whenever repairs to the Sublet Facility are
                   -------
required to be made by Master Landlord, Source shall take all reasonable steps necessary to ensure that Master Land-lord promptly fulfills its obligations to repair as provided in the Master Lease, provided that in no event shall Source be required to commence a lawsuit against Master Landlord.

                                  ARTICLE II

                          TELECOMMUNICATIONS SERVICES

     SECTION 2.01. Services Provided.  At each of the Facilities, Source shall
                   -----------------
provide to WAL access to the telecommunications infrastructure and services, including phone [AND COMPUTER] lines, maintenance, depreciation and employment costs relating to the infrastructure but excluding actual phone calls (including long distance and toll free calls) and the charges therefor imposed by the third party provider.

     SECTION 2.02. Fees for Services.  The aggregate annual fees for the
                   -----------------
services to be provided by Source to WAL under this Article II shall be $123,000, payable in twelve monthly installments of $10,250, each in accordance with Section 1.02(b) above.

                                  ARTICLE III

                             TERM AND TERMINATION

     SECTION 3.01. Term.  The term of this Agreement shall be for one year
                   ----
commencing July 1, 1997 (the "Effective Date") and terminating on June 30, 1998. Thereafter, this Agreement shall be automatically renewed for successive one-year periods unless either party notifies the other in writing, at least 90 days prior to the expiration of the then fiscal year (it being understood that at the time of execution hereof, the fiscal year ends June 30), of its intention not to renew. The parties hereto agree that all the terms and conditions of this Agreement shall be deemed to have retroactive effect to July 1, 1997.

     SECTION 3.02. Termination.  (a) Either party may terminate this Agreement
                   -----------
if the other has defaulted in any material obligation hereunder by giving at least twenty (20) days' written notice to the breaching party; provided,
                                                               --------
however, that if the breaching party corrects such default within said twenty
-------
(20) day period, this Agreement shall continue in full force and effect.

     (b) Either party may terminate this Agreement by immediate written notice if the other party becomes insolvent, or if a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appointing a custodian for all or substantially all its assets or ordering the liquidation of such party.

                                  ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.01. Assignment; Successor by Merger.  This Agreement may not be
                   -------------------------------
assigned by either party without the prior written consent of the other party and Master Landlord if necessary; provided, that any such assignment or a
                                  --------
succession by merger of an entity to the rights and obligations of a party hereto shall require the assignee or successor, as the case may be, to assume in writing the obligations hereunder of the assigning or merging party, as the case may be and provided further, however, that the consent of WAL to the merger of
           -------- -------  -------
Source with National Data Corporation or a subsidiary thereof is hereby given.

     SECTION 4.02. Entire Agreement.  This Agreement embodies the entire
                   ----------------
contractual relationship of the parties hereto in regard to the subject matter hereof and no other agreement or understanding, verbal or otherwise, exists between the parties in respect thereto.

     SECTION 4.03. Amendment, Etc.  No waiver, modification, alteration or
                   --------------
amendment of any of the provisions of this Agreement shall be binding unless executed in writing by duly authorized representatives of the parties hereto.

     SECTION 4.04. Notices.  Notices in connection with this Agreement shall be
                   -------
sufficiently delivered if sent by registered mail, return receipt requested, or telecopied or facsimiled to the parties hereto at the following addresses:

   if to Source, to it at:

       Source Informatics Inc.
       2394 East Camelback Road
       Phoenix, Arizona 85016
       Attn: Bob Brown

  if to WAL, to, it at:

       Walsh America Limited
       105 Terry Drive
       Newtown, Pennsylvania 18940
       Attn: Leonard Benjamin


or such other address as either party hereto shall have designated by notice in writing to the other party hereto.

     SECTION 4.05. Governing Law.  This Agreement shall be construed in
                   -------------
accordance with and governed by the laws of the State of Delaware.

     SECTION 4.06. Execution in Counterparts.  This Agreement may be executed in
                   -------------------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 4.07.  Miscellaneous.
                    -------------

     (a)  Time Limits.  With respect to the subleasing of the Sublet Facility,
          -----------
except with respect to actions related thereto to be taken by WAL for which shorter time limits are specifically set forth in this Agreement, which time limits shall control for the purposes of this Agreement, the time limits provided in those portions of the Master Lease that are incorporated herein for the giving or making of any notice by the tenant thereunder to Master Landlord, the holder of any leasehold mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder or for the exercise of any right or remedy by the tenant thereunder, are changed for the purpose of incorporation into this Agreement, by shortening the same in each instance by
(i) ten (10) days with respect to all such periods of sixty (60) or more days,
(ii) five (5) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days, (iii) three (3) days with respect to all such periods of twenty (20) or more but less than thirty (30) days and (iv) two (2) days with respect to all such periods of less than twenty (20) days, provided,
                                                                     ---------
however, that in no event shall any such period be shortened to less than five
-------
(5) days, so that any notice may be given or made, or any act, condition or covenant performed hereunder exercised, by Source within the time limit relating thereto contained in the Master Lease.

          With respect to the subleasing of the Sublet Facility, except with respect to actions to be taken by Source for which longer time limits are specifically set forth in this Agreement, which time limits shall control for the purposes of this Agreement, the time limits provided in the Master Lease as incorporated herein for the giving or making of any notice by Master Landlord or the performance of any act, covenant or condition by Master Landlord for the exercise of any right or remedy by Master Landlord thereunder are changed for the purposes of this Agreement, by lengthening the same in each instance by (i) ten (10) days with respect to all such periods of sixty (60) or more days (ii) five (5) days with respect to all such periods of thirty (30) or more but less than sixty (60) days, (iii) three (3) days with respect to all such periods of twenty (20) or more but less than thirty (30) days and (iv) two (2) days with respect to all such periods of less than twenty (20) days so that any notice may be given or made, or any act, condition or covenant performed hereunder exercised by Master Landlord within the number of days respectively set forth above, after the time limits relating thereto contained in the Master Lease.

     (b) Broker.  Each of Source and WAL represents to the other that no brokers
         ------
are responsible for bringing about this transaction and that it has had no dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction. WAL indemnifies and holds Source harmless from and against any loss or damage, including reasonable attorney's fees, resulting from misrepresentations by WAL in this Paragraph. Source indemnifies and holds harmless WAL from and against any loss or damage, including reasonable attorney's fees, resulting from a misrepresentation by Source in this Paragraph.

     (c) Termination of Master Lease.  If, for any reason, the term of the
         ---------------------------
Master Lease shall terminate prior to the end of the Term of this Agreement, this Agreement shall thereupon terminate, Source shall not be liable to WAL by reason thereof unless such termination resulted from a default by Source under the Master Lease and (i) such default by Source was not due to default by WAL of its obligations hereunder, including, without limitation, the obligations under the

Master Lease incorporated by reference herein or (ii) WAL is not in default of any of its monetary obligations hereunder beyond any notice and applicable grace period.

     (d) Landlord's Cooperation.  Source agrees to use reasonable efforts at
         ----------------------
WAL's sole cost and expense to obtain from Master Landlord any approval or consent reasonably requested by WAL and to forward, promptly, to Master Landlord any requests of WAL for approval or consent of Master Landlord that may be required under the Master Lease or the Master Lease as incorporated herein.

     (e) Quiet Enjoyment.  Source covenants that upon WAL paying the Monthly
         ---------------
Rent and any other payments due hereunder including pursuant to Article II hereof, and observing and performing all the terms, covenants and provisions of this Agreement on WAL's part to be observed and performed, WAL may peaceably and quietly enjoy the Sublet Facility, subject nevertheless to the terms and conditions of this Agreement and of the Master Lease as incorporated herein and the Master Lease.

     (f) Successors and Assigns.  All the terms and provisions of this Agreement
         ----------------------
shall inure to the benefit of and be binding upon the successors and permitted assigns of the respective parties hereto.

     (g) Separability.  In the event that any provisions of this Agreement
         ------------
shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement shall be unaffected thereby.

     (h) No Waiver.  Acceptance by Source of any payment of Monthly Rent or fees
         ---------
payable pursuant to Article II hereof shall not be deemed to be a waiver of any default by WAL hereunder, whether or not Source shall then have knowledge of such default.

     (i) Entire Agreement.  It is understood and agreed that all understandings
         ----------------
and agreements heretofore had between the parties hereto are merged in this Agreement which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Agreement.

     (j) Full Execution and Consent of Master Landlord.  This Agreement is
         ---------------------------------------------
offered to WAL for signature with the understanding that it shall not be binding upon either party unless and until both parties shall have executed this Agreement and, with respect to Article I hereof (and any other provisions of this Agreement as they relate to Article I hereof), the Master Landlord has delivered its consent.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                        SOURCE INFORMATICS INC.



                        By: _______________________
                             Name:
                             Title:

                        WALSH AMERICA LIMITED



                        By: _______________________
                             Name:
                             Title:

                              CONSENT OF LANDLORD

     The undersigned,                    , the landlord ("Landlord") under that
certain lease dated (the "Lease"), by and between Landlord and Source Informatics Inc. ("Tenant"), covering the premises located at 2394 East Camelback Road, Phoenix, Arizona, as more particularly described in the Lease, does hereby consent, as of the date set forth below, to the sublease by Tenant to Walsh America Limited, a Delaware corporation ("Subtenant"), of the portion of the Property (as defined in the Lease), more fully described in the Services Agreement, between Tenant and Subtenant, in the form attached hereto as Exhibit A (the "Sublease"), pursuant to and on the terms provided in said form of Sublease.

Dated:



                                 By: ________________________
                            Name:
                            Title

                                  *EXHIBIT 13














---------------------------
*CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED
 SEPARATELY WITH THE COMMISSION.

                                 SERVICES AGREEMENT

     This Agreement, dated as of ____________ ___, 1997, by and between SOURCE INFORMATICS AMERICA INC., a Delaware corporation ("Source"), on the one hand, and PMSI SCOTT-LEVIN INC., a New Jersey corporation ("S-L") and, for purposes of Paragraph 5(i) hereunder, PHARMACEUTICAL MARKETING SERVICES INC, a Delaware corporation and the parent company of S-L ("PMSI"), on the other.


                                   RECITALS


     WHEREAS each of Source and S-L provides a variety of informational services and products to the pharmaceutical industry; and

     WHEREAS each of Source and S-L desires to obtain one or more of these services and/or products from the other, all under the terms and conditions provided hereinbelow.

     NOW THEREFORE, and in consideration of the mutual promises contained herein, the parties agree as follows:

1.   SERVICES PROVIDED BY SOURCE
     ---------------------------

     (a) Under the terms and subject to the conditions of this Agreement, Source shall provide S-L with the products and services set forth on Schedule A-1 attached hereto (collectively, the "Source Products"), with the frequency set forth on said Schedule.

     (b) In consideration for the Source Products provided by Source hereunder, S-L shall (i) pay to Source the fees set forth on Schedule A-1 in monthly installments no later than [**] days after receipt from Source of a monthly invoice relating to such Source Products and (ii) shall comply in all respects with the terms set forth in Schedule A-2 hereto; provided that
                                                               --------
     fees will be subject to proration in the event this Agreement is terminated other than at month's end or in accordance with Paragraph 3(d).

     (c) In addition to any other limitations set forth herein and subject to the terms and conditions of this subparagraph (c), S-L shall be permitted to use the [**************] data Source Products set forth under Part 3 of Schedule A-1 ("[**************] Data Products") solely for S-L's [******* ****] and [*****************************] products. The development by S-L of additional products utilizing [***************] Data Products shall be permitted only upon prior written consent

     ----------------

     [*] THE BRACKETS AND ASTERISKS INDICATE SECTIONS WHERE CERTAIN CONFIDENTIAL
         INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     from at least one of the Chief Executive Officer, President and Chief Financial Officer of Source.

     (d) In the event S-L develops any additional products based on [********* *****] Data Products, S-L shall pay to Source an additional amount as agreed to for each additional newly-developed product.

     (e) Notwithstanding subparagraph (c) above and Paragraph 4(c) below, in no event shall S-L be permitted to release any data, including by means of inclusion in any of its products, with respect to [************************ *************] or any data the use of which would enable a third party to derive information with respect to any [*********************** ************]. In furtherance of this limitation, S-L shall be required to aggregate any [***************] data to no less than [*************] within any category comprising such products.

     (f) The [******************************************************] Data may
     only be used by S-L on an aggregated basis and solely in its product known as [**********************************] unless prior written consent from at least one of the Chief Executive Officer, President or Chief Financial Officer of Source has been obtained.

     2. SERVICES PROVIDED BY S-L
        ------------------------

     (a) Under the terms and subject to the conditions of this Agreement, S-L shall provide Source with the products and services set forth on Schedule B attached hereto (collectively the "S-L Products") with the frequency set forth on said Schedule B. If Source elects from time to time to receive additional S-L products and S-L agrees to provide Source with such products ("Additional S-L Products"), Schedule B hereto shall be amended to include such products at such fees as Source and S-L shall agree from time to time and such Additional S-L Products shall be considered "S-L Products" for all purposes hereunder.

     (b) In consideration for the S-L Products provided by S-L hereunder, Source shall pay to S-L the fees set forth on Schedule B in equal monthly installments no later than [**] days after receipt from S-L of a monthly invoice relating to such S-L Products, provided that the fees will be
                                            --------
     subject to proration, as referred to in Paragraph 3(d) hereto. For internal use, S-L will supply S-L Products to Source at [***] of the then list price for such products, as set forth in writing by S-L. Additional copies of these S-L Products may be purchased by Source at [***] of the then list price for such S-L Product. For [**********************************************
     ************************************************************] S-L will supply S-L Products to Source at [***] of the then list price for such products, as set forth in writing by S-L. Additional copies of these S-L Products may be purchased by Source at [***] of the then list price for such S-L Product. The value of the S-L

     ---------------
     [*] THE BRACKETS AND ASTERISKS INDICATE SECTIONS WHERE CERTAIN CONFIDENTIAL
         INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     Products supplied to Source by S-L for [*****************] at the reduced price specified in this Paragraph shall not exceed, without the prior written consent of S-L, [******] for Source's fiscal 1999, [******] for Source's fiscal 2000, [******] for Source's fiscal 2001 and [******] for Source's fiscal 2002.

     3. TERM AND TERMINATION; ARBITRATION

     (a) Subject to Paragraphs 3(b), (c) and (d) below, the initial term of this Agreement shall run through [***********] (the "Initial Term"). Upon no less than 90 days' written notice from one party to the other, the term of this Agreement may be renewed by mutual consent of both parties hereto and on terms and subject to conditions agreed to by both parties. (The Initial Term and each such renewal term are referred to herein as a "Term.")

     (b) Either party, upon 30 days' written notice to the breaching party, may terminate this Agreement if the other party hereto defaults in its performance of any of its material obligations hereunder (including, but not limited to, a breach of Paragraph 5(b) hereof, but excluding a breach of Paragraph 5(d) hereof); provided, however, that, except as otherwise
                                --------  -------
     provided herein, if the breaching party cures such default within said 30-day period (the "Cure Period"), this Agreement shall continue in full force and effect. Notwithstanding the above, if any of the following defaults (each a "Terminating Default") occurs once during the course of this Agreement (including any renewal Terms), no Cure Period shall be required with respect to the second and any subsequent occurrences of such Terminating Default and the non-breaching party shall have the right to proceed to arbitration in accordance with Paragraph 3(e) below. The Terminating Defaults shall consist of (i) the obtaining by either party, or any of their respective subsidiaries, divisions, employees or agents, of data from the other party hereto without such other party's consent, which data is not included in a Product specifically set forth on Schedule A-1 or B, as the case may be; (ii) the use by either party of the Products and data comprising the Products received by it from the other party hereto in violation of this Agreement; and (iii) the violation by S-L of the terms of Paragraph 1(e) hereto.

     (c) Either party may terminate this Agreement by written notice to the other party, effective immediately upon its sending, if the other party shall file a petition in bankruptcy, shall be adjudicated as bankrupt, shall take advantage of the insolvency laws of any jurisdiction to which it is subject, shall make an assignment for the benefit of creditors, shall be voluntarily or involuntarily dissolved, shall admit in writing its inability to pay debts as they come due, or shall have a receiver, trustee or other court officer appointed for its property.

     (d) At any time during a Term, either party (for purposes of this Paragraph such party is referred to as a "Terminating Party"), upon no less than 90 days' written

-------------------
[*] THE BRACKETS AND ASTERISKS INDICATE SECTIONS WHERE CERTAIN CONFIDENTIAL
    INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     notice (a "Notice of Termination") to the other party hereto setting forth in reasonable detail the Products to be terminated and the date of termination, may terminate any or all of the Products being provided to such Terminating Party by the other party hereto. In the event of such termination, the fees payable by the Terminating Party as set forth on the relevant Schedule hereto, shall be prorated for the period for which the Products were actually provided. Nothing in this subparagraph shall confer on a party hereto any right (in addition to any right otherwise created by this Agreement) to terminate its obligations to continue to provide its Products pursuant to this Agreement.

     (e) All disputes arising under this Agreement (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by Source and S-L in accordance with the Rules. The arbitration shall be held in such place in Washington, D.C. as may be specified by the arbitrator (or any place agreed to by Source, S-L and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement, provided, however, if
                                                    --------  -------
     necessary, such decision and satisfaction procedure may be enforced by either Source or S-L in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by Source and S-L. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions. The parties further agree that, in addition to any damages awarded by the arbitration panel, upon the finding by the arbitration panel that a Terminating Default has occurred, this Agreement shall be deemed terminated for all purposes of this Agreement, including subparagraph (f) below.

     (f) Upon any termination or breach of this Agreement (including termination with respect to only certain products pursuant to subparagraph (d) above), each of S-L and Source shall promptly return to the other all copies of all Source Products or S-L Products, as the case may be, in the case of termination pursuant to subparagraph (b) above, and all copies of those Source Products or S-L Products, as the case may be, to which such termination applies in the case of termination pursuant to subparagraph
     (e).

     4. DATA ACCURACY, RIGHTS TO CONFIDENTIALITY
        ----------------------------------------

     (a) Each of Source and S-L warrants to the other that it has the right to provide the Source Products or S-L Products, as the case may be, and that all such products shall meet professional standards generally applicable in its industry. Each of Source on the one hand, and S-L on the other, will indemnify (in such capacity, each an "Indemnifying Party") and hold harmless the other (in such capacity, each an "Indemnified Party"), its subsidiaries and divisions, their agents, servants and employees against all losses, claims or suits, based upon an Indemnified Party's use of the Source Products or S-L Products, as the case may be, in accordance with the terms of this Agreement, including but not limited to any infringement of patent, trademark, copyright or infringement of any other intellectual property rights and including reasonable costs and other expenses incurred by or for an Indemnified Party in defending and preparing the defense of such claims or suits; provided, however, that in no event shall an
                           --------  -------
     Indemnifying Party have any liability for loss or damage, direct, indirect or consequential, by reason of errors or omissions in the compilation of information; provided, further, that either parties' liability under this
                  --------  -------
     Agreement for any cause(s) whatsoever, except to the extent that any liability relates to any infringement of a patent, trademark, copyright or any other intellectual property, shall not exceed in the aggregate the total fees paid during the preceding 12 months by the Indemnified Party under this Agreement for the Product giving rise to the liability. Notwithstanding the above, no party shall be deemed an Indemnified Party with respect to any Product it has provided hereunder to the extent such Product has either been improperly used or used in a manner or product not approved by the supplying party.

     (b) Except as otherwise permitted hereunder, each party hereto shall hold the terms and conditions of this Agreement and all information supplied to it by the other party hereto in strict confidence, unless such information
     (i) is already known to the non-supplying party at time of disclosure, (ii) is already publicly available or becomes so through no fault of the non-supplying party, (iii) release of such information is consented to by the supplying party or (iv) is independently developed by the nonsupplying party.

     (c) Each party hereto acknowledges that any information, data or software supplied to it by the other party hereto hereunder is proprietary and confidential to the party supplying said information, data or software and that the non-supplying party has the right only to use such information, data and software in accordance with the terms of this Agreement. All such information, data and software shall be used solely for the benefit of the non-supplying party or its wholly-owned and majority owned subsidiaries and shall not be sold, transferred, disclosed in whole or in part or given to any third party, without prior written consent of the supplying party, provided that, subject to Paragraph 1(e) above, nothing contained herein
     --------
     shall prohibit the inclusion, as necessary, of information, data or software in services provided to clients of the non-supplying party hereto, provided further, however, that (i) in any such event, the non-supplying party insures that its clients have undertaken similar obligations of confidentiality and (ii) nothing contained herein shall be construed to confer on any such client of the non-supplying party any rights to resell the Source Products or the S-L Products, as the case may be. No information supplied to a non-supplying party hereunder (or a client thereof) shall be copied, reproduced, printed, quoted or attributed to the supplying party without such party's prior written consent. Such information or software shall only be disclosed to agents or contractors of the non-supplying party to the extent necessary for them to perform their duties for the non-supplying party and then only if they have undertaken similar obligations of confidentiality, including, if so reasonably requested by the supplying party, by formally executing a confidentiality agreement with terms similar to the terms set forth herein.

     (d) Each party hereto agrees that under no circumstances will any representative or agent of said party share or discuss, directly or indirectly, any Products provided under this Agreement with any pharmacies or prescribers, or with any person employed by the aforementioned parties.

     (e) Each party hereto shall be deemed an Indemnifying Party and shall defend and indemnify the other party hereto (which shall be deemed an Indemnified Party) with respect to any claim, suit, loss, cost, or expense of any third party arising out of breach of Paragraphs 4 (c) and 4 (d) above.

     5. MISCELLANEOUS PROVISIONS
        ------------------------

     (a) No waiver, modification or alteration of any of the provisions of this Agreement shall be binding unless approved in writing by a duly authorized representative of each of the parties hereto.

     (b) This Agreement, including the Schedules attached hereto, set forth the entire agreement of the parties hereto with respect to the subject matter hereof and no other agreement or understanding, verbal or otherwise, exists between the parties hereto at the time of execution hereof with respect to such subject matter and this Agreement shall be binding on the parties hereto, their successors, assigns, subsidiaries, directors, officers, employees and agents. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto. In addition, the consent of the other party hereto shall be required in the event of a change of control of a party hereto, whether by way of merger, sale of all or substantially all the assets thereof or an entity other than an affiliate as of the date hereof of either party hereto owning more than 50% of the outstanding capital stock of such party, provided that the
                                                         --------
     consent of S-L to the merger of Source with National Data Corporation or a subsidiary thereof is hereby given.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of laws.

     (d) The Products covered by this Agreement are to be delivered in conformance with the specifications and timing listed on Schedules C and D. Failure to meet the requirement of Schedules C and D will result in penalties of 5% of the fee payable for that Product, prorated to the period for which delivery failed to meet such requirements. As examples of such proration, (1) if a Product, that is scheduled to be delivered on an annual basis, fails to meet the requirements of Schedules C and D, then the applicable penalty for the year shall be 5% of the annual fee thereof; (2) if a Product, that is scheduled to be delivered on a quarterly basis, fails to meet the requirements of Schedules C and D for one quarter, then the applicable penalty for such quarter shall be calculated as 5% of 25% of the annual fee thereof; and (3) if a Product, that is scheduled to be delivered on a monthly basis, fails to met the requirements of Schedules C and D for one month, then the applicable penalty for such month shall be calculated as 5% of 8.33 % of the annual fee thereof.

     (e) Source agrees to use its best efforts to promote and protect S-L's interests in the S-L Products and S-L agrees to use its best efforts to promote and protect Source's interest in the Source Products.

     (f) All notices required by this Agreement shall be given by certified or registered mail, return receipt requested, or by any type of express mail or express delivery service for which a receipt will be obtained.

     If to Source, such notices shall be address to:

           Source Informatics America Limited
           2394 East Camelback Road
           Phoenix, Arizona  85016
           Attn:  Bob Brown
     with a copy to:

           National Data Corporation
           One National Data Plaza
           Atlanta, Georgia 30329
           Attn: E. Michael Ingram, Esq.

     If to S-L, such notices shall be addressed to:

           PMSI Scott-Levin Inc.
           Scott-Levin Corporate Centre
           60 Blacksmith Road
           Newtown, Pennsylvania  18940
           Attn:  Joy Scott

     (g) The parties' rights and obligations under Paragraphs 4 and 5(i) shall survive any termination of this Agreement. The parties' rights and obligations under paragraph 1(e) shall survive any termination of this Agreement only with respect to, and for so long as S-L utilizes, the Source Products.

     (h) Each party hereto shall be excused from performance hereunder for any period and to the extent it is prevented from performing any action pursuant hereto, in whole or in part, as a result of delays caused by the other party or an act of God, war, civil disturbance, court order, labor dispute, act omission or failure to perform by a third party or other cause beyond its reasonable control, including without limitation failures or fluctuations in electrical power, heat, light air conditioning or telecommunications equipment. Such nonperformance shall not be a default hereunder or a ground for termination hereof; provided, however, that if
                                                   --------  -------
     any nonperformance due to a force majeure shall extend beyond 30 days, the other party may, in its sole discretion, either (i) terminate this Agreement upon not less than 15 days' prior written notice or (ii) suspend performance hereunder and obtain substitute services until such time as the nonperformance is remedied.

     (i) In consideration for Source entering into this Agreement, PMSI hereby irrevocably and unconditionally guarantees that S-L will duly perform all its obligations under this Agreement as from time to time amended and revised in accordance with the terms hereof with or without the consent of PMSI and agrees to indemnify Source against all liabilities, losses, proceedings, claims, costs and expenses of whatever nature arising out of any failure of S-L so to do to the extent that S-L would have been liable for such liabilities, losses, proceedings, claims, costs and expenses under this Agreement; provided, that PMSI makes the foregoing guarantees as a
                     --------
     guarantee of payment and performance, and not of collection, and a debt and obligation of PMSI for its own account.

     (j) It is expressly agreed by the parties hereto that each is at all times acting and performing hereunder as an independent contractor and not as an agent for the other, and that no act of commission or omission of either party hereto shall be construed to make or render the other party its principal, agent, joint venturer or associate, except to the extent specified herein.

     (k) Neither party shall have the authority to act in the other party's name except as is expressly provided in this Agreement.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                       SOURCE INFORMATICS AMERICA LIMITED


                       By:_______________________________
                       Name: Bob Brown
                       Title:

                       PMSI SCOTT-LEVIN INC.


                       By:______________________________
                       Name: Warren J. Hauser
                       Title:


                       PHARMACEUTICAL MARKETING SERVICES INC.


                       By:______________________________
                       Name: Warren J. Hauser
                       Title:

                                  EXHIBIT 14

                                          _________, 1997


National Data Corporation
National Data Plaza
Atlanta, Georgia 30329


Gentlemen:

       This letter is delivered pursuant to Section 9.2(k) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August, ___, 1997, by and among National Data Corporation ("NDC"), Dunkirk, Inc. ("Sub") and Source Informatics Inc. ("Source").

       In connection with the proposed acquisition of Source by NDC by means of the merger of Sub into Source (the "Merger") and concerning claims which I may have against Source or Sub in my capacity as an officer or director, I hereby affirm the following:

          (a) Except as provided in (d) below, Source shall retain all liability (to the extent Source was so liable) for claims for indemnification arising under Source's Certificate of Incorporation or Bylaws as existing on _______, ___, 1997, or as may be afforded by the laws of the State of Delaware or the United States, including, but not limited to, all liability for claims I may have as an officer or director of Source that are unrelated to the Divestiture (as defined in the Merger Agreement);

          (b) Except as provided in (d) below, Sub shall retain all liability (to the extent it was so liable) for claims for indemnification arising under its Certificate of Incorporation or Bylaws as existing on _______, ___, 1997, or as may be afforded by the laws of the State of Delaware or the United States;

          (c) In my capacity as an officer or a director, I do not have, and am not aware of, any claims I might have (other than those referred to in paragraphs (a) or (b) above) against Source or Sub; and

          (d) I hereby release Source and Sub from any and all claims which I may now or hereafter possess against Source or Sub in my capacity as an officer or a director, arising from or in connection with the Divestiture or with the allocation of the consideration to be paid by NDC pursuant to the transactions contemplated by the Merger Agreement and the PMSI Agreement (as defined in the Merger Agreement) except and to the extent such is covered by directors' and officers' insurance.

          By executing this letter on behalf of NDC, you shall acknowledge the retention by Source of the liabilities described in paragraphs (a) and (b) above.

                               Sincerely,


                               ___________________________________
                               Signature of Officer or Director


                               ___________________________________
                               Name of Officer or Director


          On behalf of NDC, I hereby acknowledge and accept this letter as of this ____ day of ______, 1997.

                              NATIONAL DATA CORPORATION


                              By:___________________________

                                  EXHIBIT 15

  MATTERS AS TO WHICH ALSTON & BIRD LLP OR GENERAL COUNSEL TO NDC WILL OPINE


     1. NDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. Sub is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of NDC or, to our knowledge but without any independent investigation, any Law or Order to which NDC is a party or by which NDC is bound. The adoption of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of Sub or, to our knowledge but without any independent investigation, any Law or Order to which Sub is a party or by which Sub is bound.

     4. The Agreement has been duly and validly executed and delivered by NDC and Sub.

     5. The shares of NDC Common Stock to be issued to the stockholders of Source as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and nonassessable under the Delaware General Corporation Law.

                                      -1-